UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a)

OF THE SECURITIES EXCHANGE ACT OF 1934

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KINDRED HEALTHCARE, INC.

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KINDRED HEALTHCARE, INC.

April 1, 2009

Dear Shareholder:

You are cordially invited to attend the Annual Meeting of Shareholders of Kindred Healthcare, Inc., to be held at 10:00 a.m. (EDT) on Wednesday, May 20, 2009, at Kindred’s principal office at 680 South Fourth Street, Louisville, Kentucky 40202-2412.

Information concerning the business to be conducted at the meeting is included in the accompanying Notice of Annual Meeting of Shareholders and Proxy Statement. Please give all of the information contained in the Proxy Statement your careful attention.

In accordance with rules adopted by the Securities and Exchange Commission, we are providing access to our proxy materials over the Internet. Accordingly, we are mailing to our shareholders a Notice of Internet Availability of Proxy Materials, which contains instructions on how to access our proxy materials over the Internet and vote online. If you received a Notice of Internet Availability of Proxy Materials, you will not receive a printed copy of our proxy materials by mail unless you request one. If you wish to receive a printed copy of our proxy materials for the 2009 Annual Meeting, please follow the instructions for requesting those materials set forth in the Notice of Internet Availability of Proxy Materials.

YOUR VOTE IS VERY IMPORTANT. Whether or not you plan to attend the meeting, it is important that your shares be represented. Therefore, we urge you to vote by submitting your proxy over the Internet, by telephone or by mail. Please refer to the Notice of Internet Availability of Proxy Materials for more detailed voting instructions. If you attend the meeting, you will, of course, have the right to vote in person.

I look forward to greeting you personally, and on behalf of our Board of Directors and management, I would like to express our appreciation for your interest in Kindred.

Sincerely,

Paul J. Diaz

President and Chief Executive Officer

Kindred Healthcare, Inc.

680 South Fourth Street

Louisville, Kentucky 40202-2412

KINDRED HEALTHCARE, INC.

680 SOUTH FOURTH STREET

LOUISVILLE, KENTUCKY 40202-2412

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON MAY 20, 2009

To the Shareholders of Kindred Healthcare, Inc.:

The Annual Meeting of Shareholders of Kindred Healthcare, Inc. (“Kindred”) will be held at 10:00 a.m. (EDT) on Wednesday, May 20, 2009, at Kindred’s principal office at 680 South Fourth Street, Louisville, Kentucky 40202-2412 for the following purposes:

(1)	To elect a board of nine directors;

(2)	To approve the Amended and Restated Kindred Healthcare, Inc. Short-Term Incentive Plan;

(3)	To approve the Amended and Restated Kindred Healthcare, Inc. Long-Term Incentive Plan;

(4)	To ratify the appointment of PricewaterhouseCoopers LLP as Kindred’s independent registered public accounting firm for fiscal year 2009; and

(5)	To transact such other business as may properly come before the meeting.

Only shareholders of record at the close of business on March 24, 2009 will be entitled to notice of, and to vote at, the meeting and any adjournments thereof.

IT IS IMPORTANT THAT YOU VOTE YOUR SHARES. WHETHER YOU PLAN TO ATTEND THE MEETING OR NOT, PLEASE SUBMIT YOUR VOTING INSTRUCTIONS AS SOON AS POSSIBLE IN ORDER TO AVOID ADDITIONAL SOLICITING EXPENSES TO KINDRED. THE PROXY IS REVOCABLE AND WILL NOT AFFECT YOUR RIGHT TO VOTE IN PERSON IN THE EVENT YOU FIND IT CONVENIENT TO ATTEND THE MEETING.

April 1, 2009

Paul J. Diaz

President and Chief Executive Officer

PROXY STATEMENT

FOR ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON MAY 20, 2009

GENERAL INFORMATION

This proxy statement and the accompanying form of proxy are furnished in connection with the solicitation of proxies by the Board of Directors (the “Board” or “Board of Directors”) of Kindred Healthcare, Inc. (“Kindred” or the “Company”) for use at the Annual Meeting of Shareholders (the “Annual Meeting”), to be held at 10:00 a.m. (EDT) on May 20, 2009, at the Company’s principal office at 680 South Fourth Street, Louisville, Kentucky 40202-2412, and at any adjournment or postponement thereof. Only shareholders of record on the books of the Company at the close of business on March 24, 2009 will be entitled to notice of, and to vote at, the Annual Meeting. This proxy statement is dated April 1, 2009 and was first made available to shareholders on or about April 8, 2009.

Proxies are solicited by the Board of Directors in order to provide each shareholder with an opportunity to vote on all matters scheduled to come before the Annual Meeting, whether or not he or she attends the Annual Meeting in person. When your proxy is properly executed, the shares represented by the corresponding proxy card will be voted in accordance with your directions. If your proxy does not specify a choice, the shares will be voted as recommended by the Board of Directors.

The cost of preparing, assembling, posting and mailing the Notice of Internet Availability of Proxy Materials (including the notice of Annual Meeting), proxy statement and proxies will be paid by the Company. In addition to the use of the mail, proxies may be solicited by directors, officers and other employees of the Company, without additional compensation, in person, by telephone or other electronic means. Furthermore, the Company has retained Georgeson Inc., a proxy solicitation firm, to solicit proxies from brokers, banks and institutional holders by telephone or mail. The Company does not anticipate the fees paid to Georgeson, exclusive of reimbursement of costs, will exceed $25,000. Kindred will reimburse brokerage houses and other nominees for their expenses in forwarding proxy materials to beneficial owners of the Company’s common stock.

In accordance with rules adopted by the Securities and Exchange Commission (the “SEC”), the Company is providing access to its proxy materials over the Internet. Accordingly, on or about April 8, 2009, the Company is mailing to its record and beneficial shareholders a Notice of Internet Availability of Proxy Materials, which contains instructions on how to access the Company’s proxy materials over the Internet and vote online. If you received a Notice of Internet Availability of Proxy Materials, you will not receive a printed copy of the proxy materials by mail unless you request one. If you wish to receive a printed copy of the Company’s proxy materials for the 2009 Annual Meeting, please follow the instructions for requesting those materials set forth in the Notice of Internet Availability of Proxy Materials.

Revocability of Proxy

Executing and returning your proxy will not affect your right to attend the Annual Meeting and vote in person. If you do attend, you may vote by ballot at the Annual Meeting, thereby effectively canceling any proxies previously given. In addition, a shareholder giving a proxy may revoke it at any time before it is voted at the Annual Meeting by filing with the Corporate Secretary of the Company any instrument revoking it, or by filing with the Company a duly executed proxy bearing a later date.

Voting Rights and Outstanding Shares

Each share of common stock, $0.25 par value (“Common Stock”), of the Company outstanding at the close of business on March 24, 2009 is entitled to one vote at the Annual Meeting. As of March 24, 2009, there were 39,052,939 shares of Common Stock outstanding.

The presence at the Annual Meeting in person or by proxy of holders of record of a majority of the outstanding shares of Common Stock is required to constitute a quorum for the transaction of all business at the Annual Meeting. Each director-nominee listed in this proxy statement will be elected if the votes cast “for” such nominee’s election exceed the votes cast “against” such nominee’s election. As set forth in the Company’s Corporate Governance Guidelines, the Board of Directors of the Company expects a director to tender his or her resignation for consideration by the Board if he or she fails to receive the requisite number of votes for re-election.

The affirmative vote of a majority of the outstanding shares of Common Stock present in person or by proxy will be necessary (1) to approve the Amended and Restated Kindred Healthcare, Inc. Short-Term Incentive Plan, (2) to approve the Amended and Restated Kindred Healthcare, Inc. Long-Term Incentive Plan, (3) to ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for fiscal year 2009, and (4) to approve any other matters that may properly come before the Annual Meeting for shareholder consideration. Abstentions and proxies relating to “street name” shares for which brokers have not received voting instructions from the beneficial owner (“Broker Non-Votes”) are counted in determining whether a quorum is present. In the election of directors, abstentions or Broker Non-Votes for a director-nominee will have no effect. With respect to any matters submitted to the shareholders for their consideration other than the election of directors, abstentions will be counted as shares present and entitled to vote on such proposals in determining whether the proposals have received the requisite number of favorable votes, but Broker Non-Votes will not be counted as shares present and entitled to vote on such proposals. Thus, abstentions will have the same effect as votes against any such proposal, but Broker Non-Votes will have no effect in determining whether any such proposal has been approved by the shareholders. Therefore, it is important that you complete and return your proxy early so that your vote may be recorded.

Votes cast by proxy or in person at the Annual Meeting will be tabulated by the inspectors of election appointed for the Annual Meeting, who also will determine whether a quorum is present.

1.    PROPOSAL TO ELECT DIRECTORS

The Board of Directors currently consists of 11 persons. The Board of Directors has nominated the nine persons listed below to be elected as directors at the Annual Meeting. Mr. John H. Klein and Mr. Garry N. Garrison, both current directors, have each notified the Company that he will resign from the Board effective at the conclusion of the Annual Meeting. Consistent with the Company’s bylaws, the Board has unanimously adopted a resolution to reduce the size of the Board from 11 to nine members upon the effectiveness of the resignation of Mr. Klein and Mr. Garrison. Each director elected at the Annual Meeting will serve, subject to the provisions of the Company’s bylaws, until the next annual meeting of shareholders or until his or her successor is duly elected and qualified. The names and ages of the nominees proposed for election as directors, all of whom are presently directors of the Company, together with certain information concerning the nominees, are set forth below.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION AS DIRECTORS OF EACH OF THE NOMINEES LISTED BELOW.

Nominees For Director

EDWARD L. KUNTZ (63) has served as the Executive Chairman of the Board of Directors since January 1, 2004. He served as the Company’s Chairman of the Board and Chief Executive Officer from January 1999 to December 31, 2003. He served as President of the Company from November 1998 until January 2002. He also served as Chief Operating Officer and a director of the Company from November 1998 to January 1999. Mr. Kuntz is a director of Rotech Healthcare, Inc., a provider of home medical equipment and related products and services.

JOEL ACKERMAN (43) has served as a director of the Company since December 2008. Mr. Ackerman served as Managing Director and head of the Health Services Group at Warburg Pincus LLC, a global private equity firm, from January 1998 to September 2008. Mr. Ackerman is a director of Coventry Health Care, Inc., a national managed healthcare company, and Medical Staffing Network Holdings, Inc., a leading diversified temporary healthcare staffing company. (1)

ANN C. BERZIN (56) has served as a director of the Company since November 2006. Ms. Berzin served from 1992 to 2001 as Chairman and Chief Executive Officer of Financial Guaranty Insurance Company, then a subsidiary of General Electric Capital Corporation. Ms. Berzin is a director of Ingersoll-Rand Company, a worldwide climate control, industrial solutions, infrastructure development and security products company, and Constellation Energy Group, Inc., the largest wholesale power seller and competitive supplier of electricity to large commercial and industrial customers in the United States. (1)(2)(3)

JONATHAN D. BLUM (50) has served as a director of the Company since December 2008. Mr. Blum has served as the Senior Vice President–Public Affairs for Yum! Brands, Inc., the world’s largest restaurant company, since 1997. Mr. Blum is responsible for Yum’s public policy, government relations, corporate social responsibility, internal and external communications, community relations/philanthropy, diversity, and its quality, food safety and nutrition initiatives. (2)(4)

THOMAS P. COOPER, M.D. (64) has served as a director of the Company since May 2003. Dr. Cooper is the founder and Chairman of Vericare, Inc., a provider of mental health services to patients in long-term care facilities, since 1991. Dr. Cooper also is an adjunct professor at the Columbia University School of Business. Dr. Cooper is a director of Hanger Orthopedic Group, Inc., the largest operator of orthotic and prosthetic patient care centers in the United States, and IPC The Hospitalist Company, Inc., a leading provider of hospitalist services in the United States. (2)(4)

PAUL J. DIAZ (47) has served as a director of the Company since May 2002, as Chief Executive Officer of the Company since January 1, 2004 and as President of the Company since January 2002. He served as the Chief Operating Officer of the Company from January 2002 to December 31, 2003. Mr. Diaz is a director of DaVita, Inc., a provider of dialysis services for patients suffering from chronic kidney failure.

ISAAC KAUFMAN (61), a certified public accountant, has served as a director of the Company since April 2001. Since September 1998, Mr. Kaufman has served as the Senior Vice President and Chief Financial Officer of Advanced Medical Management Inc., a manager of medical practices and an outpatient surgical center. Mr. Kaufman is a director of TransWorld Entertainment Corporation, a leading specialty retailer of music and video products, and Hanger Orthopedic Group, Inc., the largest operator of orthotic and prosthetic patient care centers in the United States. (1)(2)(3)

FREDERICK J. KLEISNER (64) has served as a director of the Company since March 20, 2009. Mr. Kleisner has served as President and Chief Executive Officer of Morgans Hotel Group Co., a hospitality company that operates, owns, acquires and redevelops boutique hotels in the United States and Europe, since September 2007, and as a director since February 2006. From March 2000 to August 2005, Mr. Kleisner was the Chief Executive Officer of Wyndham International, a hotel company that owned, leased, managed and franchised hotels and resorts in the U.S., Canada, Mexico, the Caribbean and Europe. (1)(4)

EDDY J. ROGERS, JR. (68) has served as a director of the Company since August 2003. Mr. Rogers has been a partner with the law firm of Andrews Kurth LLP since October 2001. (1)(2)(3)

(1)	Member of the Audit Committee, of which Mr. Kaufman is Chairman.
(2)	Member of the Executive Compensation Committee, of which Mr. Klein is Chairman.
(3)	Member of the Nominating and Governance Committee, of which Mr. Rogers is Chairman.
(4)	Member of the Compliance and Quality Committee, of which Dr. Cooper is Chairman.

The information contained in this proxy statement concerning the nominees is based upon statements made or confirmed to the Company by or on behalf of such nominees, except to the extent certain information appears in its records. Directors’ ages are given as of January 1, 2009.

SHARES OF COMMON STOCK OF THE COMPANY REPRESENTED BY PROXIES EXECUTED AND RETURNED PURSUANT TO THE INSTRUCTIONS SET FORTH IN THE NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS WILL BE VOTED FOR THE ELECTION AS DIRECTORS OF ALL OF THE NOMINEES, UNLESS OTHERWISE SPECIFIED. The Board of Directors does not contemplate that any of the nominees will be unable to serve as a director. However, in the event that one or more nominees are unable or unwilling to accept or are unavailable to serve, the persons named in the proxies or their substitutes will have the authority, according to their judgment, to vote or refrain from voting for other individuals as directors.

CERTAIN INFORMATION CONCERNING THE BOARD OF DIRECTORS

The Board of Directors has determined that the following nine directors are independent, as defined under the listing standards of the New York Stock Exchange (“NYSE”): Mr. Joel Ackerman, Ms. Ann C. Berzin, Mr. Jonathan D. Blum, Thomas P. Cooper, M.D., Mr. Garry N. Garrison, Mr. Isaac Kaufman, Mr. John H. Klein, Mr. Frederick J. Kleisner and Mr. Eddy J. Rogers, Jr. The independent directors have regularly scheduled meetings at which members of management are not present. Mr. Klein presides as chairman of these meetings in his capacity as the Company’s lead independent director. The Board of Directors intends to appoint a new lead independent director following the Annual Meeting to replace Mr. Klein. Mr. Michael J. Embler served as an independent director until his resignation from the Board of Directors, effective April 24, 2008.

The Board’s independence determination was based on a review in which each director’s independence was evaluated on a case-by-case basis. In performing the independence evaluations, the Board considers any matters that could affect the ability of each outside director to exercise independent judgment in discharging his or her responsibilities as a director, including all transactions and relationships between each such director, the director’s family members and organizations with which the director or the director’s family members have an affiliation and the Company, its subsidiaries and its management. Any such matters are evaluated both from the standpoint of the director and from that of persons or organizations with which the director has an affiliation. In addition, the Board also considers any other transactions, relationships or arrangements that could affect director independence.

In 2008, the Board reviewed relationships between the Company and other entities for which a director of the Company serves as a director. This review included analysis of ordinary course business transactions between the Company and (1) Coventry Health Care, Inc. and Medical Staffing Network Holdings, Inc. for which Mr. Ackerman serves as a non-employee director, (2) Constellation Energy Group, Inc. for which Ms. Berzin serves as a non-employee director, (3) Hanger Orthopedic Group, Inc. for which Dr. Cooper and Mr. Kaufman serve as non-employee directors, and (4) IPC The Hospitalist Company, Inc. for which Dr. Cooper serves as a non-employee director. In this review, the Board identified no transactions, relationships or arrangements in which a director of the Company had or will have a direct or indirect material interest or which otherwise adversely impacted the Board’s independence evaluation of the applicable outside directors.

During 2008, the Board of Directors held 12 meetings, including six regular and six special meetings. For the time periods during which each director served on the Board, each director attended more than 75% of the total number of meetings held by the Board and the applicable committees.

The Board of Directors has established an Audit Committee, a Compliance and Quality Committee, an Executive Compensation Committee, and a Nominating and Governance Committee. Each committee has a written charter which is available on the Company’s website at www.kindredhealthcare.com. The Company’s

Corporate Governance Guidelines also are available on the Company’s website at www.kindredhealthcare.com. Information on the Company’s website is not part of this proxy statement. Shareholders may request a copy of the charters and the Corporate Governance Guidelines by contacting the Company, care of the Corporate Secretary, at the Company’s principal office.

Audit Committee.    The Audit Committee has five members consisting of Mr. Isaac Kaufman (Chairman), Mr. Joel Ackerman, Ms. Ann C. Berzin, Mr. Frederick J. Kleisner and Mr. Eddy J. Rogers, Jr. Each member of the Audit Committee is independent as defined under the listing standards of the NYSE. The Board of Directors has determined that Mr. Kaufman is the Audit Committee’s financial expert as defined in Item 407 of Regulation S-K promulgated under the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Audit Committee held eight meetings during 2008. The Audit Committee assists the Board of Directors in monitoring (1) the adequacy of the Company’s system of internal controls, accounting policies, financial reporting practices, and the quality and integrity of the Company’s financial reporting; (2) the independent registered public accounting firm’s qualifications and independence; and (3) the performance of the Company’s internal audit function and independent registered public accounting firm.

Compliance and Quality Committee.    The Compliance and Quality Committee has five members consisting of Thomas P. Cooper, M.D. (Chairman), Mr. Jonathan D. Blum, Mr. Garry N. Garrison, Mr. John H. Klein and Mr. Frederick J. Kleisner. Each member of the Compliance and Quality Committee is independent as defined under the listing standards of the NYSE. The Compliance and Quality Committee held four meetings in 2008. The Compliance and Quality Committee assists the Board of Directors in monitoring (1) the Company’s compliance with applicable laws, regulations and policies; (2) the Company’s compliance with its Code of Conduct; and (3) the Company’s programs, policies and procedures that support and enhance the quality of care provided by the Company.

Executive Compensation Committee.    The Executive Compensation Committee has seven members consisting of Mr. John H. Klein (Chairman), Ms. Ann C. Berzin, Mr. Jonathan D. Blum, Thomas P. Cooper, M.D., Mr. Garry N. Garrison, Mr. Isaac Kaufman and Mr. Eddy J. Rogers, Jr. Each member of the Executive Compensation Committee is independent as defined under the listing standards of the NYSE, and qualifies as an outside director within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), and as a non-employee director within the meaning of Rule 16b-3 under the Exchange Act. The Executive Compensation Committee held seven meetings in 2008. The Executive Compensation Committee assists the Board of Directors in fulfilling its responsibility to the shareholders, potential shareholders and the investment community by ensuring that the Company’s key executives, officers and Board members are compensated in accordance with the Company’s overall compensation policies and executive compensation policy. The Executive Compensation Committee recommends and approves compensation policies, programs and pay levels that are necessary to support the Company’s objectives and that are rational and reasonable to the value of the services rendered. The Executive Compensation Committee also reviews and discusses with management the Compensation Discussion and Analysis prepared for inclusion in the proxy statement and, based on such review, determines whether to recommend to the Board that the Compensation Discussion and Analysis be included in this proxy statement. Furthermore, the Executive Compensation Committee prepares the “Compensation Committee Report” that begins on page 51 of this proxy statement.

The Executive Compensation Committee’s processes and procedures for the consideration and determination of executive compensation, including the role of our Chief Executive Officer in making recommendations to the Executive Compensation Committee and the role of compensation consultants in assisting the Executive Compensation Committee in its functions, are more fully described in the “Compensation Discussion and Analysis” section that begins on page 12 of this proxy statement.

Nominating and Governance Committee.    The Nominating and Governance Committee has three members consisting of Mr. Eddy J. Rogers, Jr. (Chairman), Ms. Ann C. Berzin and Mr. Isaac Kaufman. Each member of the Nominating and Governance Committee is independent as defined under the listing standards of the NYSE.

The Nominating and Governance Committee held five meetings in 2008. The Nominating and Governance Committee assists the Board of Directors by (1) identifying individuals qualified to become Board members, approving the director nominees for the next annual meeting of shareholders and approving nominees to fill vacancies on the Board; (2) recommending to the Board nominees for director and chairperson(s) for each committee; (3) leading the Board in its annual review of the Board’s performance; and (4) recommending to the Board the Corporate Governance Guidelines applicable to the Company. The Nominating and Governance Committee also recommends to the Board of Directors whether or not to accept the expected resignation of any director who fails to receive the required vote for re-election in any uncontested election as set forth in the Company’s bylaws and Corporate Governance Guidelines, or whether other action should be taken.

It is the policy of the Nominating and Governance Committee to consider director candidates recommended by shareholders in accordance with the procedures set forth below and who appear to be qualified to serve on the Company’s Board of Directors. The Committee has not established any specific qualifications for directors. The Nominating and Governance Committee may choose not to consider an unsolicited recommendation if no vacancy exists on the Board of Directors. There have been no material changes to the procedures by which shareholders may recommend director candidates since the Company last disclosed such procedures.

To submit a recommendation of a director candidate to the Nominating and Governance Committee, a shareholder should submit the following information in writing, addressed to the Chairman of the Nominating and Governance Committee, care of the Corporate Secretary, at the Company’s principal office:

1. The name of the person recommended as a director candidate;

2. All information relating to such person that is required to be disclosed in solicitations of proxies for election of directors pursuant to Regulation 14A under the Exchange Act;

3. The written consent of the person being recommended as a director candidate to being named in the proxy statement as a nominee and to serving as a director if elected;

4. As to the shareholder making the recommendation, the name and address, as they appear on the Company’s records, of such shareholder; provided, however, that if the shareholder is not a registered holder of the Company’s Common Stock, the shareholder should submit his or her name and address along with a current written statement from the record holder of the shares that reflects ownership of the Company’s Common Stock, and the number and class of all shares of each class of stock of the Company owned of record or beneficially by such holder; and

5. A statement disclosing whether such shareholder is acting with or on behalf of any other person and, if applicable, the identity of such person.

In order for a director candidate to be considered for nomination at the Company’s annual meeting of shareholders to be held in 2010, the recommendation must be received in accordance with the requirements for other shareholder proposals. See “Shareholder Proposals and Director Nominations.”

The Nominating and Governance Committee has generally identified director nominees based upon suggestions by outside directors, members of management and/or shareholders and outside search firms, and has interviewed and evaluated those persons on its own. On occasion, the Company engages outside search firms to identify and screen potential director candidates. Messrs. Ackerman and Blum were appointed to the Board of Directors on December 17, 2008. Mr. Kleisner was appointed to the Board of Directors on March 20, 2009. Mr. Ackerman was identified by two directors and his qualifications to serve as a director were further evaluated by an outside search firm. Mr. Blum was identified by a director and his qualifications to serve as a director were further evaluated by an outside search firm. Mr. Kleisner was originally identified for such position by an outside search firm. The Company seeks directors who possess integrity, a high level of education and business experience, broad-based business acumen, an understanding of the Company’s business and the healthcare industry generally, strategic thinking and a willingness to share ideas, a network of contacts and diversity of experiences, expertise and backgrounds. The Nominating and Governance Committee uses these criteria to evaluate potential nominees, and does not evaluate proposed nominees differently depending upon who has made the proposal.

Attendance at the Annual Meeting.    The Board of Directors does not require directors to attend the annual meeting of shareholders. Mr. Diaz and Dr. Cooper attended the 2008 annual meeting of shareholders.

CODE OF ETHICS AND RELATED PERSON TRANSACTIONS

Code of Ethics

The Company has adopted a Code of Conduct that serves as its code of ethics and applies to all of the Company’s directors and employees, including the principal executive officer, principal financial officer, principal accounting officer, and certain other persons performing similar functions. The text of the Company’s Code of Conduct is posted on the Company’s website located at www.kindredhealthcare.com under the “Investor Information” section and is available in print to any requesting shareholder. In addition, the Company intends to disclose on its website (1) the nature of any amendment to a provision of the Code of Conduct that applies to the Company’s principal executive officer, principal financial officer, principal accounting officer, or persons performing similar functions and (2) the nature of any waiver, including an implied waiver, from provisions of the Code of Conduct that is granted to one of these specified individuals (which may only be made by the Board of Directors or a Board committee), the name of the person to whom the waiver was granted and the date of the waiver. Such disclosure will be made within four business days following the date of the applicable amendment or waiver. Information contained on the Company’s website is not part of this proxy statement.

The Company’s Code of Conduct generally prohibits the Company’s directors, executive officers and employees from engaging in activities that conflict with the interests of the Company and the residents and patients served by the Company. Unless otherwise approved in accordance with the requirements of the Code of Conduct, the Company’s directors, executive officers and employees are prohibited, among other things, from (1) having a direct or indirect financial or business interest in any entity that does business with the Company, (2) having a direct or indirect financial or business interest in any transaction between the Company and a third party, and (3) serving as a director, officer, employee or consultant of an organization that does business with the Company.

To facilitate compliance with these prohibitions, the Code of Conduct requires that individuals report to their supervisors, or to the Board in the case of directors and executive officers, circumstances that may create or appear to create a conflict between the personal interests of the individual and the interests of the Company, regardless of the amount involved. In addition, each director and executive officer annually confirms to the Company certain information about potential related person transactions as part of the preparation of the Company’s Annual Report on Form 10-K and its annual proxy statement. Director nominees and persons promoted to executive officer positions also must confirm such information. In addition, management reviews its records and makes additional inquiries of management personnel and, as appropriate, third parties and other resources for purposes of identifying related person transactions, including related person transactions involving beneficial owners of more than 5% of the Company’s voting securities.

During 2007 the Company spun off its institutional pharmacy business, Kindred Pharmacy Services (“KPS”), and simultaneously merged it with AmerisourceBergen Corporation’s institutional pharmacy business, PharMerica Long-Term Care (the “KPS Spin-off”), to form a new, independent, publicly traded company, PharMerica Corporation (“PharMerica”). In connection with the KPS Spin-off, Messrs. Kuntz and Diaz were requested to serve on the PharMerica board of directors. Following the KPS Spin-off, PharMerica serves as the primary supplier of institutional pharmacy products and services to the Company’s skilled nursing facilities and pharmacy management services to the Company’s hospitals. In addition, the Company serves as PharMerica’s exclusive provider of information services and support related to information technology infrastructure and financial systems. During 2008, the Company also provided certain corporate administrative services on a transitional basis to PharMerica. The independent directors of the Board reviewed the applicable standards under the Company’s Code of Conduct with respect to such service and authorized Messrs. Kuntz and Diaz to become directors of PharMerica. Messrs. Kuntz and Diaz agreed to serve as directors through the 2008 annual meeting of PharMerica’s shareholders unless such authority was re-approved by the Company’s independent directors. Accordingly, Messrs. Kuntz and Diaz each resigned from PharMerica’s board of directors effective July 24, 2008.

Related Person Transactions

In accordance with the charter for the Audit Committee of the Board of Directors, the Audit Committee evaluates each related person transaction involving a director or executive officer for the purpose of determining whether to recommend to the disinterested members of the Board that the transactions are fair, reasonable and within Company policy, and whether they should be ratified and approved by the Board. The Audit Committee considers each related person transaction in light of all relevant factors and the controls implemented to protect the interests of the Company and its shareholders.

Relevant factors include:

•	the benefits of the transaction to the Company;

•	the terms of the transaction and whether the terms have been negotiated at arm’s-length and in the ordinary course of the Company’s business;

•	the direct or indirect nature of the related person’s interest in the transaction;

•	the amount involved and the expected term of the transaction; and

•	other facts and circumstances that bear on the materiality of the related person transaction under applicable law and listing standards.

Approval by the Company’s Board of Directors of any related person transaction involving a director also must be made in accordance with applicable law and the Company’s organizational documents as from time to time in effect. When a vote of the disinterested directors is required, such vote is called only following full disclosure to such directors of the facts and circumstances of the relevant related person transaction.

Transactions that are not approved or ratified as required by the Code of Conduct are subject to termination by the Company, if so directed by an employee’s supervisor, the Audit Committee or the Board of Directors, as applicable, taking into account such factors as such individual or body deems appropriate and relevant.

Based upon its review, the Audit Committee did not identify any related person transactions under Item 404 of Regulation S-K for 2008 or that are currently proposed.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding beneficial ownership of Common Stock as of January 1, 2009 by (1) each person who is a director or nominee for director, (2) each of the Company’s Named Executive Officers (as defined herein), (3) all of the persons who are directors and executive officers of the Company, as a group, and (4) each shareholder known by the Company to be the beneficial owner of more than 5% of its outstanding shares of Common Stock.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership (1)	Percent of Class (1)
Directors, Nominees and Named Executive Officers
Edward L. Kuntz	316,430	*
Paul J. Diaz	1,109,455	2.8%
Joel Ackerman	—	*
Ann C. Berzin	15,585	*
Jonathan D. Blum	—	*
Thomas P. Cooper, M.D.	44,699	*
Garry N. Garrison	66,944	*
Isaac Kaufman	66,944	*
John H. Klein	66,944	*
Frederick J. Kleisner (2)	—	*
Eddy J. Rogers, Jr.	51,242	*
Richard A. Lechleiter	257,605	*
Frank J. Battafarano	220,287	*
Lane M. Bowen	81,705	*

All Directors and Executive Officers as a Group (21 persons)	2,735,189	6.7%

Other Security Holders with More than 5% Ownership
Dimensional Fund Advisors LP (3)	3,291,085	8.5%
Franklin Mutual Advisers, LLC (4)	7,618,871	19.6%

*	Denotes less than 1%.

(1)	Includes shares subject to stock options which are exercisable within 60 days from January 1, 2009. The number of shares of Common Stock that may be acquired through exercise of stock options, which are exercisable as of, or within 60 days after, January 1, 2009, are as follows: Mr. Kuntz – 179,103 shares; Mr. Diaz – 803,658 shares; Ms. Berzin – 13,085 shares; Dr. Cooper – 42,199 shares; Mr. Garrison – 64,444 shares; Mr. Kaufman – 64,444 shares; Mr. Klein – 64,444 shares; Mr. Rogers – 48,742 shares; Mr. Lechleiter – 184,125 shares; Mr. Battafarano – 122,476 shares; and Mr. Bowen – 41,823 shares. Unless otherwise noted, the Company believes that all persons named in the table have sole voting and investment power with respect to all shares of Common Stock beneficially owned by them.

(2)	Mr. Kleisner was appointed to the Board of Directors on March 20, 2009.

(3)	Based on a Schedule 13G/A filed by Dimensional Fund Advisors LP (“Dimensional”) dated December 31, 2008 with the SEC. According to the Schedule 13G/A, Dimensional furnishes investment advice to four investment companies and serves as investment manager to certain other commingled group trusts and separate accounts (collectively, the “Funds”). According to the Schedule 13G/A, Dimensional, in its role as investment advisor or manager, possesses investment and/or voting power over these shares that are owned by the Funds. Dimensional disclaims beneficial ownership of these shares. The address of Dimensional is Palisades West, Building One, 6300 Bee Cave Road, Austin, Texas 78746.

(4)	Based on a Schedule 13G/A filed by Franklin Mutual Advisers, LLC (“FMA”) dated June 25, 2008 with the SEC. According to the Schedule 13G/A, these shares are beneficially owned by one or more open-end investment companies or other management accounts of FMA. Under its investment management contracts, FMA has sole voting and investment power over these securities owned by its clients which FMA manages. FMA disclaims beneficial ownership of these shares. The address of FMA is 101 John F. Kennedy Parkway, Short Hills, New Jersey 07078.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires the Company’s directors and executive officers and persons who own more than 10% of the Common Stock to file initial stock ownership reports and reports of changes in ownership with the SEC. Based on a review of these reports and on written representations from the reporting persons that no other reports were required, the Company believes that the applicable Section 16(a) reporting requirements were complied with for all transactions which occurred in 2008, except as noted below.

On March 4, 2008, Paul J. Diaz, President and Chief Executive Officer, filed a Form 4/A that amended the amount of restricted stock and stock options beneficially owned by him that were reflected in separate Form 4 filings on February 20, 2008 and February 26, 2008, respectively.

COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

COMPENSATION DISCUSSION AND ANALYSIS

Overview

The Company’s executive compensation program is designed to (1) motivate and retain executive officers, (2) award the achievement of short-term and long-term performance goals, (3) establish a reasonable and appropriate relationship between executive pay and short-term and long-term performance and (4) align executive officers’ interests with those of the Company’s shareholders. The primary elements of the Company’s compensation program are base salary, annual cash incentive awards, long-term cash incentive awards, equity-based compensation and retirement and other perquisites and benefits. The Company believes that each element supports one or more of the objectives of the Company’s executive compensation program and provides sufficient flexibility to the Executive Compensation Committee (the “Committee”) to structure future awards to address new issues and challenges facing the Company. The Company’s executive compensation program generally attempts to target total direct compensation for the Named Executive Officers (as defined herein) between the 50th and 75th percentiles of the healthcare industry, depending upon the individual performance of the Named Executive Officer, his level of responsibility, and the performance of the Company. While the Committee uses this range as a measure of competitiveness, it ultimately uses its discretion to provide appropriate compensation to attract and retain qualified and experienced healthcare executives. The Committee believes that the total direct compensation awarded to each Named Executive Officer for 2008, except for Mr. Battafarano, was below the 50th percentile primarily as a result of the Company failing to achieve a number of incentive compensation performance targets in 2008. The Committee believes that the total direct compensation awarded to Mr. Battafarano for 2008 was between the 50th and 75th percentiles of the healthcare industry, primarily due to his promotion to Chief Operating Officer, effective March 1, 2008.

Performance Measures

The primary elements of the Company’s executive compensation program are designed to promote the achievement of financial and quality goals established annually by the Committee and to increase shareholder value. The Company uses two cash incentive plans—an annual short-term incentive plan and a long-term incentive plan. These plans provide certain of the Named Executive Officers with the opportunity to earn cash awards for achieving financial goals and measures such as:

(1)	achieving targeted levels of earnings before interest, income taxes, depreciation, amortization and rent (“EBITDAR”),

(2)	collecting accounts receivable,

(3)	achieving patient admission and census goals,

(4)	managing costs and improving operating efficiencies,

(5)	achieving targeted levels of earnings per share,

(6)	attaining targeted stock price appreciation, and

(7)	implementing strategic goals.

The Company believes that several of these financial goals are measures generally used by investors to value the Company’s Common Stock.

As a healthcare provider, the Company also focuses a substantial portion of its short-term cash incentive awards on achieving measurable quality and customer service goals. The goals for 2008 were based upon:

(1)	operational and clinical measures of quality care,

(2)	customer satisfaction measures obtained from customer satisfaction surveys, and

(3)	achieving targeted employee retention rates.

The Company believes that measurable quality and customer service goals are critical to promoting a culture of quality throughout the Company which enhances the services offered by the Company. Moreover, the Company believes that there is a direct link between providing quality services and achieving favorable financial results.

The Company also believes that the performance measures it has chosen appropriately reward performance without encouraging unnecessary and excessive risk taking on the part of its executive officers.

The equity-based component of the Company’s executive compensation program is designed to incentivize the Named Executive Officers to increase the value of the Company’s Common Stock. As such, equity-based compensation directly links a substantial portion of the total direct compensation of the Named Executive Officers to stock price appreciation and shareholder value.

The Executive Compensation Process

During 2008, the Committee was comprised of either five or six independent directors. On April 24, 2008, one of the independent directors resigned from the Board and the Committee. Each director that served on the Committee during 2008 is independent as defined under the NYSE listing standards and qualifies as an outside director within the meaning of Section 162(m) of the Code and as a non-employee director within the meaning of Rule 16b-3 under the Exchange Act. The Committee meets regularly to review and oversee the Company’s executive compensation program. The Committee reviews all components of, and makes all decisions regarding, the compensation of the Named Executive Officers.

During the period commencing in December of the prior fiscal year and ending in February of the upcoming fiscal year, the Committee reviews base salaries and incentive compensation targets for the upcoming fiscal year for the Company’s key employees, including the Named Executive Officers. During this time, the Committee also determines whether performance targets under each of the cash incentive plans were achieved for the prior fiscal year. The Committee may consider other executive compensation issues and discusses trends and current topics in executive compensation at various times throughout the year.

The 2008 base salaries for the Named Executive Officers were established in February 2008. The 2008 performance targets under the Company’s short-term and long-term cash incentive plans were established in December 2007 after review of the Company’s 2008 operating budget. As discussed below, the awards under these plans are formulaic, based upon the achievement of measurable financial and quality goals established annually by the Committee. Nevertheless, the Committee retains the right to administer these plans in its discretion, including the ability to decrease cash incentive awards otherwise payable to a Named Executive Officer for unforeseen events or circumstances, such as restatements of the Company’s financial statements.

The Committee generally grants equity-based awards to the Named Executive Officers to coincide with the Committee’s evaluation of the performance of the Company and the Named Executive Officers. Considering equity-based awards at or after the cash incentive plan awards have been determined allows the Committee to consider the value of the equity-based award in relation to the total direct compensation for the Named Executive Officers, thus enabling the Committee to award total direct compensation that is competitive within the healthcare industry (and, in particular, the Company’s peer group) and relative to the performance of the Company and the Named Executive Officer. From time to time, the Committee may grant equity-based awards at other times, particularly in connection with promotions, exceptional performance or changes in a Named Executive Officer’s level of responsibility.

As Chief Executive Officer, Mr. Diaz participates frequently in a portion of the meetings of the Committee, and the Committee also regularly holds executive sessions not attended by any members of management or the non-independent directors. The Committee discusses Mr. Diaz’s compensation with him and then makes decisions with respect to Mr. Diaz’s compensation without him present. Mr. Diaz provides written evaluations related to the performance of the Company’s other executive officers and discusses the roles and responsibilities of such executive officers with the Committee. Members of the Committee also frequently interact with the Company’s executive officers and thereby gain an appreciation of the roles and level of responsibility of the executive officers. Mr. Diaz also makes recommendations for the Committee’s consideration regarding executive compensation, including base salary, incentive targets, performance measures and equity compensation for the Company’s executive officers other than Messrs. Kuntz and Diaz. The Committee is not obligated to accept Mr. Diaz’s recommendations with respect to executive compensation. The other Named Executive Officers do not make recommendations on incentive compensation or otherwise significantly participate in the process.

During 2008, the Committee addressed two significant compensation issues outside of its normal review cycle. In February 2008, the Committee considered and approved changes to the employment agreement for Mr. Battafarano in connection with his promotion to Chief Operating Officer. In addition, the Committee considered and approved modifications to the employment and change in control agreements of the Company’s officers to ensure such agreements were in compliance with Section 409A of the Code. These matters are described in more detail under “Employment and Other Agreements.”

In December 2008, the Committee began its annual executive compensation review process. In February 2009, the Committee elected not to increase the base salaries of the Named Executive Officers for 2009. At that time, the Committee also determined, as discussed below, which performance targets were achieved in 2008 by the Named Executive Officers under the short-term incentive plan, the long-term incentive plan and performance-based restricted stock, and established the 2009 goals under the cash incentive plans. In March 2009, the Committee considered and approved annual equity awards for the officers of the Company, including the Named Executive Officers and the independent directors. Also in March 2009, the Committee considered and approved a new employment agreement with Mr. Kuntz in connection with his new role as Chairman of the Board and terminated his previous employment agreement and change in control severance agreement effective May 20, 2009. These matters are described in more detail under “Employment and Other Agreements—Mr. Kuntz.”

In connection with its review of executive compensation, the Committee considered the challenges faced by the Company in connection with the current credit crises and stock market disruptions. During 2008, the value of the Company’s Common Stock declined substantially. While management was successful in improving its liquidity and financial flexibility, it was not successful in improving the Company’s stock price. The Committee noted that the stock price decline negatively impacted the value of the Common Stock held by the Named Executive Officers and has resulted in a substantial number of stock options having an exercise price above the current market price. The reduced stock price also negatively impacted the 2008 performance under the Company’s long-term incentive plan. The Company, like many other healthcare providers, will face significant challenges in 2009 and beyond. Nevertheless, the Committee believes that its existing executive compensation program provides sufficient flexibility to retain and motivate management during these difficult times. As such, the Committee does not believe it is necessary to deviate from its customary compensation practices at this time.

Use of Consultants

During 2008, Mercer, a global human resources consulting firm, was engaged by management to assist management and the Committee in evaluating the Company’s executive compensation program. Mercer regularly seeks input from Mr. Diaz to assist it in analyzing the effectiveness of the Company’s executive compensation strategy. Mercer reviewed the Company’s executive compensation strategy and provided compensation benchmarks to the Committee for each Named Executive Officer, including comparisons of base salary, cash incentives, equity-based compensation and total direct compensation. Mercer also provided the Committee with other relevant market data and made recommendations on potential executive compensation alternatives. In addition, Mercer assisted the Committee in developing a compensation package for Mr. Battafarano in connection with his promotion to Chief Operating Officer. The Company also engages Mercer to advise it on various other employee benefit and compensation matters impacting the Company and its employees such as strategic analysis and actuarial support related to the Company’s benefit plans. During 2008, Mercer also assisted the Company in the analysis and design of revised benefit plans for the Company’s employees and on other human resources issues. The Company paid Mercer approximately $2.1 million in 2008 for services unrelated to executive compensation.

In addition, the Committee from time to time engages consultants to advise it on various compensation issues and trends. In 2007, the Committee engaged Towers, Perrin, Forster & Crosby, Inc. (“Towers Perrin”), a global human resources consulting firm, to advise the Committee with respect to the Company’s executive compensation program and in connection with setting compensation for the Named Executive Officers. At the Committee’s request, Towers Perrin advised the Committee on the development of the overall executive compensation strategy, the evaluation of competitive pay levels, the design of incentive compensation plans, the development of performance metrics and appropriate performance measures, and identifying best practices in executive compensation. In December 2007, Towers Perrin reported to the Committee on its independent assessment of the Company’s executive compensation practices, including a review of comparable peer groups and a comparison of healthcare industry executive pay and the pay levels of companies of comparable size in general industries. Towers Perrin was engaged directly by the Committee as an independent advisor. Towers Perrin provides no other services to the Company and did not interact with senior management in performing its services for the Committee.

In November 2008, the Committee engaged Frederic W. Cook & Co. (“Cook”), a national executive compensation consulting firm, to review the Company’s employment and change in control severance agreements with its officers, and compare the agreements to best practices and competitive practices of companies within its peer group. For the study, Cook used a subset of the Company’s peer group for the comparisons. Cook was engaged directly by the Committee as an independent advisor. Cook provides no other services to the Company and did not interact with senior management in performing its services for the Committee.

Peer Group

During 2008, the Committee revised its peer group of companies. Following consultation with Mercer, three companies used in the 2007 peer group were removed since they are no longer publicly traded. Seven new companies were added to maintain a meaningful number of comparable companies. The Committee compares each component of compensation for the Named Executive Officers with peer group data assembled by Mercer. The Company used the following companies for compensation benchmarking purposes for 2008:

Brookdale Senior Living, Inc.	Healthsouth Corporation	Quest Diagnostics, Inc.

Universal Health Services, Inc.	Lifepoint Hospitals, Inc.	Lincare Holdings, Inc.

Community Health Systems, Inc.	Tenet Healthcare Corp.	Psychiatric Solutions, Inc.

Health Management Associates, Inc.	Sun Healthcare Group, Inc.	DaVita, Inc.

Laboratory Corp of America

This peer group is periodically reviewed and updated by the Committee based upon organic changes in the peer companies and upon recommendations from Mercer. The Committee believes that these peer companies compete for executives with similar talents and expertise to those of the Named Executive Officers and also reflect the diversified nature of the Company’s businesses and the healthcare industry. The Committee also considers, to a lesser extent, comparisons of compensation from companies outside the healthcare industry and published compensation surveys.

Components of Executive Compensation

The Company’s executive compensation program uses the following components to structure the total direct compensation for the Named Executive Officers:

•	base salary;

•	short-term cash incentives;

•	long-term cash incentives;

•	equity-based incentive compensation; and

•	retirement and other perquisites and benefits.

The Company believes that the combination of these elements enables the Committee to award total direct compensation that is competitive within the healthcare industry and that promotes the goals of the executive compensation program.

The Committee does not have a pre-established policy for the allocation between fixed compensation, such as base salary, and variable or “at risk” compensation, such as short-term and long-term cash incentives and equity. However, the Committee generally places a significant portion of total direct compensation for the Named Executive Officers at risk. The following chart reflects the mix of fixed and at risk compensation comprising the total direct compensation earned by the Named Executive Officers for 2008.

Percent of Total Direct Compensation Earned in 2008 (1)

	Fixed	At Risk
	Base Salary	Short-term Incentive Plan	Long-term Incentive Plan	Equity Awards (2)
Mr. Diaz	25.3%	24.1%	3.4%	47.2%
Mr. Lechleiter	41.1%	23.4%	5.0%	30.5%
Mr. Kuntz	53.8%	—	—	46.2%
Mr. Battafarano	24.0%	18.2%	3.1%	54.7%
Mr. Bowen	33.3%	23.3%	4.1%	39.3%

(1)	This chart reflects all compensation earned by the respective Named Executive Officer except for the amounts reported as “Changes in Pension Value and Non-qualified Deferred Compensation Earnings” and “All Other Compensation” in the Summary Compensation Table on page 33.

(2)	These amounts reflect a grant date fair value of $25.83 per share for each share of service-based and performance-based restricted stock granted in 2008 and a Black-Scholes fair value of $9.44 per share for each stock option granted in 2008 to the Named Executive Officer.

At risk compensation under the Company’s cash incentive plans incentivizes the Named Executive Officers to reach or exceed the financial and quality goals established by the Committee. Moreover, at risk compensation under the Company’s equity incentive plans incentivizes the Named Executive Officers to grow the value of the Common Stock to enhance the benefit of the equity-based compensation. These incentives also promote the retention of the Named Executive Officers and align the interests of the Named Executive Officers with those of the Company’s shareholders.

In establishing performance goals, the Committee considers the allocation of the potential compensation among financial and quality goals. The Committee believes that continued emphasis on maintaining or improving the quality of the Company’s services is a key driver in reaching desired financial results. With respect to the financial goals, the Committee aligns these goals with the Company’s operating budgets that have been reviewed and approved by the Board of Directors. The Committee does not believe that these goals encourage or promote the Named Executive Officers to take undue risks in the Company’s businesses.

The Committee generally structures base salaries to be at or below the 50th percentile of the healthcare industry because it believes generally that a greater portion of total direct compensation should be subject to the attainment of performance goals. The Company’s annual short-term and long-term incentive plans provide certain of the Named Executive Officers with the ability to achieve significant additional cash compensation, typically above the median level of the peer group for such awards based upon industry benchmarks, provided targeted levels of performance or higher are achieved. As discussed below, Mr. Kuntz does not participate in the Company’s annual short-term and long-term incentive plans. The Named Executive Officers are generally awarded equity-based compensation below the median level of the peer group. The Committee considers the amount of total cash compensation earned by the Named Executive Officers in determining the amount of the equity-based compensation. While the Committee does not have a set allocation between cash and equity compensation, the Committee generally provides for a greater percentage of cash compensation than its peers since the equity awards have a greater dilutive impact on shareholders given the Company’s relatively low number of outstanding shares. The Committee uses a mixture of these components so that total direct compensation to the Named Executive Officers awards performance and is competitive within its peer group.

Mr. Diaz’s compensation is higher than the compensation of the other Named Executive Officers. The Committee believes that higher compensation for the Chief Executive Officer is consistent with the practices of other healthcare companies. In addition, Mr. Diaz’s compensation reflects the unique nature and scope of his leadership responsibilities, the level of accountability for the Company’s overall performance and the competitive market for attracting and retaining talented chief executive officers.

Base Salary

Base salaries are provided to the Named Executive Officers to compensate them for their services performed during the year. The base salary for each Named Executive Officer is determined annually by the Committee following a review of each individual executive officer’s performance, changes in executive officer responsibility, relevant comparable industry data, an assessment of overall Company performance, and general market salary increases for all employees. As part of the process, Mr. Diaz provides the Committee with a written evaluation of each Named Executive Officer. As noted above, the Committee generally structures base salaries to be at or below the 50th percentile of its peer group. Salary adjustments also may be considered in connection with promotions or other changes in job responsibility. As part of its analysis, the Committee considers salary comparisons prepared by Mercer to determine if base salaries for the Named Executive Officers are competitive with the base salaries of similarly situated executives in the peer group and the healthcare industry generally. The Chief Executive Officer also makes recommendations on base salaries for the other Named Executive Officers.

At its February 2008 meeting, the Committee increased the base salaries for 2008 for the Named Executive Officers as follows:

	2007 Base Salary	2008 Base Salary
Mr. Diaz	$950,019	$1,002,290
Mr. Lechleiter	$414,024	$434,741
Mr. Kuntz	$855,000	$902,025
Mr. Battafarano	$434,720	$650,000
Mr. Bowen	$400,005	$426,026

The Committee has elected not to increase the base salaries of the Named Executive Officers for 2009 due to the current economic conditions.

The 2008 increase provided to Mr. Diaz was made primarily to move his base salary closer to the market median of the peer group and to reflect the efforts associated with a very successful 2007 for the Company. The increases for the other Named Executive Officers, other than Mr. Battafarano, reflect standard cost of living adjustments provided to most employees in the Company and reflect a successful 2007 operating year. For Mr. Lechleiter and Mr. Bowen, the increases also helped to maintain their base salaries close to the market median.

Effective March 1, 2008, the Committee considered and approved changes to the employment agreement for Mr. Battafarano in connection with his promotion to Chief Operating Officer. The base salary for Mr. Battafarano was determined as part of his overall compensation package associated with his promotion. For additional information regarding Mr. Battafarano’s base salary and employment agreement, see “Employment and Other Agreements—Mr. Battafarano.”

While certain aspects of performance of the Named Executive Officers can be measured in financial and quality metrics, when considering annual base salary increases, the Committee also evaluates the Named Executive Officers in other performance areas that are more subjective. These areas include the success of the Named Executive Officer in developing and executing the Company’s strategic objectives, capitalizing on growth opportunities, addressing significant challenges affecting the Company from a financial and quality perspective, developing key employees, succession planning and exercising leadership.

Cash Incentives

Under the Company’s executive compensation program, a significant portion of total cash compensation for the Named Executive Officers is subject to the attainment of measurable financial and quality goals. This approach creates a direct incentive for the Named Executive Officers to achieve pre-established performance objectives and places a significant percentage of each Named Executive Officer’s total direct cash compensation at risk. The Company uses two cash incentive plans—an annual short-term incentive plan and a long-term incentive plan. The Company’s cash incentive plans also provide sufficient flexibility to allow the Committee to establish non-routine goals that may be integral to the success of the Company over the short-term or long-term.

During 2008, Mr. Kuntz’s areas of responsibility fell outside of the day-to-day operations of the Company and primarily related to coordinating Board matters, participating in the Company’s lobbying efforts and advising senior management. As a result, Mr. Kuntz does not participate in the Company’s cash incentive plans. See “Employment and Other Agreements—Mr. Kuntz” for a discussion of Mr. Kuntz’s areas of responsibility.

Short-term Incentive Plan

Under the short-term incentive plan, the Committee establishes annual financial and quality goals for the Company’s key employees, including certain of the Named Executive Officers. These goals are based on similar financial and quality measures but the actual goals vary depending upon the operational responsibilities of the Named Executive Officer. As such, the goals are tailored for the corporate support office or operating division to which the Named Executive Officer is assigned. Messrs. Diaz, Lechleiter and Battafarano are assigned to the corporate support office and as such, the goals under the short-term incentive plan applicable to them and all other corporate support office participants in the plan are generally based on company-wide measures and aggregated financial and quality goals from each of the operating divisions. Mr. Bowen leads the Company’s health services division and as such, his short-term incentive goals are based primarily on measures tailored to that operating division and its financial and quality objectives.

For 2008, the financial measures for the participating Named Executive Officers were based upon:

(1)	achieving targeted levels of EBITDAR,

(2)	collecting accounts receivable,

(3)	achieving patient admission and census goals, and

(4)	managing costs and operating efficiencies.

These goals are established based on the historic operating results of the Company and its operating divisions and are the key drivers necessary for the Company to achieve its 2008 operating budget.

For 2008, the quality goals under the short-term incentive plan were based upon:

(1)	operational and clinical measures of quality care,

(2)	customer satisfaction measures obtained from customer satisfaction surveys, and

(3)	achieving targeted employee retention rates.

These goals are established based on the historic clinical results achieved by the operating divisions and new initiatives to improve the quality of care. These quality goals often include various sub-components. The goals are established with a view to be challenging but achievable with good operational focus on the Company’s businesses.

Annual cash bonuses under the short-term incentive plan are based upon a percentage of the participating Named Executive Officer’s base salary. No awards are granted under the short-term incentive plan until certain minimum levels of performance are achieved.

The following chart reflects the potential award levels for the Named Executive Officers as a percentage of their base salary for 2008:

Short-Term Incentive Plan—Table A

	Percentage of Base Salary
	Minimum	Target	Maximum
Mr. Diaz	40%	100%	125%
Mr. Lechleiter	24%	60%	75%
Mr. Kuntz	—	—	—
Mr. Battafarano	30%	75%	94%
Mr. Bowen	24%	60%	75%

The following chart sets forth the minimum, target and maximum goals for 2008 under the short-term incentive plan, as well as the actual levels achieved for 2008. The Committee exercised no discretion in 2008 to adjust these awards. Notwithstanding the foregoing, the Committee retains the right to administer the short-term incentive plan in its discretion, including the ability to reduce awards otherwise payable to a Named Executive Officer for unforeseen events or circumstances, such as restatements of the Company’s financial statements.

Short-Term Incentive Plan—Table B

	2008 Incentive Goals						Actual Performance Achieved	% of Target Bonus Achieved
	Minimum		Target		Maximum (1)				Award % of Base Salary
	Goal	% of Bonus	Goal	% of Bonus	Goal	% of Bonus			Diaz	Lechleiter	Battafarano
Goals applicable for Messrs. Diaz, Lechleiter and Battafarano:
Financial goals:
EBITDAR (2) (dollars in millions)	$509.0	12.0%	$565.6	30.0%	$593.9	45.0%	$527.1	17.14%	17.14%	10.28%	12.86%
Accounts receivable—days outstanding	58.6	6.0%	55.7	15.0%	53.0	22.5%	56.4	12.90%	12.90%	7.74%	9.68%
Hospital admissions	43,202	1.33%	45,476	3.33%	47,750	5.0%	43,936	1.73%	1.73%	1.04%	1.30%
Level of nursing center private pay, managed care and Medicare census	33.1%	1.0%	34.8%	2.5%	36.5%	3.75%	34.2%	1.90%	1.90%	1.14%	1.42%
Total nursing center census	24,051.33%		25,317.83%		26,583	1.25%	25,058.63%		.63%	.38%	.47%
New rehabilitation contracts	67	1.33%	70	3.33%	74	5.0%	67	1.33%	1.33%	.80%	1.00%
Hospital operating costs per patient day	$1,111	1.0%	$1,055	2.5%	$1,005	3.75%	$1,081	1.60%	1.60%	.96%	1.20%
Hospital labor cost per patient day	$532	1.0%	$506	2.5%	$482	3.75%	$519	1.60%	1.60%	.96%	1.20%
Total nursing hours per patient day—nursing centers	3.22	.67%	3.31	1.67%	3.39	2.5%	3.33	1.87%	1.87%	1.12%	1.40%
Percentage acceptance of alternative dispute resolution process	66.5%	1.33%	70.0%	3.33%	72.1%	5.0%	87.1%	5.00%	5.00%	3.00%	3.75%
Hospital therapist productivity	77.4%	.50%	79.0%	1.25%	79.8%	1.88%	79.0%	1.25%	1.25%	.75%	.94%
Nursing center therapist productivity— affiliated	77.9%	.75%	79.5%	1.88%	81.1%	2.81%	82.4%	2.81%	2.81%	1.69%	2.11%
Nursing center therapist productivity—unaffiliated	76.0%	.75%	77.5%	1.88%	79.8%	2.81%	80.2%	2.81%	2.81%	1.69%	2.11%
Quality goals:
Wound care improvement—hospitals	76.0%	.40%	80.0%	1.0%	82.4%	1.5%	100.0%	1.50%	1.50%	.90%	1.13%
Clinical quality service index—hospitals	3.01	.80%	2.86	2.0%	2.78	3.0%	2.50	3.00%	3.00%	1.80%	2.25%
Hospital customer satisfaction index	4.09	.80%	4.30	2.0%	4.43	3.0%	4.37	2.40%	2.40%	1.44%	1.80%
Clinical competency admission grid—nursing centers	85.5%	.44%	90.0%	1.11%	92.7%	1.67%	100.0%	1.67%	1.67%	1.00%	1.25%
Average health deficiencies index per standard survey	1.165	.45%	1.130	1.13%	1.097	1.69%	1.140	.85%	.85%	.51%	.64%
Clearing of health deficiencies during first follow-up survey	67.9%	.44%	70.0%	1.11%	72.1%	1.67%	93.2%	1.67%	1.67%	1.00%	1.25%
Customer service recommendations—nursing centers	67.9%	.44%	70.0%	1.11%	72.1%	1.67%	72.9%	1.67%	1.67%	1.00%	1.25%
Consistent staffing assignment—nursing centers	72.8%	.22%	75.0%	.56%	77.3%	.83%	95.5%	.83%	.83%	.50%	.62%
Rehabilitation clinical compliance	92.6%	1.0%	97.5%	2.5%	100%	3.75%	96.5%	2.20%	2.20%	1.32%	1.65%
Customer service index—rehabilitation	2.85	1.0%	3.00	2.5%	3.09	3.75%	3.42	3.75%	3.75%	2.25%	2.81%
Aggregate employee turnover	47.0%	6.0%	44.7%	15.0%	43.4%	22.5%	37.8%	22.50%	22.50%	13.50%	16.87%

Total:								94.61%	94.61%	56.77%	70.96%

Short-Term Incentive Plan—Table B (continued)

	2008 Incentive Goals						Actual Performance Achieved	% of Target Bonus Achieved	Award % of Base Salary
	Minimum		Target		Maximum (1)
	Goal	% of Bonus	Goal	% of Bonus	Goal	% of Bonus
Goals applicable for Mr. Bowen:
Financial goals:
Health Services Division EBITDARM (dollars in millions) (3)	$272.25	9%	$302.50	22.5%	$317.63	33.75%	$333.1	33.75%	20.25%
Kindred Consolidated EBITDAR (dollars in millions) (2)	$509.04	3%	$565.60	7.5%	$593.88	11.25%	$527.1	4.29%	2.57%
Accounts receivable—days outstanding	37.4	4%	35.5	10%	33.8	15%	36.4	7.30%	4.38%
Level of private pay, managed care and Medicare census	33.1%	6%	34.8%	15%	36.5%	22.5%	34.2%	11.40%	6.84%
Total nursing center census	24,051	2%	25,317	5%	26,583	7.5%	25,058	3.80%	2.28%
Total nursing hours per patient day	3.22	1%	3.31	2.5%	3.39	3.75%	3.33	2.81%	1.69%
Percentage acceptance of alternative dispute resolution process	66.5%	2%	70.0%	5%	72.1%	7.5%	87.1%	7.50%	4.50%
Quality goals:
Clinical competency admission grid	85.5%	2%	90.0%	5%	92.7%	7.5%	100.0%	7.50%	4.50%
Average health deficiencies index per standard survey	1.165	2%	1.130	5%	1.097	7.5%	1.140	3.80%	2.28%
Clearing of health deficiencies during first follow-up survey	67.9%	2%	70.0%	5%	72.1%	7.5%	93.2%	7.50%	4.50%
Customer service recommendations	67.9%	2%	70.0%	5%	72.1%	7.5%	72.9%	7.50%	4.50%
Consistent staffing assignment	72.8%	1%	75.0%	2.5%	77.3%	3.75%	95.5%	3.75%	2.25%
Aggregate employee turnover	60.4%	4%	58.6%	10%	56.9%	15%	49.0%	15.00%	9.00%

Total:								115.9%	69.54%

(1)	The maximum award level is capped in the aggregate at 125% of the target award for the participating Named Executive Officers.

(2)	The Company’s performance goals include the financial measure EBITDAR. The Company uses EBITDAR as a meaningful measure of operating performance in addition to other measures. The Company believes that income from continuing operations is the most comparable measure, in relation to generally accepted accounting principles, to EBITDAR. EBITDAR should be considered in addition to, not as a substitute for, or superior to, financial measures based upon generally accepted accounting principles as an indicator of operating performance.

(3)	EBITDARM is defined as divisional earnings before interest, income taxes, depreciation, amortization, rent and corporate overhead. The Company uses EBITDARM as a meaningful measure of operating performance in addition to other measures. The Company believes that operating income is the most comparable measure, in relation to generally accepted accounting principles, to EBITDARM. EBITDARM should be considered in addition to, not as a substitute for, or superior to, financial measures based upon generally accepted accounting principles as an indicator of operating performance.

To calculate the final awards under the short-term incentive plan, the Committee multiplies the target bonus percentage for the Named Executive Officer with the percentage of target achieved and the Named Executive Officer’s base salary. The calculations for 2008 were as follows:

	Short-Term Incentive Plan 2008 Bonus Calculation
	Target Bonus % (Table A)	x	% of Target Bonus Achieved (Table B)	x	2008 Base Salary	=	2008 Actual Award
Mr. Diaz	100%		94.61%		$1,002,290		$948,266
Mr. Lechleiter	60%		94.61%		$434,741		$246,785
Mr. Kuntz	—		—		—		—
Mr. Battafarano	75%		94.61%		$650,000		$461,224
Mr. Bowen	60%		115.90%		$426,026		$296,258

As noted previously, the Committee has established performance goals for 2009 under the short-term incentive plan. These goals are similar to the 2008 goals but reflect certain changes to focus the Named Executive Officers and management on the operational and financial challenges the Company expects to face in 2009.

Long-term Incentive Plan

The Company’s long-term incentive plan provides cash awards to the Company’s key employees, including certain of the Named Executive Officers, upon the attainment of specified performance objectives. For 2008, the performance period under the long-term incentive plan covered one year. For each performance period, the Committee selects participants who are in a position to contribute materially to the success of the Company and establishes the performance goal or goals to be measured under the plan. For 2008, the performance goals for the participating Named Executive Officers were based upon:

(1)	achieving various levels of EBITDAR,

(2)	achieving various levels of earnings per share,

(3)	achieving various levels of stock price appreciation, and

(4)	successfully implementing specified components of the Company’s strategic plan.

These goals were the same for each participant in the long-term incentive plan, including each Named Executive Officer, and reflected company-wide measures. These goals are established with a view to be challenging but achievable with good operational focus on the Company’s businesses.

Under the long-term incentive plan, participants are eligible to receive cash awards based upon a percentage of their base salary. These percentages vary depending upon the participant’s position within the Company and the extent to which the performance goals established by the Committee are attained. The maximum awards available under the long-term incentive plan as a percentage of base salary are 100% for the Chief Executive Officer and 90% for the other participating Named Executive Officers.

The following chart reflects the potential award levels for the Named Executive Officers as a percentage of base salary for 2008:

	Long-Term Incentive Plan Percentage of Base Salary
	Minimum	Target	Maximum
Mr. Diaz	10%	50%	100%
Mr. Lechleiter	9%	45%	90%
Mr. Kuntz	—	—	—
Mr. Battafarano	9%	45%	90%
Mr. Bowen	9%	45%	90%

No awards are granted under the long-term incentive plan until certain minimum levels of performance are achieved. The Committee exercised no discretion in 2008 to adjust these awards. Notwithstanding the foregoing, the Committee retains the right to administer the long-term incentive plan in its discretion, including the ability to reduce awards otherwise payable to a Named Executive Officer for unforeseen events or circumstances, such as restatements of the Company’s financial statements. The following chart depicts the minimum, target and maximum goals that were achievable under the long-term incentive plan, as well as the actual levels achieved for 2008 for Mr. Diaz and the other participating Named Executive Officers.

Long-Term Incentive Plan

	2008 Incentive Goals
	Minimum		Target		Maximum
	Goal	Award % of Salary	Goal	Award % of Salary	Goal	Award % of Salary (1)	Actual Achieved	Award as a % of Base Salary
Mr. Diaz:
EBITDAR (dollars in millions) (2)	$548.6	3.5%	$565.6	17.5%	$582.6	47.3%	$527.1	0
Earnings per share	$1.00	3.5%	$1.27	17.5%	$1.53	47.3%	$0.76	0
Stock price appreciation	5.0%	2.0%	10%	10.0%	20%	27.0%	$13.02	0
Strategic plan (3)	Level I	1.0%	Level II	5.0%	Level III	13.5%	Level III	13.5%

Total								13.5%

Other Named Executive Officers:
EBITDAR (dollars in millions) (2)	$548.6	3.2%	$565.6	15.8%	$582.6	42.5%	$527.1	0
Earnings per share	$1.00	3.2%	$1.27	15.8%	$1.53	42.5%	$0.76	0
Stock price appreciation	5.0%	1.8%	10%	9.0%	20%	24.3%	$13.02	0
Strategic plan (3)	Level I	0.9%	Level II	4.5%	Level III	12.2%	Level III	12.2%

Total								12.2%

(1)	The maximum award level is capped in the aggregate at 100% of base salary for Mr. Diaz and 90% of base salary for the other participating Named Executive Officers.

(2)

The Company’s performance goals include the financial measure EBITDAR. The Company uses EBITDAR as a meaningful measure of operating performance in addition to other measures. The Company believes that income from continuing operations is the most comparable measure, in relation to generally accepted accounting principles, to EBITDAR. EBITDAR should be considered in addition to, not as a substitute for, or superior to, financial measures based upon generally accepted accounting principles as an indicator of operating performance.

(3)	The strategic planning goals are approved by the Committee and are based upon the achievement of specified levels of the Company’s strategic plan. The minimum target is achieved by satisfying level I objectives, the target goal is achieved by satisfying level I and level II objectives and the maximum goal is achieved by satisfying level I, level II and level III objectives.

As noted previously, the Committee has established performance goals for 2009 under the long-term incentive plan. These goals are similar to the 2008 goals but reflect certain changes to focus the Named Executive Officers and management on the operational and financial challenges the Company expects to face in 2009.

Cash awards under the long-term incentive plan are payable in three equal annual installments on or about each of the first, second, and third anniversaries of the end of the relevant performance period, provided generally that the participant is employed by the Company at the time payments are due. This delayed payment feature serves as a significant retention vehicle for the Company. The awards earned in 2008 will be paid in three equal annual installments commencing on or about December 15, 2009.

Equity-Based Compensation

Consideration of Annual Equity Awards

The Company uses equity-based compensation as a key component of its overall executive compensation strategy. Such awards provide a direct and long-term link between the results achieved for the Company’s shareholders and the total direct compensation provided to the Named Executive Officers. Equity-based compensation is designed to retain the Named Executive Officers through time-based vesting conditions and to motivate them to enhance the value of the Common Stock by aligning the financial interests of the Named Executive Officers with those of the Company’s shareholders. Equity-based compensation also provides an effective incentive for management to create shareholder value over several years since the full benefit of this element of compensation is primarily realized as a result of appreciation in the price of the Common Stock.

Historically, the Committee has awarded both stock options and restricted stock to the Named Executive Officers. Generally, the Committee believes that a mixture of equity awards between stock options and restricted stock is the most appropriate method to achieve the Company’s compensation strategies in relation to the total cost to the Company and is consistent with the equity allocation trends of the peer group. The Committee believes that such equity awards provide incentives to the Named Executive Officers to grow the Company’s stock price since the full benefit of these awards cannot be achieved unless the value of the Common Stock increases. When evaluating equity-based compensation, the Committee also considers the accounting costs associated with the form of equity award.

In 2008, the Committee continued the historical practice of granting stock options and service-based restricted stock, which vest over several years, to promote retention of the Named Executive Officers and to build their ownership stake in the Company. In addition, for the reasons discussed below, the Committee also began the practice of granting performance-based restricted stock that vests only upon satisfaction of certain performance measures.

The Committee allocated the value of the 2008 equity awards equally among stock options, service-based restricted stock and performance-based restricted stock. The Committee believes that the stock options provide a strong link between executive compensation and the long-term performance of the Company. The service-based restricted stock promotes retention of the Named Executive Officers and builds their ownership stake in the

Company. The performance-based restricted stock further enhances the Company’s pay for performance strategies by linking the vesting of the performance-based restricted stock to the Company’s financial performance during the applicable performance period.

While the Committee does not have a formal policy with respect to the timing of grants of equity-based awards in connection with the release of material non-public information, the Committee generally considers issues raised by the timing of award grants when making such awards. Stock options are awarded at the closing price of the Company’s Common Stock on the NYSE on the date of grant. The Committee does not grant options with an exercise price that is less than the closing price of the Common Stock on the NYSE on the grant date and it does not grant stock options that are priced on a date other than the grant date.

The amount of equity awarded to the Named Executive Officers is based upon a number of factors. First, the Committee considers an overall assessment of the Company’s performance and the equity granting practices of other companies in the healthcare industry and its peer group. In addition, the Committee considers information prepared by Mercer with respect to the form of the equity awards and the relative costs. Based on this assessment, the Committee then establishes an aggregate pool of potential equity awards for all participants in the equity-based incentive plan, including the Named Executive Officers.

Following the establishment of the aggregate pool of potential equity awards, the Committee considers benchmarks by position from the peer group in evaluating potential awards to the Named Executive Officers. The Chief Executive Officer also provides an assessment to the Committee of the overall level of performance for the other Named Executive Officers. The Committee then considers the overall performance of the Named Executive Officer and his actual and potential contribution to the Company’s growth and long-term performance in determining individual awards. The assessment of actual and potential contribution is based upon the Committee’s subjective evaluation of each Named Executive Officer in light of various operational and strategic challenges and opportunities facing the Named Executive Officer during the relevant year. The Committee also considers how the potential equity award impacts a Named Executive Officer’s total direct compensation. Based on these assessments, the Committee ranks each Named Executive Officer in one of three award levels—high, middle or low. These award levels are converted to a multiple of base salary, generally within the relevant benchmark, and awards are made from the Company’s aggregate pool of available equity awards established by the Committee.

In February 2008, after evaluating the performance of the Company for 2007, the Committee established an aggregate pool of approximately 599,000 shares for potential equity awards to all participants, which represented between the 25th and 50th percentile of the peer group. The Committee determined that the Company’s performance supported an aggregate pool at the 50th percentile but elected to reduce the size of the pool by approximately 45% due to the cost of the awards, the dilutive effect of the awards on stockholders’ equity given the Company’s relatively low number of outstanding shares, and the high level of total cash compensation awarded in 2007. The equity pool also included the equity awarded to Mr. Battafarano in connection with his promotion to Chief Operating Officer.

In February 2008, the Committee granted annual equity awards to the Named Executive Officers from the aggregate pool as follows:

	2008 Equity Grant
	Stock Options	Service-based Restricted Stock	Performance-based Restricted Stock
Mr. Diaz	62,889	24,527	24,527
Mr. Lechleiter	10,874	4,241	4,241
Mr. Kuntz	26,078	10,171	10,171
Mr. Battafarano	26,418	24,453	19,453
Mr. Bowen	16,945	6,608	6,608

The stock options vest in equal annual installments over three years and have a seven year life. Except as noted below, the service-based restricted stock vests in equal annual installments over four years. For Mr. Battafarano, 20,000 shares of his service-based restricted stock vest in equal annual installments over three years. The performance-based restricted stock is divided into three equal annual tranches. The Committee will establish performance goals annually for the current year’s tranche. If the performance goals are not satisfied in a given year, then some or all of the performance-based restricted stock in such year’s tranche will be forfeited by the Named Executive Officer. The following chart depicts the minimum, target and maximum goals established for 2008 for the first tranche of performance-based restricted stock.

	Minimum		Target		Maximum
	Goal	% of Award	Goal	% of Award	Goal	% of Award (1)	Actual Performance Achieved	% of Award Achieved
EBITDAR (dollars in millions) (2)	$548.6	10.0%	$565.6	50.0%	$582.6	67.5%	$527.1	0%
Earnings per share	$1.00	10.0%	$1.27	50.0%	$1.53	67.5%	$0.76	0%

Total								0%

(1)	The maximum award level is capped in the aggregate at 100% of the target award.

(2)	The Company’s performance goals include the financial measure EBITDAR. The Company uses EBITDAR as a meaningful measure of operating performance in addition to other measures. The Company believes that income from continuing operations is the most comparable measure, in relation to generally accepted accounting principles, to EBITDAR. EBITDAR should be considered in addition to, not as a substitute for, or superior to, financial measures based upon generally accepted accounting principles as an indicator of operating performance.

The Committee has established performance goals for 2009 for the performance-based restricted stock. These goals are similar to the 2008 goals but reflect certain changes to focus the Named Executive Officers and management on the operational and financial challenges the Company expects to face in 2009.

As noted above, the individual awards also are based on the Committee’s subjective evaluation of the Named Executive Officer’s performance. The Committee determined that Messrs. Diaz, Lechleiter, Kuntz and Battafarano had performed at the middle range. The Committee determined that Mr. Bowen had performed at the high range.

In making these grants, the Committee considered the performance of Mr. Diaz in successfully operating the Company’s three businesses and improving several employee, patient and resident satisfaction and quality metrics. The Committee also noted Mr. Diaz’s efforts to position the Company for further growth by completing a transaction with Ventas, Inc. that permitted the Company to dispose of 22 under-performing facilities. Mr. Diaz also facilitated additional external growth as the Company added four hospitals, nine nursing centers and a rehabilitation services company in 2007. Likewise, Messrs. Lechleiter and Kuntz also assisted in the Company’s growth through acquisitions and organic development projects. Mr. Lechleiter also was instrumental in the Company successfully amending its revolving credit facility to provide more flexibility and better pricing.

With respect to Mr. Battafarano, the Committee believed that the Company’s hospital division continued to perform well despite a difficult reimbursement environment. In addition, Mr. Battafarano continued the hospital division’s growth in patient admissions while maintaining high levels of quality and customer satisfaction and achieved meaningful reductions in overhead. Mr. Battafarano’s equity award also includes awards that were made in connection with his promotion to Chief Operating Officer. See “Employment and Other Agreements—Mr. Battafarano.”

In evaluating Mr. Bowen’s performance, the Committee noted that the health services division continued to make significant improvements in quality and customer service. Mr. Bowen’s leadership has produced better financial results as well. He also has successfully guided the division through additional growth and new program development.

As described above, the Committee granted these equity awards based upon its subjective evaluation that the equity awards were appropriate and desirable considering the foregoing contributions of the Named Executive Officers to the Company and the Committee’s desire to award total direct compensation that is competitive within its peer group. The Committee also considered the retention benefits of awarding stock options and service-based restricted stock as well as the link between the Company’s financial performance and the compensation provided to the Named Executive Officers created by awarding performance-based restricted stock.

Stock Ownership Guidelines

In 2008, the Company adopted stock ownership guidelines for its executive officers, including the Named Executive Officers. The Committee believes that the guidelines ensure that the Named Executive Officers hold a sufficient amount of Common Stock to further strengthen the long-term link between the results achieved for the Company’s shareholders and the compensation provided to the Named Executive Officers.

The stock ownership guidelines for the Named Executive Officers are determined as a multiple of the Named Executive Officer’s base salary as follows:

Multiple of Base Salary
Mr. Diaz	2.5x
Mr. Lechleiter	1.5x
Mr. Kuntz	1x
Mr. Battafarano	1.5x
Mr. Bowen	1x

The Named Executive Officers have until June 30, 2012 to attain the required level of ownership. The minimum number of shares to be held by the Named Executive Officers will be calculated on each June 30 based on the average of the high and low price of the Common Stock on the NYSE on that date.

If the applicable guideline is not achieved, the Named Executive Officer is required to retain an amount equal to 60% of net shares received under any equity awards. The Board of Directors may, at its discretion, waive the stock ownership guidelines if compliance would create a substantial hardship or prevent a Named Executive Officer from complying with a court order.

In determining whether a Named Executive Officer satisfies the required ownership level, the calculation will include stock held directly by the Named Executive Officer or owned either jointly with, or separately by, his immediate family members residing in the same household and shares held in trust for the benefit of the Named Executive Officer or his immediate family members. Stock ownership does not include unexercised stock options, stock appreciation rights, or the non-vested portion of any service-based or performance-based restricted stock awards.

Section 401(k) Plan and Other Perquisites and Benefits

The Company maintains a Section 401(k) plan (the “401(k) Plan”) that is a tax-qualified defined contribution retirement savings plan under which all eligible employees, including the Named Executive Officers, are eligible to contribute the lesser of (1) 30% of their pay or (2) the limit prescribed by the IRS, on a pretax basis. After one year of service, the Company matches 25% of the first 6% of pay that a participant contributes to the 401(k) Plan and also may provide additional profit sharing contributions based upon the Company’s achievement of financial goals established by the Committee. All employee contributions to the 401(k) Plan are fully vested upon contribution and the Company’s matching contribution vests in equal installments over four years or in full immediately once the employee has four years of service. Contributions to the 401(k) Plan by the Named Executive Officers are usually limited by IRS rules.

In addition, the Named Executive Officers may participate in the Kindred Deferred Compensation Plan (the “DCP”), which is available to certain highly compensated employees. A participant in the DCP may elect to defer up to 25% of his or her base salary and up to 100% of his or her annual short-term incentive award into the DCP during each plan year. In addition, the Company will credit such participant’s account balance with an amount equal to (1) the 401(k) Plan contribution that would be calculated using the matching contribution formula in effect for such plan year, less (2) the amount such participant would receive during the plan year as a matching contribution under the 401(k) Plan if such participant had contributed the maximum amount of elective deferral contribution permissible under the administrative provisions of the 401(k) Plan for persons of such participant’s status. The DCP is discussed in further detail under the heading “Non-Qualified Deferred Compensation Table–Fiscal Year 2008.”

The Company also provides certain key employees, including the Named Executive Officers, with perquisites and other personal benefits that the Company and the Committee believe are reasonable and consistent with the overall executive compensation program to attract and retain qualified executives and other key employees. Such benefits provided to the Named Executive Officers include the payment of life insurance premiums, limited personal use of the Company’s aircraft and the ability to receive a discounted cash payment in lieu of accumulated paid time off benefits.

Employment and Other Agreements

For several years, the Company has maintained employment agreements with its executive officers, including the Named Executive Officers. The Committee has provided employment agreements to its Named Executive Officers since it believes that these arrangements are typical in healthcare companies and to ease the consequences of an unexpected termination of employment. The Committee believes that severance terms and benefits under these agreements generally are competitive within the healthcare industry and are important factors in attracting and retaining executive talent. These agreements also support the retention of key employees during periods of uncertainty.

Regulatory Compliance

New tax requirements for deferred compensation under Section 409A of the Code and related regulations (“Section 409A”) became effective on January 1, 2009. These new requirements are very broad and apply to certain compensation benefits payable under the Company’s employment agreements and change in control severance agreements with executive officers and certain of the Company’s benefit plans, including the short-term incentive plan and long-term incentive plan. Accordingly, in 2008 the Company, with Committee oversight and approval, performed a regulatory compliance review of its employment agreements and change in control severance agreements and other employee benefit plans to ensure documentary compliance with Section 409A and other provisions of the Code by the December 31, 2008 compliance deadline.

As a result of this regulatory compliance review, on December 18, 2008, the Committee approved revised employment agreements and revised change in control severance agreements for the Named Executive Officers in order to comply with Section 409A. The revised employment agreements other than for Mr. Kuntz also provide for the immediate vesting of restricted shares in the event of certain involuntary terminations in order to facilitate the payment of tax obligations that may accelerate under Section 83 of the Code. The revised employment agreements other than for Mr. Kuntz, as well as the change in control severance agreements, also include changes related to compliance with recent interpretations under Section 162(m) of the Code to clarify that performance-based bonuses payable upon an involuntary termination are calculated based upon the performance objectives actually achieved by the Company. Except for the changes adopted in order to comply with Section 409A, Section 83 and Section 162(m), the revised employment agreements and revised change in control severance agreements did not change in any material manner the financial and other significant terms of the agreements as described below.

Mr. Diaz

Effective January 1, 2004, the Company entered into an employment agreement with Mr. Diaz in connection with his promotion to Chief Executive Officer. The agreement has a three-year term, which is extended automatically each day by one day unless the Company notifies Mr. Diaz of its intent not to extend the term. Upon such notification, the employment agreement will terminate in three years. Mr. Diaz’s employment agreement provides for a base salary and the ability to participate in the Company’s short-term and long-term incentive plans, the Company’s equity-based plans and other employee benefit plans. Mr. Diaz may receive increases in his base salary as approved by the Committee.

Mr. Diaz’s employment agreement also provides for severance payments if his employment is terminated under certain circumstances. The amount and circumstances giving rise to these severance payments are discussed in further detail under the heading “Potential Payments Upon Termination or Change in Control.”

Mr. Kuntz

Effective February 2007, the Company entered into an employment agreement with Mr. Kuntz. The agreement has a one year term, which is extended automatically each day by one day unless the Company notifies Mr. Kuntz of its intent not to extend the term. Upon such notification, the employment agreement will terminate in one year unless a later date is specified. The agreement provides for a base salary and the ability to participate in the Company’s employee benefit plans. Mr. Kuntz may receive increases in his base salary as approved by the Committee.

The terms of Mr. Kuntz’s employment agreement also provide for the possibility of certain retirement benefits once he becomes 65 years of age. Upon reaching age 65, Mr. Kuntz may retire as Executive Chairman at his election or at the request of the Board. Upon retirement, Mr. Kuntz would be entitled to continued coverage under the Company’s health insurance plans and would be provided substantially similar office space and the services of an administrative assistant for a three-year period. In addition, all outstanding equity awards held by Mr. Kuntz would become fully vested and he would have one additional year from his date of retirement to exercise all outstanding stock options.

As Executive Chairman, Mr. Kuntz performs the following duties: (1) coordinates all matters and committee activities of the Board and acts as the principal liaison between the Board and senior management; (2) participates in public lobbying and relationships with various healthcare related organizations; (3) advises the Chief Executive Officer and senior management on strategic initiatives including financing, acquisition and development activities; (4) advises the Chief Executive Officer and senior management concerning all compliance and regulatory matters; and (5) such other similar matters as reasonably requested by the Board. Mr. Kuntz is required to devote approximately two days per week or sixty hours per month to the business of the Company.

Mr. Kuntz’s employment agreement also provides for severance payments if his employment is terminated under certain circumstances. The amount and circumstances giving rise to these severance payments are discussed in further detail under the heading “Potential Payments Upon Termination or Change in Control.”

On March 20, 2009, the Company entered into a new employment agreement with Mr. Kuntz, effective as of May 20, 2009, pursuant to which Mr. Kuntz will serve the Company as Chairman of the Board of Directors

(the “Chairman”). The agreement will replace and supersede the existing employment agreement between the Company and Mr. Kuntz referenced above which will terminate effective May 20, 2009. In addition, the agreement provides that the existing change in control severance agreement between the Company and Mr. Kuntz will terminate effective May 20, 2009.

Under the new agreement, Mr. Kuntz will continue to serve as Chairman until the earlier of (1) the date Mr. Kuntz resigns from the Board, (2) the date Mr. Kuntz’s service as Chairman is terminated by the Company for cause or in connection with Mr. Kuntz’s death or disability, (3) the conclusion of the first meeting of the Company’s shareholders at which the Board of Directors has not nominated Mr. Kuntz for election to the Board or (4) the conclusion of the first meeting of the Company’s shareholders at which Mr. Kuntz fails to be elected to the Board by the Company’s shareholders.

As Chairman, Mr. Kuntz will perform the following duties: (1) coordinate all matters and committee activities of the Board and act as the principal liaison between the Board and senior management; (2) provide information and guidance to the Board and the Company’s Chief Executive Officer; and (3) perform such other duties as may be requested by the Board from time to time.

Under the new agreement, Mr. Kuntz’s base salary will be reduced from $902,025 to $350,000. The Company will pay Mr. Kuntz a one-time lump sum cash payment of $422,000 in satisfaction of any remaining rights under the previous employment agreement and change in control severance agreement. During his service as Chairman, Mr. Kuntz will also participate in certain employee benefit plans of the Company. Mr. Kuntz is not eligible to participate in any cash incentive plan of the Company. During his service as Chairman, Mr. Kuntz will continue to vest in any outstanding equity awards in accordance with their original terms and conditions. In addition, Mr. Kuntz will continue to be eligible to participate in the Company’s equity incentive plan for employees, provided that any equity awards that may be granted to Mr. Kuntz will, to the extent permitted by applicable law and the terms and conditions of the equity incentive plan, be substantially comparable to equity awards granted to the Company’s non-employee directors under the Company’s equity plan for non-employee directors.

Under the new agreement, all outstanding unvested stock options, service-based restricted stock and performance-based restricted stock awards held by Mr. Kuntz prior to March 20, 2009 will immediately vest in full as of February 22, 2010. Mr. Kuntz will have an additional one year following the date his employment with the Company is terminated in which to exercise such stock options; provided that in no event will Mr. Kuntz be entitled to exercise any such option beyond the original expiration date of such option. In addition, on the earlier of February 22, 2010 or the date Mr. Kuntz’s employment is terminated by reason of death or disability, regardless of whether or not his service as Chairman has terminated for any reason other than cause, Mr. Kuntz will be entitled to (1) coverage under certain of the Company’s employee benefit plans for three years, (2) receipt of his computer and office furniture and (3) access to office space and the services of an administrative assistant through the end of 2012. These benefits are consistent with the benefits provided to Mr. Kuntz under the previous employment agreement except that the new agreement removes the cash severance component that was included in Mr. Kuntz’s previous employment agreement. The new agreement provides for no other severance payments or benefits if Mr. Kuntz’s employment as Chairman is terminated.

Mr. Lechleiter and Mr. Bowen

For several years, the Company also has had employment agreements with Messrs. Lechleiter and Bowen. The agreements for Mr. Lechleiter and Mr. Bowen contain substantially similar terms. These agreements have a one-year term, which is extended automatically each day by one day unless the Company notifies the Named Executive Officer of its intent not to extend the term. Upon such notification, the employment agreement will terminate in one year.

The employment agreements provide a base salary and the ability of these Named Executive Officers to participate in the Company’s short-term and long-term cash incentive plans, the Company’s equity-based plans and other employee benefit plans. The Named Executive Officer may receive increases in his base salary as approved by the Committee.

The employment agreements also provide for severance payments if the Named Executive Officer’s employment is terminated under certain circumstances. The amount and circumstances giving rise to these severance payments are discussed in further detail under the heading “Potential Payments Upon Termination or Change in Control.”

Mr. Battafarano

Effective March 1, 2008, the Board of Directors promoted Mr. Battafarano to Chief Operating Officer. In connection with this promotion, the Company entered into a new employment agreement with Mr. Battafarano. The agreement has a three-year term and provides that Mr. Battafarano is entitled to an annual base salary of $650,000. The agreement also provides that Mr. Battafarano is entitled to participate in the Company’s short-term incentive plan with a full-year target bonus of 75% of base salary, the Company’s long-term incentive plan with a full-year target bonus of 45% of base salary, the Company’s equity-based plan and other employee benefit plans.

Mr. Battafarano’s employment agreement also provides for severance if his employment is terminated under certain circumstances. The amount and circumstances giving rise to these severance payments are discussed in further detail under the heading “Potential Payments upon Termination or Change in Control.”

In connection with his appointment as the Company’s Chief Operating Officer, the Company awarded Mr. Battafarano (1) 20,000 service-based restricted shares vesting in equal annual installments over three years, (2) 15,000 performance-based restricted shares vesting in equal annual installments over three years, and (3) 15,000 employee stock options vesting over three years.

In connection with this promotion, Messrs. Diaz and Battafarano met on several occasions to discuss the potential terms of the compensation package for Mr. Battafarano. In addition, Mercer provided Mr. Diaz with comparative compensation data for a chief operating officer position. After these discussions, Mr. Diaz made his recommendations to the Committee regarding the compensation package for Mr. Battafarano. In addition, Mercer made a recommendation to the Committee regarding the compensation package for Mr. Battafarano and provided the Committee with comparative compensation data for a chief operating officer. Mercer noted that its recommendation was based on market compensation levels and that the equity grants were common practice in the case of promotion. The Committee believed that this level of compensation was appropriate given that Mr. Battafarano was accepting a new role within the Company and his relevant experience level. The Committee also believed that the termination benefits provided under the new agreement were appropriate to incentivize Mr. Battafarano to complete the full term of the agreement and to provide an appropriate level of retirement benefits since the Company does not otherwise currently provide standard retirement benefits beyond the 401(k) Plan and the DCP.

Change in Control Severance Agreements

For several years, the Company has had change in control severance agreements with its executive officers, including each of the Named Executive Officers. The agreements for the Named Executive Officers generally contain substantially similar terms. These agreements provide for the payment of severance benefits under certain circumstances. The amount and circumstances giving rise to these severance benefits are discussed in further detail under the heading “Potential Payments Upon Termination or Change in Control.” The Committee has provided change in control agreements to its Named Executive Officers since it believes that these arrangements are typical in healthcare companies and to avoid the distraction and loss of key management personnel that may occur in connection with a rumored or actual change in control. The Committee believes that such agreements protect the Company and its shareholders by maintaining employee focus and alignment with shareholders during rumored or actual change in control activities and support the retention of key employees during periods of uncertainty. In March 2009, the Committee and Mr. Kuntz mutually agreed to terminate his change in control severance agreement, effective May 20, 2009, in connection with his new role as Chairman of the Board.

Executive Compensation Tax Deductibility

Section 162(m) of the Code generally provides that the compensation paid by publicly held corporations to the chief executive officer and any employee whose compensation is required to be reported to shareholders by reason of such employee being among the four other most highly paid executive officers of the Company in the year for which a deduction is claimed by the Company (including its subsidiaries) in excess of $1,000,000 per executive will be deductible by the Company only if paid pursuant to qualifying performance-based compensation plans approved by shareholders of the Company. Compensation as defined by the Code includes, among other things, base salary, incentive compensation and gains on stock options and restricted stock. Although the Company attempts to structure incentive compensation to be deductible for federal income tax purposes, the Company’s primary policy is to maximize the effectiveness of the Company’s executive compensation program. In that regard, the Committee intends to remain flexible to take actions that are deemed to be in the best interests of the Company and its shareholders. Such actions may not always qualify for tax deductibility under the Code.

Beginning on January 1, 2006, the Company began accounting for equity-based incentive compensation in accordance with the requirements of Statement of Financial Accounting Standards No. 123 (revised 2004) (“SFAS 123R”), “Share-Based Payment.”

SUMMARY COMPENSATION TABLE

The following table sets forth certain information regarding compensation for fiscal 2008, 2007 and 2006 for (1) each person who served as Chief Executive Officer during fiscal year 2008, (2) each person who served as Chief Financial Officer during fiscal year 2008, and (3) the Company’s three most highly compensated executive officers other than the Chief Executive Officer and Chief Financial Officer who were serving as executive officers as of December 31, 2008 (collectively referred to as the “Named Executive Officers”).

Name and Principal Position	Year	Salary	Bonus		Stock Awards (1)		Option Awards (1)		Non-Equity Incentive Plan Compensation (2)	Changes in Pension Value and Non-qualified Deferred Compensation Earnings (3)		All Other Compensation (4)	Total
Paul J. Diaz President and Chief Executive Officer	2008	$998,269	—		$1,776,515	(5)	$491,096	(6)	$1,083,575	$696		$90,828	$4,440,979
	2007	$942,226	$1,000,000	(7)	$3,833,474	(5)	$3,346,908	(6)	$1,798,861	$250		$107,785	$11,029,504
	2006	$847,906	—		$2,686,970		$1,240,144		$1,432,779	$324		$168,366	$6,376,489

Richard A. Lechleiter Executive Vice President and Chief Financial Officer	2008	$433,147	—		$316,148	(5)	$103,477	(6)	$299,606	$270		$24,836	$1,177,484
	2007	$412,946	$100,000	(7)	$649,345	(5)	$804,302	(6)	$594,580	$163		$58,923	$2,620,259
	2006	$398,513	—		$636,284		$231,657		$635,288	$387		$54,570	$1,956,699

Edward L. Kuntz Executive Chairman of the Board of Directors	2008	$898,408	—		$802,796	(5)	$193,755	(6)	—	—		$9,086	$1,904,045
	2007	$838,194	—		$1,374,940	(5)	$761,985	(6)	—	—		$8,759	$2,983,878
	2006	$635,928	—		$925,749		$555,136		—	—		$7,868	$2,124,681

Frank J. Battafarano Chief Operating Officer	2008	$606,218	—		$629,851	(5)	$184,369	(6)	$540,199	$209,957	(8)	$59,652	$2,230,246
	2007	$433,589	—		$741,188	(5)	$531,585	(6)	$628,344	$69,717	(8)	$48,724	$2,453,147
	2006	$418,226	—		$759,025		$222,712		$619,941	$9,746	(8)	$33,183	$2,062,833

Lane M. Bowen Executive Vice President and President, Health Services Division	2008	$424,024	—		$398,795	(5)	$116,929	(6)	$348,020	$521		$11,169	$1,299,458
	2007	$397,715	—		$697,595	(5)	$235,237	(6)	$630,176	$225		$20,804	$1,981,752
	2006	$369,893	—		$466,866		$205,959		$584,683	$317		$22,824	$1,650,542

(1)	These amounts represent the dollar amount recognized for financial reporting purposes in accordance with SFAS 123R. As such, these amounts include outstanding awards granted prior to December 31, 2008, 2007 and 2006, respectively. In each case, the amount of compensation expense was calculated excluding forfeiture assumptions. The assumptions used in calculating the amounts with respect to fiscal year 2008 are discussed in Note 14 of the Company’s audited financial statements for the year ended December 31, 2008 included in the Company’s Annual Report on Form 10-K filed with the SEC on February 25, 2009. The assumptions used in calculating the amounts with respect to fiscal year 2007 are discussed in Note 15 of the Company’s audited financial statements for the year ended December 31, 2007 included in the Company’s Annual Report on Form 10-K filed with the SEC on February 28, 2008. The assumptions used in calculating the amounts with respect to fiscal year 2006 are discussed in Note 15 of the Company’s audited financial statements for the year ended December 31, 2006 included in the Company’s Annual Report on Form 10-K filed with the SEC on March 1, 2007.

(2)	These amounts represent amounts earned under the Company’s short-term incentive plan and the long-term incentive plan. The Named Executive Officers earned the following amounts under the Company’s short-term incentive plan during 2008, 2007 and 2006.

Year	Mr. Diaz	Mr. Lechleiter	Mr. Kuntz	Mr. Battafarano	Mr. Bowen
2008	$948,266	$246,785	—	$461,224	$296,258
2007	848,842	221,958	—	237,096	270,171
2006	584,077	275,283	—	241,928	251,467

The Named Executive Officers earned the following amounts under the Company’s long-term incentive plan during 2008, 2007 and 2006:

Year	Mr. Diaz	Mr. Lechleiter	Mr. Kuntz	Mr. Battafarano	Mr. Bowen
2008	$135,309	$52,821	—	$78,975	$51,762
2007	950,019	372,622	—	391,248	360,005
2006	848,702	360,005	—	378,013	333,216

Amounts earned under the long-term incentive plan are payable in three equal installments on or about each of the first, second and third anniversaries of the end of the relevant performance period, provided generally that the participant is employed by the Company at the time payments are due. Mr. Kuntz does not participate in the short-term incentive plan or the long-term incentive plan.

(3)	These amounts represent the above-market interest earned in the DCP during the respective year. For 2008, above-market interest equals the amount of interest in excess of 120% of the federal long-term rate as of October 1 of the prior year. The federal long-term rate as of October 1, 2007, 2006 and 2005 was 4.88%, 5.02% and 4.40%, respectively.

(4)	The amounts in this column include Company contributions for the respective periods for the benefit of the Named Executive Officers to the Company’s 401(k) Plan and the DCP, the taxable value of life insurance premiums paid by the Company, certain transportation-related benefits (“TRB”) and discounted cash payments in lieu of accumulated paid time off benefits (“PTO”) as follows:

	Year	401(k)	DCP	Life	TRB	PTO	Total
Mr. Diaz	2008	$2,362	$4,991	$1,710	$81,765	—	$90,828
Mr. Lechleiter	2008	2,362	—	1,063	21,411	—	24,836
Mr. Kuntz	2008	2,362	—	6,724	—	—	9,086
Mr. Battafarano	2008	2,362	4,217	2,922	50,151	—	59,652
Mr. Bowen	2008	2,362	2,120	1,945	4,742	—	11,169

For purposes of determining the value of the TRB, the Company bases the calculation on the aggregate incremental cost to the Company to provide use of the Company’s aircraft or chartered aircraft to each Named Executive Officer and such Named Executive Officer’s requested occupants. The aggregate incremental cost for the Company aircraft is based on a cost-per-flight-hour charge developed from the annual direct costs to operate the Company’s aircraft. The incremental cost for any chartered aircraft is the actual cost of the chartered aircraft paid by the Company.

(5)	These amounts also include additional SFAS 123R expenses associated with the KPS Spin-off in 2007. In connection with the KPS Spin-off, the dividend paid on the Common Stock also was paid and distributed on the unvested restricted stock held by the Company’s employees, including the Named Executive Officers. The amounts recorded under SFAS 123R in connection with this dividend to the Named Executive Officers were as follows:

Year	Mr. Diaz	Mr. Lechleiter	Mr. Kuntz	Mr. Battafarano	Mr. Bowen
2008	$18,919	$2,759	$4,200	$3,363	$1,770
2007	945,330	173,931	392,998	195,398	210,693

(6)	These amounts also include additional SFAS 123R expenses associated with the adjustment of stock options in connection with the KPS Spin-off in 2007 in the following amounts:

Year	Mr. Diaz	Mr. Lechleiter	Mr. Kuntz	Mr. Battafarano	Mr. Bowen
2008	$54,800	$15,332	$19,604	$16,100	$8,066
2007	2,933,774	698,909	569,749	423,069	148,456

(7)	This amount represents a cash bonus awarded to such Named Executive Officer in connection with the KPS Spin-off in 2007.

(8)	These amounts also include the aggregate change in actuarial present value of Mr. Battafarano’s accumulated benefit under the Company’s Supplemental Executive Retirement Plan (the “SERP”) during 2008, 2007 and 2006 of $205,429, $67,753 and $6,756, respectively. Mr. Battafarano is the only Named Executive Officer participating in the SERP. See the “Pension Benefits Table—Fiscal Year 2008” for a description of the benefit calculation and assumptions used to calculate the 2008 amount.

GRANTS OF PLAN-BASED AWARDS TABLE—FISCAL YEAR 2008

The following table sets forth information regarding grants of awards under incentive compensation programs to the Company’s Named Executive Officers during fiscal year 2008.

Name	Grant Date	Estimated Possible/ Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts under Equity Incentive Plan Awards (#)(1)(2)	All Other Stock Awards: Number of Shares of Stock or Units (#)(1)(3)		All Other Option Awards: Number of Shares of Securities Underlying Options (#)(1)(4)	Exercise or Base Price of Option Awards ($)	Grant Date Fair Value ($) (5)
		Threshold	Target	Maximum
Paul J. Diaz
Short-term incentive plan (6)	N/A	$400,916	$1,002,290	$1,252,863
Long-term incentive plan (7)	N/A	$100,229	$501,145	$1,002,290
	2/19/08				24,527					$633,532
	2/19/08					24,527				$633,532
	2/19/08							62,889	$25.83	$593,672
Richard A. Lechleiter
Short-term incentive plan (6)	N/A	$104,338	$260,845	$326,056
Long-term incentive plan (7)	N/A	$39,127	$195,633	$391,267
	2/19/08				4,241					$109,545
	2/19/08					4,241				$109,545
	2/19/08							10,874	$25.83	$102,651

Edward L. Kuntz	2/19/08				10,171					$262,717
	2/19/08					10,171				$262,717
	2/19/08							26,078	$25.83	$246,176
Frank J. Battafarano
Short-term incentive plan (6)	N/A	$195,000	$487,500	$609,375
Long-term incentive plan (7)	N/A	$58,500	$292,500	$585,000
	2/19/08				19,453					$502,471
	2/19/08					20,000	(8)			$516,600
	2/19/08					4,453				$115,021
	2/19/08							26,418	$25.83	$249,386
Lane M. Bowen
Short-term incentive plan (6)	N/A	$102,246	$255,616	$319,520
Long-term incentive plan (7)	N/A	$38,342	$191,712	$383,423
	2/19/08				6,608					$170,685
	2/19/08					6,608				$170,685
	2/19/08							16,945	$25.83	$159,961

(1)	These amounts reflect awards under the Kindred Healthcare, Inc. 2001 Stock Incentive Plan, Amended and Restated (the “Stock Incentive Plan”).

(2)	These amounts reflect all performance-based restricted stock granted during 2008 to the Named Executive Officers, regardless of when, or if, such performance-based restricted stock vests. These performance-based restricted stock grants are divided into three equal annual tranches, which are scheduled to vest in February 2009, 2010 and 2011, respectively. The Committee establishes performance goals annually for the current year’s tranche. If the performance goals are not satisfied in a given performance period, then some or all of the performance-based restricted stock in the relevant performance period will be forfeited by the Named Executive Officer. Please see the Equity-Based Compensation portion of the Compensation Discussion and Analysis section beginning on page 12 for a description of the minimum, target and maximum goals established for the 2008 performance period and applicable to the first tranche of performance-based restricted stock. Because the minimum performance goals for the 2008 performance period were not achieved, each Named Executive Officer forfeited the following number of performance-based restricted shares from the totals listed in this column in February 2009: Mr. Diaz – 8,175 shares; Mr. Lechleiter – 1,413 shares; Mr. Kuntz – 3,390 shares; Mr. Battafarano – 6,484 shares; and Mr. Bowen – 2,202 shares.

(3)	Except as otherwise noted in footnote 8 below, the shares of service-based restricted stock granted on February 19, 2008 vest in four equal annual installments, beginning on the first anniversary of the date of grant. These share awards entitle each Named Executive Officer to receive dividends if and when declared by the Board. The Company has not paid, and does not anticipate that it will pay in the foreseeable future, any cash dividends.

(4)	The stock options granted on February 19, 2008 vest in three equal annual installments, beginning on the first anniversary of the date of grant.

(5)	These amounts represent the grant date fair value calculated in accordance with SFAS 123R. In each case, the amount was calculated excluding forfeiture assumptions. The assumptions used in calculating these amounts are discussed in Note 14 of the Company’s audited financial statements for the year ended December 31, 2008 included in the Company’s Annual Report on Form 10-K filed with the SEC on February 25, 2009.

(6)	These amounts reflect potential payouts under the Company’s short-term incentive plan. Actual awards for 2008 have been disclosed in the Summary Compensation Table under the column “Non-Equity Incentive Plan Compensation.”

(7)	These amounts reflect potential future payouts under the Company’s long-term incentive plan. Actual awards for 2008 have been disclosed in the Summary Compensation Table under the column “Non-Equity Incentive Plan Compensation.” Awards under the long-term incentive plan are payable in three equal annual installments on or about each of the first, second and third anniversaries of the end of the relevant performance period for which they are earned, provided generally that the participant is employed by the Company at the time the payments are due.

(8)	These shares of service-based restricted stock granted on February 19, 2008 vest in three equal annual installments, beginning on the first anniversary of the date of grant. This share award entitles the Named Executive Officer to receive dividends if and when declared by the Board. The Company has not paid, and does not anticipate that it will pay in the foreseeable future, any cash dividends.

OUTSTANDING EQUITY AWARDS AT END OF 2008 FISCAL YEAR

The following table sets forth information regarding outstanding equity awards held by the Company’s Named Executive Officers as of December 31, 2008.

	Option Awards						Stock Awards
Name	Number of Securities Underlying Unexercised Options (#)	Number of Securities Underlying Unexercised Options (#)	Option Grant Date	Option Exercise Price	Option Expiration Date		Number of Shares or Units of Stock That Have Not Vested (#)(1)	Market Value of Shares or Units of Stock That Have Not Vested ($)(2)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(3)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(2)
	Exercisable	Unexercisable
Paul J. Diaz	251,896	0	1/28/02	$14.82	1/28/12	(4)	153,536	$1,999,039	24,527	$319,342
	6,448	0	7/23/02	$12.16	7/23/12	(4)
	67,332	0	7/22/03	$8.43	7/22/13	(5)
	104,684	0	10/28/03	$15.10	10/28/13	(5)
	82,484	0	7/26/04	$18.26	7/26/14	(5)
	76,660	0	4/27/05	$23.76	4/27/12	(4)(6)
	133,371	0	8/10/05	$23.80	8/10/12	(4)(6)
	37,896	43,849	2/23/06	$16.81	2/23/13	(7)
	0	62,889	2/19/08	$25.83	2/19/15	(7)

Richard A. Lechleiter	38,733	0	2/25/02	$15.29	2/25/12	(4)	29,052	$378,257	4,241	$55,218
	26,170	0	7/23/02	$12.16	7/23/12	(4)
	29,645	0	7/22/03	$8.43	7/22/13	(5)
	19,897	0	7/26/04	$18.26	7/26/14	(5)
	13,085	0	2/23/05	$23.25	2/23/15	(5)(6)
	12,617	0	4/27/05	$23.76	4/27/12	(4)(6)
	21,952	0	8/10/05	$23.80	8/10/12	(4)(6)
	12,266	12,269	2/23/06	$16.81	2/23/13	(7)
	0	10,874	2/19/08	$25.83	2/19/15	(7)

Edward L. Kuntz	26,170	0	7/23/02	$12.16	7/23/12	(4)	64,901	$845,011	10,171	$132,426
	52,009	0	7/26/04	$18.26	7/26/14	(5)
	25,077	0	4/27/05	$23.76	4/27/12	(4)(6)
	43,628	0	8/10/05	$23.80	8/10/12	(4)(6)
	15,684	15,686	2/23/06	$16.81	2/23/13	(7)
	0	26,078	2/19/08	$25.83	2/19/15	(7)

Frank J. Battafarano	6,521	0	7/23/02	$12.16	7/23/12	(4)	52,464	$683,081	19,453	$253,278
	17,238	0	7/22/03	$8.43	7/22/13	(5)
	14,421	0	7/26/04	$18.26	7/26/14	(5)
	13,085	0	2/23/05	$23.25	2/23/15	(5)(6)
	13,047	0	4/27/05	$23.76	4/27/12	(4)(6)
	35,985	0	8/10/05	$23.80	8/10/12	(4)(6)
	6,932	12,883	2/23/06	$16.81	2/23/13	(7)
	0	26,418	2/19/08	$25.83	2/19/15	(7)

Lane M. Bowen	13,085	0	2/23/05	$23.25	2/23/15	(5)(6)	33,716	$438,982	6,608	$86,036
	9,561	0	4/27/05	$23.76	4/27/12	(4)(6)
	9,225	0	8/10/05	$23.80	8/10/12	(4)(6)
	0	8,606	2/23/06	$16.81	2/23/13	(7)
	0	16,945	2/19/08	$25.83	2/19/15	(7)

(1)	The unvested service-based restricted stock held by each of the Named Executive Officers as of December 31, 2008 will vest as follows:

Vesting Date	Mr. Diaz (# of shares)	Mr. Lechleiter (# of shares)	Mr. Kuntz (# of shares)	Mr. Battafarano (# of shares)	Mr. Bowen (# of shares)
2/19/09	6,131	1,060	2,542	7,780	1,652
2/22/09	—	—	3,666	—	—
2/23/09	13,822	3,867	4,945	4,061	2,713
4/25/09	17,785	3,876	8,892	4,069	6,240
4/27/09	12,083	1,989	3,953	2,057	1,507
8/10/09	21,022	3,460	6,877	5,625	1,454

Vesting Date	Mr. Diaz (# of shares)	Mr. Lechleiter (# of shares)	Mr. Kuntz (# of shares)	Mr. Battafarano (# of shares)	Mr. Bowen (# of shares)
12/14/09	14,904	—	—	—	—
2/19/10	6,132	1,060	2,543	7,779	1,652
2/22/10	—	—	3,667	—	—
2/23/10	13,823	3,868	4,945	4,061	2,713
4/25/10	17,785	3,875	8,892	4,069	6,240
2/19/11	6,132	1,060	2,543	7,780	1,652
4/25/11	17,785	3,876	8,893	4,069	6,241
2/19/12	6,132	1,061	2,543	1,114	1,652

Total	153,536	29,052	64,901	52,464	33,716

(2)	Market value is calculated by multiplying the total number of shares of Common Stock that have not vested by $13.02, which was the closing price of the Common Stock on the NYSE on December 31, 2008.

(3)	The performance-based restricted stock, granted on February 19, 2008, is divided into three equal annual tranches. The Committee establishes performance goals annually for the current year’s tranche. If the performance goals are not satisfied in a given performance period, then some or all of the performance-based restricted stock in the relevant performance period will be forfeited by the Named Executive Officer. Please see the Equity-Based Compensation portion of the Compensation Discussion and Analysis section beginning on page 12 for a description of the minimum, target and maximum goals established for the 2008 performance period and applicable to the first tranche of performance-based restricted stock. Because the minimum performance goals for the 2008 performance period were not achieved, each Named Executive Officer forfeited the following number of performance-based restricted shares from the totals listed in this column in February 2009: Mr. Diaz – 8,175 shares; Mr. Lechleiter – 1,413 shares; Mr. Kuntz – 3,390 shares; Mr. Battafarano – 6,484 shares; and Mr. Bowen – 2,202 shares.

(4)	As initially granted, these options vest in four equal annual installments beginning on the first anniversary of the date of grant.

(5)	As initially granted, these options vest in three equal annual installments beginning on the first anniversary of the date of grant.

(6)	As initially granted, these options were to vest in either three or four equal annual installments beginning on the first anniversary of the date of grant. On December 14, 2005, the Executive Compensation Committee accelerated the vesting of all unvested stock options under the Stock Incentive Plan which had exercise prices greater than the closing price of the Common Stock on December 14, 2005 of $26.48 per share. Prior to the adjustments associated with the KPS Spin-off, each of these stock options had an exercise price greater than $26.48.

(7)	The unvested options held by each of the Named Executive Officers as of December 31, 2008 will vest as follows:

Vesting Date	Mr. Diaz	Mr. Lechleiter	Mr. Kuntz	Mr. Battafarano	Mr. Bowen
2/19/09	20,963	3,625	8,693	8,806	5,649
2/23/09	21,924	6,135	7,842	6,441	4,303
2/19/10	20,963	3,624	8,692	8,806	5,648
2/23/10	21,925	6,134	7,844	6,442	4,303
2/19/11	20,963	3,625	8,693	8,806	5,648

Total	106,738	23,143	41,764	39,301	25,551

OPTION EXERCISES AND STOCK VESTED TABLE—FISCAL YEAR 2008

The following table sets forth information regarding each exercise of stock options and all vesting of stock during the year ended December 31, 2008.

Name	Option Awards		Stock Awards
	Number of Shares Acquired on Exercise	Value Realized on Exercise	Number of Shares Acquired on Vesting	Value Realized on Vesting
Paul J. Diaz	19,650	$245,867	79,614	$1,829,769
Richard A. Lechleiter	3,500	$78,085	18,192	$445,560
Edward L. Kuntz	—	—	28,332	$705,597
Frank J. Battafarano	11,425	$124,704	20,811	$525,221
Lane M. Bowen	10,934	$116,877	16,914	$396,993

PENSION BENEFITS TABLE—FISCAL YEAR 2008

The following table sets forth information regarding each plan providing payments or other benefits at, following or in connection with, the retirement of the Named Executive Officers.

The Company adopted the SERP on January 1, 1998 to attract and retain talented executives by providing additional compensation in the form of a monthly retirement benefit. Upon a participant’s normal retirement (defined as any termination of employment on or after a participant attains age 62), such participant would be entitled to receive a monthly retirement benefit for the remainder of such participant’s lifetime in an amount equal to one-twelfth of the product of (1) the participant’s maximum retirement benefit percentage (between 50-100% based on such participant’s position within the Company); (2) the participant’s salary and short-term target bonus in the year of termination of employment; and (3) the participant’s vesting percentage which increased 5% for each additional year of service up to a maximum of 100%. Effective December 31, 1999, the SERP was amended to eliminate the accrual of any additional benefits and to freeze accumulated benefits. The SERP was terminated in February 2001. The termination of the SERP had no effect on the future payment of vested benefits under the SERP. Mr. Battafarano is the only Named Executive Officer participating in the SERP. Pursuant to the provisions of the SERP, Mr. Battafarano has elected to receive a lump sum payment equal to the present value of his accumulated benefit upon retirement in lieu of a monthly retirement benefit.

Name	Plan Name	Number of Years Credited Service	Present Value of Accumulated Benefit		Payments During Last Fiscal Year (1)
Paul J. Diaz	—	—	—		—
Richard A. Lechleiter	—	—	—		—
Edward L. Kuntz	—	—	—		—
Frank J. Battafarano	Supplemental Executive Retirement Plan	8	$1,001,853	(2)	—
Lane M. Bowen	—	—	—		—

(1)	No benefits are payable until age 65. Mr. Battafarano is currently 58.

(2)	As set forth in the SERP, the present value of any future payment stream is determined using the following assumptions: (i) mortality based upon the 1994 Group Annuity Mortality Table (50% males/50% females); and (ii) a discount rate equal to the rolling average of the yield on U.S. Treasury ten-year notes for the three months preceding the attainment of age 65. The following data also was used to calculate this amount: a maximum retirement benefit percentage of 70%; eligible base salary of $215,000 and short-term target bonus of $129,000; and a vesting percentage of 40% for eight years of service.

NON-QUALIFIED DEFERRED COMPENSATION TABLE—FISCAL YEAR 2008

Name	Executive Contributions in Last Fiscal Year		Registrant Contributions in Last Fiscal Year (1)	Aggregate Earnings in Last Fiscal Year (2)	Aggregate Withdrawals/ Distributions	Aggregate Balance at Last Fiscal Year-End
Paul J. Diaz	$19,965	(3)	$4,991	$7,275	—	$129,151	(4)
Richard A. Lechleiter	—		—	$2,823	—	$45,110	(5)
Edward L. Kuntz	—		—	—	—	—
Frank J. Battafarano	$222,683	(6)	$4,217	$47,320	—	$855,630	(7)
Lane M. Bowen	$21,201	(3)	$2,120	$5,443	—	$99,056	(8)

(1)	The amounts included in this column are included in the “All Other Compensation” column of the Summary Compensation Table for 2008 for such Named Executive Officer.

(2)	The amounts reported in this column include above-market interest earned in the DCP during 2008 as reported in the “Changes in Pension Value and Non-qualified Deferred Compensation Earnings” column of the Summary Compensation Table for 2008 for such Named Executive Officer.

(3)	This amount is included in the “Salary” column of the Summary Compensation Table for 2008 for such Named Executive Officer.

(4)	This amount includes $91,463 of contributions previously reported as compensation in the Summary Compensation Table of the Company’s previous proxy statements.

(5)	This amount includes $37,804 of contributions previously reported as compensation in the Summary Compensation Table of the Company’s previous proxy statements.

(6)	This amount includes $151,554 included in the “Salary” column of the Summary Compensation Table for 2008 for Mr. Battafarano, as well as $71,129 from the short-term incentive plan award earned in 2007 but actually paid to Mr. Battafarano in March 2008.

(7)	This amount includes $536,225 of contributions previously reported as compensation in the Summary Compensation Table of the Company’s previous proxy statements.

(8)	This amount includes $43,710 of contributions previously reported as compensation in the Summary Compensation Table of the Company’s previous proxy statements.

The Company maintains the DCP for certain highly compensated employees, including the Named Executive Officers. A participant in the DCP may elect to defer up to 25% of such participant’s base salary and up to 100% of such participant’s award under the short-term incentive plan into the DCP during each plan year. In addition, the Company will credit such participant’s account balance with an amount equal to (1) the 401(k) Plan contribution that would be calculated using the matching contribution formula in effect for such plan year, less (2) the amount such participant would receive during the plan year as a matching contribution under the 401(k) Plan if such participant had contributed the maximum amount of elective deferral contribution permissible under the administrative provisions of the 401(k) Plan for persons of such participant’s status. Amounts credited to a participant’s account will accrue interest at a fixed rate equal to the interest rate published in Moody’s Bond Record under the heading “Moody’s Seasoned Corporate Bond Yield Baa Average” for the month of October immediately preceding each plan year. The effective interest rate for 2008 was 6.48%.

A participant under the DCP is generally entitled to a distribution from such participant’s account upon (1) the participant’s retirement (defined as any termination of employment on or after a participant attains age 55) or termination of employment (other than as a result of death) prior to retirement, (2) the participant’s death, or (3) the occurrence of an unforeseen financial emergency (but only to the extent such distribution is necessary to relieve the unforeseen financial emergency). Upon retirement, or in the event a participant’s employment is terminated other than as a result of death, a participant will receive 100% of such participant’s account balance, payable in a lump sum or in equal monthly installments over a 5, 10 or 15 year period as selected by the participant when the participant initially enters the DCP. Each of the participating Named Executive Officers have elected to receive a lump sum payment equal to his account balance upon retirement or termination of employment. In the event a participant dies before retirement or a termination of employment, such participant’s beneficiary will receive 100% of the participant’s account balance in a lump sum payment.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

As more fully described below, the following contracts provide for payments and other benefits to the Named Executive Officers upon the occurrence of various employment termination or change in control events (capitalized terms not otherwise previously defined are defined below):

•	Employment Agreements—in the event of death, Disability, or an Involuntary Termination;

•	Change in Control Severance Agreements—in connection with a termination of employment following a Change in Control;

•	Equity Plan—in the event of death, Disability, or a Change in Control; and

•	Long-term incentive plan—in the event of death, Disability, Retirement, termination of employment without Cause, or following a Qualified Change in Control.

In addition to the foregoing, termination and change in control payments are payable under the SERP and the DCP in certain circumstances. Please see the “Pension Benefits Table–Fiscal Year 2008” and the “Non-qualified Deferred Compensation Table–Fiscal Year 2008” for details regarding the triggering events and amounts payable under the SERP and the DCP, respectively.

In lieu of any payment each participating Named Executive Officer would otherwise be entitled to under the terms and conditions of the short-term incentive plan, such Named Executive Officer’s Employment and Change in Control Severance Agreement expressly provides for a payment under the short-term incentive plan following an Involuntary Termination or Change in Control, respectively.

Definitions

Unless otherwise noted, the term “Disability” means the Named Executive Officer shall be unable, or fail, to perform the essential functions of his position for any period of 90 days or more. Unless otherwise noted, the term “Cause” means such Named Executive Officer’s (1) conviction of or plea of nolo contendere to a crime involving moral turpitude; or (2) willful and material breach of his duties and responsibilities, which is committed in bad faith or without reasonable belief that such breaching conduct is in the best interests of the Company and its affiliates. Unless otherwise noted, for purposes of each Named Executive Officer’s Employment Agreement, “Good Reason” means, without the Named Executive Officer’s written consent, (1) a material adverse change in the Named Executive Officer’s authority, duties or responsibilities (which for Mr. Kuntz, shall occur if he ceases to be Executive Chairman of the Board for any reason); (2) the Company shall materially reduce the base salary or, for each Named Executive Officer other than Mr. Kuntz, the annual bonus opportunity of the Named Executive Officer; (3) for each Named Executive officer other than Mr. Lechleiter, the Company shall require the Named Executive Officer to relocate his principal business office more than 30 miles from its current location, or (4) a material breach of the Company’s obligation to (i) allow the Named Executive Officer to participate in the Company’s employee benefit plans, (ii) require any successor to all or substantially all of the business and/or assets of the Company to assume the Named Executive Officer’s employment agreement, (iii) with respect to Mr. Diaz, provide liability, life and disability insurance, and (iv) with respect to Mr. Kuntz, keep him eligible to receive additional compensation as the Committee may approve. Unless otherwise noted, for purposes of each Named Executive Officer’s Change in Control Severance Agreement, “Good Reason” means (1) the Named Executive Officer’s title, duties, responsibilities or authority is reduced or diminished without his written consent; (2) the Named Executive Officer’s compensation is reduced;

(3) the Named Executive Officer’s benefits are reduced, other than pursuant to a uniform reduction applicable to all managers of the Company; or (4) the Named Executive Officer is asked to relocate his office to a place more than 30 miles from its current location. Unless otherwise noted, the term “Involuntary Termination” means the Named Executive Officer terminates his employment for Good Reason or the Company terminates his employment other than for Cause. Unless otherwise noted, the term “Retirement” means the voluntary termination of a Named Executive Officer’s employment after the age of 55. The term “Qualified Change in Control” means a Change in Control (as defined below) that qualifies as either a change in the (i) ownership of the Company, (ii) effective control of the Company, or (iii) ownership of a substantial portion of the assets of the Company, under Section 409A. Unless otherwise noted, the term “Change in Control” means:

(1) an acquisition (other than directly from the Company) of any voting securities of the Company by any person immediately after which such person has beneficial ownership of 20% or more of the combined voting power of the Company’s then outstanding voting securities (excluding acquisitions of voting securities by the Company or any of its subsidiaries, or an employee benefit plan maintained by the Company or any of its subsidiaries);

(2) the individuals who constituted the Board of Directors of the Company cease for any reason to constitute over 50% of the Board; provided, however, that if the election, or nomination for election by the Company’s shareholders, of any new director was approved by a vote of over 50% of the Board, such new director shall be considered as though such person were a member of the Board as of such date, unless such individual initially assumed office as a result of either an actual or threatened election or proxy contest;

(3) consummation of a merger, consolidation or reorganization involving the Company, unless (a) the shareholders of the Company, immediately before such merger, consolidation or reorganization, own, directly or indirectly immediately following such merger, consolidation or reorganization, over 50% of the combined voting power of all voting securities of the corporation resulting from such merger or consolidation or reorganization over which any person has beneficial ownership in substantially the same proportion as their ownership of the voting securities immediately before such merger, consolidation or reorganization; (b) the individuals who were members of the Board immediately prior to the execution of the agreement providing for such merger, consolidation or reorganization constitute over 50% of the members of the board of directors of the surviving company; and (c) no person (other than the Company, any of its subsidiaries, any employee benefit plan maintained by the Company, the surviving company or any person who, immediately prior to such merger, consolidation or reorganization had beneficial ownership of 20% or more of the then outstanding voting securities) has beneficial ownership of 20% or more of the combined voting power of the surviving company’s then outstanding voting securities;

(4) approval by the Company’s shareholders of a complete liquidation or dissolution of the Company;

(5) approval by the Company’s shareholders of an agreement for the sale or other disposition of all or substantially all of the assets of the Company to any person (other than a transfer to a subsidiary of the Company); and

(6) any other event that the Board shall determine constitutes an effective change in control of the Company.

Employment Agreement—Mr. Diaz

Mr. Diaz’s employment agreement provides for severance payments if his employment is terminated under certain circumstances. Following termination for any reason, Mr. Diaz is entitled to receive accrued wages through the date of termination, as well as any amounts owed to him pursuant to the terms and conditions of the benefit plans and programs of the Company. In addition, subject to the execution of a general release of claims satisfactory to the Company, Mr. Diaz is entitled to the following additional payments. If his employment is terminated by reason of death or Disability, Mr. Diaz is entitled to a prorated portion of his short-term incentive target award in the year of termination. If Mr. Diaz’s employment is terminated by the Company for Cause, no additional payments are made under his employment agreement. In the event of an Involuntary Termination, Mr. Diaz’s agreement provides for a cash severance payment equal to the prorated portion of the short-term incentive award earned (based on actual performance) in the year of termination and three times his base salary and short-term incentive target award in the year of termination. In addition, for a three-year period following his termination date, Mr. Diaz would be entitled to continued coverage under the Company’s employee benefit plans, additional vesting of service-based and performance-based restricted stock awards and stock options, and the opportunity to exercise the options within such time period (but in no event beyond the expiration of the original term of such options). Also, until the end of the second taxable year following the year of termination, Mr. Diaz would be entitled to substantially similar office space and the services of an administrative assistant.

Employment Agreement—Mr. Kuntz

Mr. Kuntz’s existing employment agreement provides for severance payments if his employment is terminated under certain circumstances. Following termination for any reason, Mr. Kuntz is entitled to receive accrued wages through the date of termination, as well as any amounts owed to him pursuant to the terms and conditions of the benefit plans and programs of the Company. In addition, subject to the execution of a general release of claims satisfactory to the Company, Mr. Kuntz is entitled to the following additional payments. If his employment is terminated by reason of death or Disability, or by the Company for Cause, no additional payments are made under his employment agreement. In the event of an Involuntary Termination, Mr. Kuntz’s agreement provides for a cash payment equal to three times his base salary as of the date of termination. In addition, for a three-year period following his termination date, Mr. Kuntz would be entitled to continued coverage under the Company’s employee benefit plans, additional vesting of service-based and performance-based restricted stock awards and stock options, and the opportunity to exercise the options within such time period. Also, until the end of the second taxable year following the year of termination, Mr. Kuntz would be entitled to substantially similar office space and the services of an administrative assistant. If his employment is terminated as a result of his retirement, Mr. Kuntz’s agreement provides for continued coverage under the Company’s employee benefit plans for a three-year period, as well as vesting of all outstanding service-based and performance-based restricted stock awards and stock options and an additional one-year period in which to exercise such stock options (but in no event beyond the expiration of the original term of such options). Also, until the end of the second taxable year following the year of termination, Mr. Kuntz would be entitled to substantially similar office space and the services of an administrative assistant. As used in his employment agreement, “retirement” means an election by Mr. Kuntz or the Company to terminate his employment anytime following Mr. Kuntz reaching age 65.

On March 20, 2009, the Company entered into a new employment agreement with Mr. Kuntz, effective as of May 20, 2009, pursuant to which Mr. Kuntz will serve as Chairman of the Board. The agreement will replace and supersede the existing employment agreement between the Company and Mr. Kuntz referenced above which will terminate effective May 20, 2009. In addition, the agreement provides that the existing change in control severance agreement between the Company and Mr. Kuntz will terminate effective May 20, 2009.

Under the new agreement, all outstanding unvested stock options, service-based restricted stock and performance-based restricted stock awards held by Mr. Kuntz prior to March 20, 2009 will immediately vest in full as of February 22, 2010. Mr. Kuntz will have an additional one year following the date his employment with the Company is terminated in which to exercise such stock options; provided that in no event will Mr. Kuntz be entitled to exercise any such option beyond the original expiration date of such option. In addition, on the earlier of February 22, 2010 or the date Mr. Kuntz’s employment is terminated by reason of death or Disability, regardless of whether or not his service as Chairman has terminated for any reason other than Cause, Mr. Kuntz will be entitled to (1) coverage under certain of the Company’s employee benefit plans for three years, (2) receipt of his computer and office furniture and (3) access to office space and the services of an administrative assistant through the end of 2012. These benefits are consistent with the benefits provided to Mr. Kuntz under the previous employment agreement except that the new agreement removes the cash severance component that was included in Mr. Kuntz’s previous employment agreement. The new agreement provides for no other severance payments or benefits if Mr. Kuntz’s employment as Chairman is terminated.

Employment Agreement—Mr. Battafarano

On March 1, 2008, Mr. Battafarano was promoted to Chief Operating Officer and entered into a new employment agreement with the Company. The term of Mr. Battafarano’s employment agreement extends until February 28, 2011, unless earlier terminated pursuant to the terms and conditions thereof. Mr. Battafarano’s employment agreement provides for severance payments if his employment is terminated under certain circumstances. Following termination for any reason, Mr. Battafarano is entitled to receive accrued wages through the date of termination, as well as any amounts owed to him pursuant to the terms and conditions of the benefit plans and programs of the Company. In addition, subject to the execution of a general release of claims satisfactory to the Company, Mr. Battafarano is entitled to the following additional payments. If his employment is terminated by reason of death or Disability, Mr. Battafarano is entitled to a prorated portion of his short-term and long-term incentive plan bonuses (based on actual performance). If Mr. Battafarano’s employment is terminated by the Company for Cause, no additional payments are made under his employment agreement. In the event of an Involuntary Termination, Mr. Battafarano’s employment agreement provides for a cash severance payment equal to (1) his base salary he would have received during the remainder of the term of the agreement as if he had remained an employee of the Company and (2) his short-term target bonus multiplied by each full calendar year remaining during the term of the agreement. In satisfaction of the annual bonus he would otherwise be eligible to receive under the short-term incentive plan in the year of termination, Mr. Battafarano will receive a prorated portion of the short-term incentive plan bonus he would otherwise be entitled to receive (based on actual performance) in the year of termination, payable as if he had remained an employee of the Company. In addition, Mr. Battafarano is entitled to certain further severance benefits based upon the timing of an Involuntary Termination. If the Involuntary Termination occurs on or prior to February 28, 2010, he would be entitled to (1) coverage under the Company’s employee benefit plans for the remainder of the term of the agreement, and (2) additional vesting of service-based and performance-based restricted stock awards and stock options, and the right to exercise such options, for the remainder of the term of the agreement (but in no event beyond the expiration of the original term of such options). If the Involuntary Termination occurs after February 28, 2010, he would be entitled to (1) coverage under the Company’s employee benefit plans for an additional 38 months, (2) 36 months of additional vesting of service-based and performance-based restricted stock awards and stock options and the right to exercise such options during such additional 36 month period (but in no event beyond the expiration of the original term of such options), (3) an additional $300,000 lump sum payment, and (4) a prorated portion of his long-term target bonus for calendar year 2010, payable as if he had remained an employee of the Company. If Mr. Battafarano completes the full term of the agreement, he is entitled to 36 months of additional vesting of service-based and performance-based restricted stock awards and stock options and the right to exercise such options during such additional 36 month period (but in no event beyond the expiration of the original term of such options). In addition, he would be entitled to coverage under the Company’s employee benefit plans for an additional 38 months.

Employment Agreements—The Other Named Executive Officers

Each of the other Named Executive Officers’ employment agreement provides for severance payments under certain circumstances. Following termination for any reason, such other Named Executive Officer is entitled to receive accrued wages through the date of termination, as well as any amounts owed to him pursuant to the terms and conditions of the benefit plans and programs of the Company. In addition, subject to the execution of a general release of claims satisfactory to the Company, such Named Executive Officer is entitled to the following additional payments. If employment is terminated by reason of death or Disability, such Named Executive Officer is entitled to a prorated portion of his short-term incentive target award in the year of termination (based on actual performance). If such Named Executive Officer’s employment is terminated by the Company for Cause, no additional payments are made under his employment agreement. If such Named Executive Officer’s employment is subject to an Involuntary Termination, his agreement provides for a cash severance payment equal to the prorated portion of the short-term incentive award earned in the year of termination (based on actual performance) and one and one-half times his base salary and short-term incentive target award in the year of termination. In addition, for an 18 month period following his termination date, such

Named Executive Officer would be entitled to continued coverage under the Company’s employee benefit plans, additional vesting of service-based and performance-based restricted stock awards and stock options, and the opportunity to exercise the options within such time period (but in no event beyond the expiration of the original term of such options).

Change in Control Severance Agreements

The Company also has entered into a change in control severance agreement with each of the Named Executive Officers. These agreements provide for the payment of severance benefits under certain circumstances. These benefits become payable at any time within two years after a change in control of the Company if: (a) the Company terminates the executive’s employment without Cause or (b) the executive terminates employment with the Company (1) for Good Reason or (2) for any reason within either of two 30-day periods commencing 30 days after a change in control and one year after a change in control, respectively. The benefits to be afforded the Named Executive Officers include: (a) a lump-sum cash severance payment equal to (1) three times base salary for Mr. Kuntz, and (2) for all remaining Named Executive Officers, three times base salary and short-term incentive target award as of the termination of employment or change in control date, whichever is greater; (b) continuation of health, dental, life and disability insurance coverage for three years; (c) reimbursement of up to $5,000 for legal and accounting fees incurred as a result of the change in control; and (d) reimbursement for all excise taxes the Named Executive Officer may incur as a result of the change in control payments. In connection with his new role as Chairman of the Board, the existing change in control severance agreement for Mr. Kuntz will terminate effective May 20, 2009.

Non-Competition/Non-Solicitation Covenants

Mr. Battafarano’s employment agreement provides that during the term of the agreement and for a one-year period thereafter, he will not own, operate or engage in a business that is in any way similar or identical to the operations or services currently provided by the Company or its affiliates. In addition, each of the Named Executive Officers is subject to a non-solicitation covenant set forth in his employment agreement and/or change in control agreement. These non-solicitation covenants provide that during the term and for a one-year period thereafter, the Named Executive Officer will not aid, endeavor to solicit or induce any of the Company’s or its affiliates’ employees to leave their employment with the Company or such affiliate in order to accept employment with the Named Executive Officer or any other person or entity.

Equity Plan

Pursuant to the Equity Plan, upon death, Disability or a Change in Control, any performance-based and service-based restricted shares outstanding as of such date immediately vest, regardless of any other time or performance-related requirement and all outstanding options immediately become fully vested and exercisable until otherwise terminated, exercised or cancelled.

Long-Term Incentive Plan

Pursuant to the long-term incentive plan, if a participating Named Executive Officer is terminated without Cause, or upon Retirement, such Named Executive Officer will receive the prorated portion of his award for such year, calculated based upon actual achievement of performance goals, payable in three equal installments on or about the first, second and third anniversary of Retirement or termination without Cause. Upon death or Disability, such Named Executive Officer (or his beneficiary) shall be entitled to receive a prorated portion of his award within thirty days of death or Disability, assuming an award percentage of 50% was used in the calculation. Also pursuant to the long-term incentive plan, in the event of a Qualified Change in Control, a participating Named Executive Officer will receive, within fifteen days of the Qualified Change in Control, a lump sum payment equal to the maximum award available for such Named Executive Officer for the period in which the Qualified Change in Control occurs, without proration.

Summary of Potential Payments upon Termination or Change in Control

The following tables set forth the dollar amount of payments and benefits that each Named Executive Officer would receive in various circumstances triggering payments under his employment agreement or his change in control severance agreement, as well as the Company’s Stock Incentive Plan and long-term incentive plan as of December 31, 2008. For purposes of the following tables, all disclosures under the “Involuntary Termination,” “Change in Control,” “Death/Disability,” and “Retirement” columns assumes an eligible triggering event, as described above, has occurred as of December 31, 2008. The disclosures for Mr. Kuntz listed below reflect the amounts which he is entitled to receive under his current employment agreement and change in control severance agreement. The Company has entered into a new employment agreement with Mr. Kuntz effective May 20, 2009 which will terminate his existing employment agreement and change in control severance agreement. Please see “Employment Agreement—Mr. Kuntz” for a description of the severance benefits for Mr. Kuntz under his new agreement effective May 20, 2009.

	Involuntary Termination		Change in Control		Death/ Disability		Retirement
Paul J. Diaz
Cash payments	$6,962,006	(1)	$6,013,740	(2)	$1,002,290	(3)	—
Extended coverage under employee benefit plans	26,592	(4)	26,592	(4)	—		—
Equity awards	2,132,103	(5)	2,318,381	(6)	2,318,381	(6)	—
Office space and administrative assistant	208,000	(7)	—		—		—
Long-term incentive plan	135,309	(8)	1,002,290	(9)	501,145	(10)	—	(11)
Reimbursement of legal/accounting fees	—		5,000		—		—
Excise tax payment	—		—	(12)	—		—

Total	$9,464,010		$9,366,003		$3,821,816		—

Richard A. Lechleiter
Cash payments	$1,290,165	(13)	$2,086,758	(2)	$260,845	(3)	—
Extended coverage under employee benefit plans	12,911	(14)	25,821	(4)	—		—
Equity awards	318,586	(15)	433,475	(6)	433,475	(6)	—
Long-term incentive plan	52,821	(8)	391,267	(9)	195,633	(10)	—	(11)
Reimbursement of legal/accounting fees	—		5,000		—		—
Excise tax payment	—		—	(12)	—		—

Total	$1,674,483		$2,942,321		$889,953		—

Edward L. Kuntz
Cash payments	$2,706,075	(16)	$2,706,075	(16)	—		—
Extended coverage under employee benefit plans	21,615	(4)	21,615	(4)	—		—	(17)
Equity awards	900,190	(5)	977,437	(6)	$977,437	(6)	—	(17)
Office space and administrative assistant	208,000	(7)	—		—		—	(17)
Reimbursement of legal/accounting fees	—		5,000		—		—
Excise tax payment	—		—	(12)	—		—

Total	$3,835,880		$3,710,127		$977,437		—

Frank J. Battafarano
Cash payments	$2,844,557	(18)	$3,412,500	(2)	$540,199	(19)	—
Extended coverage under employee benefit plans	19,263	(20)	26,673	(4)	—		—
Equity awards	784,455	(21)	936,359	(6)	936,359	(6)	—
Long-term incentive plan	78,975	(8)	585,000	(9)	292,500	(10)	$78,975	(8)
Reimbursement of legal/accounting fees	—		5,000		—		—
Excise tax payment	—		—	(12)	—		—

Total	$3,727,250		$4,965,532		$1,769,058		$78,975

	Involuntary Termination		Change in Control		Death/ Disability		Retirement
Lane M. Bowen
Cash payments	$1,318,721	(13)	$2,044,926	(2)	$255,616	(3)	—
Extended coverage under employee benefit plans	12,896	(14)	25,791	(4)	—		—
Equity awards	343,389	(15)	525,018	(6)	525,018	(6)	—
Long-term incentive plan	51,762	(8)	383,423	(9)	191,712	(10)	$51,762	(8)
Reimbursement of legal/accounting fees	—		5,000		—		—
Excise tax payment	—		—	(12)	—		—

Total	$1,726,768		$2,984,158		$972,346		$51,762

(1)	This amount represents (i) the prorated award earned under the short-term incentive plan in the year of termination, payable on such date as if Mr. Diaz was still employed by the Company, plus (ii) three times the sum of his base salary and target award under the short-term incentive plan in the year of termination, payable within 14 days of termination.

(2)	These amounts represent three times the sum of such Named Executive Officer’s base salary and target award under the short-term incentive plan in the year of termination, payable upon the effective date of termination.

(3)	These amounts represent a prorated portion of such Named Executive Officer’s target award under the short-term incentive plan in the year of death or Disability, payable on the same date as if such Named Executive Officer was still employed by the Company.

(4)	These amounts represent the Company’s cost to provide health, dental, life and long-term disability benefits for a three-year period based upon the Named Executive Officer’s current coverage as of December 31, 2008.

(5)	These amounts represent the fair value of three years of additional vesting of outstanding stock options and performance-based and service-based restricted stock awards calculated using the December 31, 2008 closing price of the Company’s Common Stock on the NYSE of $13.02.

(6)	These amounts represent the fair value of full vesting for all outstanding stock options and performance-based and service-based restricted stock awards calculated using the December 31, 2008 closing price of the Company’s Common Stock on the NYSE of $13.02.

(7)	These amounts represent the estimated cost of providing for two years appropriate office space and an administrative assistant’s salary and benefits based upon the 2008 cost for these items.

(8)	These amounts represent the prorated portion of the actual award such Named Executive Officer would have received under the long-term incentive plan in the year of termination or Retirement (if applicable), payable on the same dates as if such Named Executive Officer was still employed by the Company, unless such award is less than $5,000, in which case such award shall be paid within two and one half months following the end of the performance period.

(9)	These amounts, payable under the long-term incentive plan following a Change in Control that qualifies as a Qualified Change in Control, represent such Named Executive Officer’s maximum award under the long-term incentive plan in the year of termination and are payable within 15 days of such Qualified Change in Control.

(10)	These amounts represent a prorated portion of the award payable to such Named Executive Officer under the long-term incentive plan assuming a 50% award percentage was used in the calculation, and are payable within 30 days of death or Disability.

(11)	Retirement awards are not payable under the long-term incentive plan until age 55. As such, Messrs. Diaz and Lechleiter would not be eligible to receive a retirement benefit under the long-term incentive plan if they retired as of December 31, 2008.

(12)	The Named Executive Officers are entitled to reimbursement for excise taxes which may be imposed on such Named Executive Officer for payments made as a result of a change in control of the Company. Based upon the Company’s calculation, no excise tax would have been imposed on the Named Executive Officers in the event of a change in control of the Company as of December 31, 2008.

(13)	These amounts represent (i) the prorated award earned by such Named Executive Officer under the short-term incentive plan in the year of termination, payable on such date as if the Named Executive Officer was still employed by the Company, plus (ii) one and one-half times the sum of his base salary and target award under the short-term incentive plan in the year of termination, payable within 14 days of such termination.

(14)	These amounts represent the Company’s cost to provide health, dental, life and long-term disability benefits for an 18 month period based upon the Named Executive Officer’s current coverage as of December 31, 2008.

(15)	These amounts represent the fair value of 18 months of additional vesting of outstanding stock options and performance-based and service-based restricted stock calculated using the December 31, 2008 closing price of the Company’s Common Stock on the NYSE of $13.02.

(16)	This amount represents three times Mr. Kuntz’s base salary in the year of termination, payable upon the effective date of termination.

(17)	Retirement awards are not payable under Mr. Kuntz’s employment agreement until age 65. As such, Mr. Kuntz would not be eligible to receive a retirement benefit under his employment agreement if he retired as of December 31, 2008.

(18)	This amount represents (i) the salary Mr. Battafarano would have earned until his employment agreement expires on February 28, 2011, plus his short-term target bonus multiplied by the number of full years remaining during the term of such employment agreement, payable within 14 days of the date of termination, plus (ii) the prorated portion of the short-term incentive plan bonus Mr. Battafarano earned for 2008, payable on the same date as if Mr. Battafarano remained an employee of the Company.

(19)	This amount represents the prorated portion of the award earned by Mr. Battafarano under the Company’s short-term and long-term incentive plans in the year of termination. These amounts will be paid on the same dates and in the same manner as if Mr. Battafarano remained an employee of the Company.

(20)	This amount represents the Company’s cost to provide health, dental, life and long-term disability benefits until February 28, 2011, based upon Mr. Battafarano’s current coverage as of December 31, 2008.

(21)	This amount represents the fair value of twenty-six months of additional vesting of outstanding stock options and performance-based and service-based restricted stock awards calculated using the December 31, 2008 closing price of the Company’s Common Stock on the NYSE of $13.02.

DIRECTOR COMPENSATION TABLE—FISCAL YEAR 2008

During 2008, non-employee directors received (1) $3,000 for each Board meeting attended and $2,000 for each committee meeting attended unless the meeting was held telephonically; (2) $1,000 for each telephonic meeting of the Board or any committee meeting attended; (3) a $12,000 quarterly retainer; and (4) an additional $4,000 quarterly retainer for the Audit Committee chairman and an additional $2,000 quarterly retainer for the other committee chairmen. In addition, the lead independent director received an additional quarterly retainer of $2,000.

Pursuant to the Kindred Healthcare, Inc., 2001 Equity Plan for Non-Employee Directors (Amended and Restated) (the “Directors Plan”), on February 19, 2008, the Company issued to each non-employee director 2,500 shares of restricted Common Stock. These shares vest in full on the first anniversary of their grant date. In addition, on December 17, 2008, the Company issued to Messrs. Ackerman and Blum stock options to purchase 15,000 shares of Common Stock in connection with their appointment to the Board of Directors. These stock options have an exercise price equal to the closing price of the Common Stock on the NYSE on December 17, 2008, vest in four equal annual installments beginning on the first anniversary of their date of grant, and have a ten-year term. On March 20, 2009, the Company issued to Mr. Kleisner stock options to purchase 15,000 shares of Common Stock in connection with his appointment to the Board of Directors. These stock options have an exercise price equal to the closing price of the Common Stock on the NYSE on March 20, 2009, vest in four equal annual installments beginning on the first anniversary of their date of grant, and have a ten-year term.

Pursuant to the Directors Plan, the Committee has the authority to grant stock options or restricted shares at its discretion to non-employee directors of the Company. Unless otherwise provided in the underlying award agreement (1) each stock option awarded under the Directors Plan will have an exercise price equal to the fair market value of the Common Stock on the date such option is granted, will vest in four equal annual installments beginning on the first anniversary of the date of grant and have a ten-year term, and (2) each award of restricted shares will vest in four equal annual installments, beginning on the first anniversary of the date of grant, except in the event of a change in control, in which case all unvested restricted shares shall vest. The Directors Plan expressly prohibits lowering the exercise price of previously awarded stock options, except as necessary to prevent dilution or enlargement of the rights of non-employee directors under the Directors Plan in the event of a merger, reorganization, consolidation, recapitalization, spin-off or similar change in corporate structure.

In 2008, the Board of Directors approved certain immaterial amendments to the Directors Plan. These amendments permit stock options that are vested at the time of a director’s retirement or failure to be nominated for re-election to the Board of Directors to remain exercisable for the original life of the option. The Board believes these amendments promote effective processes to encourage and facilitate turnover of members of the Board thereby ensuring the continual assessment and review of the Board consistent with good corporate governance.

Also in 2008, the Company adopted Stock Ownership Guidelines for its non-employee directors. Pursuant to these guidelines, each non-employee director is required to own shares of the Company’s Common Stock valued at three times his or her annual cash retainer. Directors in office as of June 30, 2008 will have four years from such date to attain the requisite level of ownership. Directors elected or appointed after June 30, 2008 will have four years from the date of election or appointment to the Board to attain the requisite level of ownership.

The following table sets forth certain information regarding compensation of all persons who served as a director of the Company at any time during 2008. Mr. Kleisner is not listed in the table below as he was appointed to the Board of Directors on March 20, 2009 and did not otherwise receive any direct or indirect compensation from the Company during 2008.

Name	Fees Earned or Paid in Cash	Stock Awards (1)(2)		Option Awards (1)(3)		Total
Edward L. Kuntz (4)	—	—		—		—
Paul J. Diaz (4)	—	—		—		—
Joel Ackerman	$15,000	—		$1,947	(5)	$16,947
Ann C. Berzin	$102,000	$56,503	(6)	$94,919		$253,422
Jonathan D. Blum	$15,000	—		$1,947	(5)	$16,947
Thomas P. Cooper, M.D.	$101,000	$56,503	(6)	$65,137		$222,640
Michael J. Embler (7)	$48,000	—		—		$48,000
Garry N. Garrison (8)	$90,000	$56,503	(6)	$65,137		$211,640
Isaac Kaufman	$122,000	$56,503	(6)	$65,137		$243,640
John H. Klein (8)	$99,000	$56,503	(6)	$65,137		$220,640
Eddy J. Rogers, Jr.	$111,000	$56,503	(6)	$65,137		$232,640

(1)	These amounts represent the dollar amount recognized for financial reporting purposes for the fiscal year ended December 31, 2008, in accordance with SFAS 123R. As such, these amounts include awards granted in 2008 and in years prior. In each case, the amount of compensation expense was calculated excluding forfeiture assumptions. The assumptions used in calculating these amounts with respect to fiscal year 2008 are discussed in Note 14 of the Company’s audited financial statements for the year ended December 31, 2008 included in the Company’s Annual Report on Form 10-K filed with the SEC on February 25, 2009.

(2)	As of December 31, 2008, each non-employee director held the following number of unvested shares of restricted stock: Mr. Ackerman – 0; Ms. Berzin – 2,500 shares; Mr. Blum – 0; Dr. Cooper – 2,500 shares; Mr. Embler – 0; Mr. Garrison – 2,500 shares; Mr. Kaufman – 2,500 shares; Mr. Klein – 2,500 shares; and Mr. Rogers – 2,500 shares.

(3)	As of December 31, 2008, each non-employee director held the following number of outstanding stock options: Mr. Ackerman – 15,000; Ms. Berzin – 26,170; Mr. Blum – 15,000; Dr. Cooper – 47,105; Mr. Embler – 0; Mr. Garrison – 69,350; Mr. Kaufman – 69,350; Mr. Klein – 69,350; and Mr. Rogers – 53,648.

(4)	During 2008, Messrs. Kuntz and Diaz were compensated as executive officers of the Company and did not receive any additional compensation for serving as a director of the Company. See “Summary Compensation Table.”

(5)	The grant date fair value for the stock option awards granted to Messrs. Ackerman and Blum on December 17, 2008 is $89,700, calculated in accordance with SFAS 123R. The assumptions used in calculating these awards are discussed in Note 14 of the Company’s audited financial statements for the year ended December 31, 2008 included in the Company’s Annual Report on Form 10-K filed with the SEC on February 25, 2009. No other stock option awards were granted to the Board of Directors during 2008.

(6)	The grant date fair value for the restricted stock granted to these directors on February 19, 2008 is $64,575, calculated in accordance with SFAS 123R. The assumptions used in calculating these awards are discussed in Note 14 of the Company’s audited financial statements for the year ended December 31, 2008 included in the Company’s Annual Report on Form 10-K filed with the SEC on February 25, 2009. Messrs. Ackerman and Blum did not receive this restricted stock grant as neither was a member of the Board of Directors on February 19, 2008.

(7)	Mr. Embler resigned from the Board of Directors, effective April 24, 2008. All cash and non-cash compensation issued to Mr. Embler in connection with his service on the Board of Directors has been distributed directly to the advisory clients of FMA.

(8)	Messrs. Garrison and Klein notified the Company on March 20, 2009 that they intend to resign from the Board of Directors at the conclusion of the Annual Meeting.

COMPENSATION COMMITTEE REPORT

The Executive Compensation Committee of the Board is composed entirely of independent directors satisfying the requirements of the NYSE listing standards. The Committee is composed of Mr. John H. Klein (Chairman), Ms. Ann C. Berzin, Mr. Jonathan D. Blum, Thomas P. Cooper, M.D., Mr. Garry N. Garrison, Mr. Isaac Kaufman and Mr. Eddy J. Rogers, Jr. The Executive Compensation Committee is responsible for establishing and administering the policies and programs that govern both annual cash compensation and stock-based incentive compensation plans for the executive officers of the Company.

The Executive Compensation Committee has reviewed and discussed the “Compensation Discussion and Analysis” section with management. Based upon the foregoing review and discussion with management, the Executive Compensation Committee recommended to the Board that the “Compensation Discussion and Analysis” section be included in this proxy statement.

All members of the Executive Compensation Committee of the Company listed below submit the foregoing report.

EXECUTIVE COMPENSATION COMMITTEE

John H. Klein, Chairman

Ann C. Berzin

Jonathan D. Blum

Thomas P. Cooper, M.D.

Garry N. Garrison

Isaac Kaufman

Eddy J. Rogers, Jr.

Compensation Committee Interlocks and Insider Participation

Mr. John H. Klein (Chairman), Ms. Ann C. Berzin, Thomas P. Cooper, M.D., Mr. Garry N. Garrison, Mr. Isaac Kaufman and Mr. Eddy J. Rogers, Jr. served on the Executive Compensation Committee of the Board of Directors for all of 2008. Mr. Michael J. Embler served on the Executive Compensation Committee until April 24, 2008, the effective date of his resignation from the Board of Directors. None of the persons who served on the Executive Compensation Committee during the last completed fiscal year are, or have been, an employee or officer of the Company or had any relationship requiring disclosure under Item 404 of Regulation S-K. In addition, none of the Company’s executive officers serves, or has served during the last completed fiscal year, as a member of the board of directors or compensation committee of any other entity that has or has had one or more of its executive officers serving as a member of the Company’s Board of Directors.

AUDIT COMMITTEE REPORT

The Audit Committee of the Board is composed of five directors. Each member of the Audit Committee is independent and financially literate as defined in the NYSE listing standards. Mr. Isaac Kaufman (Chairman), Ms. Ann C. Berzin, and Mr. Eddy J. Rogers, Jr. served on the Audit Committee for all of 2008. Mr. John H. Klein served on the Audit Committee until April 23, 2008. Mr. Joel Ackerman was appointed to the Audit Committee on December 17, 2008, and Mr. Frederick J. Kleisner was appointed to the Audit Committee on March 20, 2009.

The Audit Committee reviews the Company’s financial reporting processes on behalf of the Board of Directors and monitors the Company’s efforts to comply with certain aspects of the Sarbanes-Oxley Act of 2002. In fulfilling its responsibilities, the Audit Committee has reviewed and discussed the audited consolidated financial statements contained in the Company’s Annual Report on Form 10-K for the year ended December 31, 2008 with the Company’s management and its independent registered public accounting firm, PricewaterhouseCoopers LLP. Management is responsible for the financial statements and the underlying financial reporting processes, including the system of internal controls. PricewaterhouseCoopers LLP is responsible for auditing the Company’s financial statements, expressing an opinion on the conformity of such audited consolidated financial statements with accounting principles generally accepted in the United States of America, and expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Management has represented to PricewaterhouseCoopers LLP and the Audit Committee that the Company’s audited consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States of America.

The Audit Committee held eight meetings during 2008. The Audit Committee discussed with PricewaterhouseCoopers LLP the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended. In addition, the Audit Committee has received the written disclosures and the letter from PricewaterhouseCoopers LLP required by applicable requirements of the Public Company Accounting Oversight Board regarding PricewaterhouseCoopers LLP’s communications with the Audit Committee concerning independence, and has discussed with PricewaterhouseCoopers LLP its independence.

The Audit Committee also discussed with the Company’s internal auditors and with PricewaterhouseCoopers LLP the overall scope and plans for their respective audits. The Audit Committee meets periodically with the Company’s internal auditors and with PricewaterhouseCoopers LLP, with and without management present, to discuss the results of their examinations, the evaluation of the Company’s internal controls and the overall quality and transparency of the Company’s financial reporting.

In reliance upon the reviews and discussions referenced above and the report of the independent registered public accounting firm with respect to the audited consolidated financial statements, the Audit Committee recommended to the Board of Directors, and the Board has approved, that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2008 filed with the SEC.

All members of the Audit Committee of the Company listed below submit the foregoing report.

AUDIT COMMITTEE

Isaac Kaufman, Chairman

Joel Ackerman

Ann C. Berzin

Frederick J. Kleisner

Eddy J. Rogers, Jr.

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS

The following table represents aggregate equity compensation plan information as of December 31, 2008 with respect to (1) equity plans that were approved by the Company’s shareholders, and (2) equity plans that have been subsequently approved by the Company’s shareholders but had not been approved by the Company’s shareholders at the time of certain equity grants.

Equity Compensation Plan Information

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)		Weighted-average exercise price of outstanding options and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders (1)	3,118,121	(2)	$18.94	2,201,688	(3)
Equity compensation plans not approved by security holders	210,673	(4)	$12.91	—

Total	3,328,794		$18.56	2,201,688

(1)	The Stock Incentive Plan has been approved by the Company’s shareholders and is included in these totals. The Directors Plan was approved by the Company’s shareholders on May 18, 2004, and certain amendments to the Directors Plan were approved by the shareholders on May 31, 2007.

(2)	Represents 2,963,821 shares of Common Stock underlying outstanding stock options granted pursuant to the Stock Incentive Plan and 154,300 shares of Common Stock underlying stock options granted to non-employee directors pursuant to the Directors Plan after the date on which the Directors Plan was approved by the shareholders.

(3)	Restricted Common Stock and other forms of equity awards may be issued under the Stock Incentive Plan and the Directors Plan.

(4)	This amount includes shares of Common Stock underlying stock options granted to non-employee directors pursuant to the Directors Plan prior to May 18, 2004, the date on which the Directors Plan was approved by the shareholders.

The Company maintains the Directors Plan to promote the Company’s interests and the interests of its shareholders by allowing the Company to attract and retain highly qualified non-employee directors by permitting them to obtain or increase their proprietary interest in the Company. The Board of Directors initially adopted the Directors Plan on May 21, 2001. The Board of Directors amended and restated the Directors Plan on March 19, 2004, subject to shareholder approval, which was obtained at the Company’s annual meeting on May 18, 2004. On May 31, 2007, the Company’s shareholders approved certain amendments to the Directors Plan.

Currently, the Directors Plan gives the Executive Compensation Committee the authority to grant stock options or restricted shares at its discretion to non-employee directors of the Company. Unless otherwise provided in the underlying award agreement (1) each stock option awarded under the Directors Plan will have an exercise price equal to the fair market value of the Common Stock on the date such option is granted, will vest in four equal annual installments beginning on the first anniversary of the date of grant and have a ten-year term, and (2) each award of restricted shares will vest in four equal annual installments, beginning on the first anniversary of the date of grant, except in the event of a change in control, in which case all unvested restricted shares shall vest. The Directors Plan prohibits the Company from lowering the option exercise price of previously awarded stock options, except as necessary to prevent dilution or enlargement of the rights of non-employee directors under the Directors Plan in the event of a merger, reorganization, consolidation, recapitalization, spin-off or similar change in corporate structure.

In 2008, the Board of Directors approved certain immaterial amendments to the Directors Plan. These amendments permit stock options that are vested at the time of a director’s retirement or failure to be nominated for re-election to the Board of Directors to remain exercisable for the original life of the option. The Board believes these amendments promote effective processes to encourage and facilitate turnover of members of the Board thereby ensuring the continual assessment and review of the Board consistent with good corporate governance.

2. PROPOSAL TO APPROVE THE AMENDED AND RESTATED

KINDRED HEALTHCARE, INC. SHORT-TERM INCENTIVE PLAN

The Amended and Restated Kindred Healthcare, Inc. Short-Term Incentive Plan (the “STIP”) promotes the Company’s interests and the interests of its shareholders by providing key employees and key employees of its affiliates, who are largely responsible for the management, growth and/or success of Kindred and its affiliates, with incentives and rewards based on defined Company operating and individual management goals.

The Company has structured the STIP so that any compensation paid pursuant to the STIP will be “performance-based compensation” within the meaning of Section 162(m) of the Code. Under Section 162(m), the amount of compensation earned by the Chief Executive Officer, and any employee whose compensation is required to be reported to shareholders by reason of such employee being among the four other most highly paid executive officers of the Company in the year for which a deduction is claimed by the Company (including its subsidiaries) is limited to $1 million per person, except that compensation that is performance-based will be excluded for purposes of calculating the amount of compensation subject to the $1 million limitation. The Company intends to make grants of “performance-based compensation” based on the performance criteria set forth in the STIP. Although previously approved by the Company’s shareholders, the STIP periodically must be re-approved in order that compensation paid pursuant to the STIP will be “performance-based compensation” within the meaning of Section 162(m). As such, the Company is seeking shareholder re-approval of the STIP.

The following summary of the STIP is qualified in its entirety by the specific language of the STIP, which is attached as Appendix A.

Awards

The STIP provides the opportunity for bonuses for officers and other key employees, including all Named Executive Officers other than Mr. Kuntz, based upon the achievement of financial and quality performance goals established for each fiscal year. The Executive Compensation Committee, which administers the plan, identifies officers and other classes of employees who are eligible to participate in the STIP based upon their ability to contribute to the Company’s success. Approximately 2,200 employees currently participate in the STIP.

Within 90 days after the start of each calendar year, the Executive Compensation Committee determines who will participate in the STIP for that year, determines the range of possible awards that may be payable to each participant according to his or her position, and establishes performance goals for the year. Awards are based on a percentage of a participant’s annual base salary. No individual award under the STIP may exceed $1 million.

Performance goals may be expressed in terms of (1) earnings per share of Common Stock, (2) share price of Common Stock, (3) pre-tax profit, (4) net earnings, (5) return on equity or assets, (6) revenues, (7) accounts receivable collection days, (8) earnings before interest, income taxes, depreciation, amortization and rent, (9) individual management or performance objectives, (10) quality objectives, (11) any combination of the foregoing, or (12) such other goals as the Executive Compensation Committee may determine. Any component of the performance goals may be based, in whole or in part, on the performance of one of the Company’s affiliates. Please see the Cash Incentives portion of the Compensation Discussion and Analysis section beginning on page 12 for a description of the specific financial and quality goals used to determine awards for 2008 under the STIP.

Both the potential awards that may be payable to participants and performance goals are expressed in terms of ranges, allowing for varying levels of attainment of such goals and corresponding payment of awards. Both ranges have minimum, target and maximum levels, and achievement of goals and payment of awards may fall anywhere between the minimum and maximum levels.

Notwithstanding the foregoing, no awards are granted under the STIP unless and until certain minimum levels of performance are achieved. In addition, the Committee retains the right to administer the STIP in its discretion, including the ability to decrease cash incentive awards for unforeseen events or circumstances, such as restatements of the Company’s financial statements.

Payment of Benefits

Within two and one-half months after the end of the calendar year, the Executive Compensation Committee determines whether, and to what extent, the performance goals for the year were achieved. On that basis, the Executive Compensation Committee will determine each participant’s actual award by determining the percentage to be applied to each participant’s annual base salary based on the range of awards applicable to such participant, and multiplying that percentage by the participant’s base salary. If minimum levels of performance goals are not achieved, a participant will not be paid any bonus under the STIP for that year. In addition, payment of awards are conditioned upon a participant’s compliance with the Company’s policies and with satisfactory delivery of services during the year. Departures from such compliance or delivery of services may result in a participant’s forfeiture of a potential award, as well as disqualification from participation in the STIP. Awards earned generally are paid in cash within 30 days after the determination of the amounts by the Executive Compensation Committee.

Benefits

Set forth below are the minimum, target and maximum goals under the STIP applicable to the Named Executive Officers and other specified employees expressed as a percentage of base salary of such persons. This information is subject to change since awards under the STIP are subject to achieving annual performance objectives. The exact amount that will be payable under each award is not determinable at this time. STIP awards earned during the 2008, 2007 and 2006 fiscal years are reflected in the Summary Compensation Table on page 33. Because Mr. Kuntz’s areas of responsibility fall outside of the day-to-day operations of the Company, he does not participate in the STIP.

Name	Percentage of Base Salary
	Minimum	Target	Maximum
Paul J. Diaz President and Chief Executive Officer	40%	100%	125%
Richard A. Lechleiter Executive Vice President and Chief Financial Officer	24%	60%	75%
Edward L. Kuntz Executive Chairman of the Board of Directors	—	—	—
Frank J. Battafarano Chief Operating Officer	30%	75%	94%
Lane M. Bowen Executive Vice President and President, Health Services Division	24%	60%	75%
All current executive officers as a group	24%	60%	75%
All employees, including all current officers who are not executive officers, as a group	4% – 22%	10% – 55%	12.5% – 69%

Termination of Employment

In the event a participant’s employment is terminated for any reason prior to the date of payment of an award under the STIP, such participant will not be entitled to any bonus under the STIP, except for those employees who have an employment agreement or a change in control agreement that expressly provides for payment of a bonus under the STIP in limited circumstances.

Adjustments to Performance Targets

If an event occurs that would reasonably be expected to have a substantial impact on the achievement of the performance goals, the Executive Compensation Committee will review the effects on the goals. The Executive Compensation Committee may adjust the performance goals as it determines, in its absolute discretion, to be appropriate under the circumstances. Transactions or events that would trigger such a review and possible adjustments include, but are not limited to, a merger or consolidation of the Company or acquisition or disposition by the Company of any substantial business unit.

Company Change in Control

In the event of a Change in Control of the Company (as defined in the STIP), each participant who remains employed on the date of such Change in Control or whose employment is terminated in contemplation of a Change in Control, will receive a bonus under the STIP calculated as if the calendar year in which such Change in Control occurred were fully completed and as if performance goals were achieved at the target level, without proration, within 15 days after the Change in Control.

Amendment or Termination of the STIP

The Executive Compensation Committee may amend, modify or terminate the STIP at any time in its absolute discretion. Upon a termination or partial termination of the STIP, affected participants will receive (unless the Executive Compensation Committee determines otherwise) a bonus, prorated based upon the number of full months elapsed in the year in which such termination or partial termination occurs, and calculated as if performance goals were achieved at the target level.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSAL NO. 2

3. PROPOSAL TO APPROVE THE AMENDED AND RESTATED

KINDRED HEALTHCARE, INC. LONG-TERM INCENTIVE PLAN

The Amended and Restated Kindred Healthcare, Inc. Long-Term Incentive Plan (the “LTIP”) promotes the success of the Company and the interests of its shareholders by attracting, motivating and retaining key employees of the Company and its affiliates to provide participants in the LTIP with incentives to contribute toward the improvement and growth of the Company.

The Company has structured the LTIP so that any compensation paid pursuant to the LTIP will be “performance-based compensation” within the meaning of Section 162(m) of the Code. Under Section 162(m), the amount of compensation earned by the Chief Executive Officer, and any employee whose compensation is required to be reported to shareholders by reason of such employee being among the four other most highly paid executive officers of the Company in the year for which a deduction is claimed by the Company (including its subsidiaries) is limited to $1 million per person, except that compensation that is performance-based will be excluded for purposes of calculating the amount of compensation subject to the $1 million limitation. The Company intends to make grants of “performance-based compensation” based on the performance criteria set forth in the LTIP. Although previously approved by the Company’s shareholders, the LTIP periodically must be re-approved in order that compensation paid pursuant to the LTIP will be “performance-based compensation” within the meaning of Section 162(m). As such, the Company is seeking shareholder re-approval of the LTIP.

The following summary of the LTIP is qualified in its entirety by the specific language of the LTIP, which is attached as Appendix B.

Awards

The LTIP provides for performance-based awards payable to officers and other key employees, including all Named Executive Officers other than Mr. Kuntz, based upon a participant’s position in the Company and the achievement of specified performance goals. Within 90 days after the start of each calendar year, the Executive Compensation Committee, which administers the plan, identifies officers and other employees to participate in the LTIP based on their ability to contribute to the success of the Company. Approximately 650 employees have been selected for participation in the LTIP, including the Chief Executive Officer, the other members of the Company’s executive committee other than Mr. Kuntz, the Company’s vice presidents and senior corporate managers, and approximately 500 other key employees.

The Executive Compensation Committee sets performance periods of one or more years during which the Company’s performance will be measured against performance targets which are specified by the Executive Compensation Committee within 90 days after the start of each performance period. The maximum award for each participant is a percentage of base salary based on employment level, as follows:

Position/Level	Percentage of Base Salary
Chief Executive Officer	100%
Members of Executive Committee	90%
Senior Vice Presidents	60%
Vice Presidents	40%
Senior Corporate Managers	25%
Other Key Employees	15%

Within ninety days following the end of each performance period, the Executive Compensation Committee determines the extent to which the Company-wide performance targets were achieved and establishes an “award percentage” based on that determination. Each participant’s award equals the product of (a) the award percentage, (b) the participant’s maximum award, and (c) the participant’s annual base salary on the last day of the relevant performance period. No individual award will exceed $1.5 million. Awards are generally payable in equal installments on or about each of the first, second, and third anniversaries of the end of the relevant performance period.

Performance goals may be expressed in terms of (1) earnings per share of the Company’s Common Stock, (2) share price of the Company’s Common Stock, (3) pre-tax profit, (4) net earnings, (5) return on equity or assets, (6) revenues, (7) accounts receivable collection days, (8) earnings before interest, income taxes, depreciation, amortization and rent, (9) individual management or performance objectives, (10) quality objectives, (11) any combination of the foregoing, or (12) such other goals as the Committee may determine, and any component of the performance goals may be based, in whole or in part, on the performance of an affiliate of the Company. Performance goals shall be expressed in ranges, with minimum, target and maximum levels of achievement for such goals.

For 2008, the performance goals for the LTIP were based upon (1) achieving various levels of EBITDAR, (2) achieving various levels of earnings per share, (3) achieving various levels of stock price appreciation, and (4) successfully implementing specified components of the Company’s strategic plan. Please see the Cash Incentives portion of the Compensation Discussion and Analysis section beginning on page 12 for details regarding how awards were calculated for 2008 under the LTIP using these performance goals. Notwithstanding the foregoing, no awards are granted under the LTIP unless and until certain minimum levels of performance are achieved. In addition, the Committee retains the right to administer the LTIP in its discretion, including the ability to decrease cash incentive awards for unforeseen events or circumstances, such as restatements of the Company’s financial statements.

Benefits

Set forth below is a table of minimum, target and maximum LTIP awards that are planned for grant to the Named Executive Officers and other select employees. This information is subject to change since awards under the LTIP are subject to achieving performance objectives. The exact amount that will be payable under each award is not determinable at this time. LTIP awards earned during the 2008, 2007 and 2006 fiscal years are set forth in the Summary Compensation Table on page 33. Because Mr. Kuntz’s areas of responsibility fall outside of the day-to-day operations of the Company, he does not participate in the LTIP.

Name	Percentage of Base Salary
	Minimum	Target	Maximum
Paul J. Diaz President and Chief Executive Officer	10%	50%	100%
Richard A. Lechleiter Executive Vice President and Chief Financial Officer	9%	45%	90%
Edward L. Kuntz Executive Chairman of the Board of Directors	—	—	—
Frank J. Battafarano Chief Operating Officer	9%	45%	90%
Lane M. Bowen Executive Vice President and President, Health Services Division	9%	45%	90%
All current executive officers as a group	9%	45%	90%
All employees, including all current officers who are not executive officers, as a group	1.5% – 6%	7.5% – 30%	15% – 60%

Termination of Employment

If a participant terminates employment voluntarily for any reason or the Company terminates his or her employment for Cause (as defined in the LTIP), that participant will not receive any unpaid portions of any awards.

If a participant’s employment is terminated after attaining the age of 55 or a participant’s employment is terminated by the Company without Cause at any time, that participant will be entitled to receive any unpaid portions of awards from previous performance periods and a prorated amount of the award earned in the current year based upon the number of full months elapsed in the performance period before such participant’s departure from the Company.

In the event of a participant’s death or termination of employment because of disability, the participant or his or her beneficiary will receive a prorated award based upon the award that would have been payable to the participant if the award percentage had been 50%. The award will be prorated according to the number of days that elapsed in the performance period before the participant’s death or disability and will be paid in a lump sum in cash no later than 30 days after the date of employment termination, as will any unpaid award amounts from previous performance periods.

Adjustments to Performance Targets

If an event occurs that would reasonably be expected to have a substantial impact on the performance targets for the Company, the Executive Compensation Committee will review, in good faith, the possible effects on the targets. The Executive Compensation Committee has full discretion to adjust the performance targets and award percentages after a good-faith review of the circumstances and consultation with Company management. Transactions or events that would trigger such a review and possible adjustments include, but are not limited to, a merger or consolidation of the Company or acquisition or disposition by the Company of any substantial business unit.

Company Change in Control

In the event of a Change in Control of the Company (as defined in the LTIP), each participant shall be entitled to receive any unpaid portions of awards from previous performance periods that remain outstanding as of such Change in Control. In the event of a Qualified Change in Control of the Company (i.e., a Change in Control that qualifies as either a change in the (a) ownership of the Company, (b) effective control of the Company, or (c) ownership of a substantial portion of the assets of the Company, under Section 409A), the Company will pay each participant, within 15 days after such Qualified Change in Control, a lump-sum cash amount equal to the sum of: (1) any unpaid portion of an award from a previous performance period and (2) such participant’s maximum award for the performance period in which the Qualified Change in Control occurs (without proration).

Amendment or Termination of the LTIP

The Company has the right to amend, modify or terminate the LTIP at any time, provided that such action will not affect the determination or payment of awards for a performance period that has already begun, except that the Company may accelerate the payment of awards.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSAL NO. 3

4. PROPOSAL TO RATIFY THE APPOINTMENT OF

PRICEWATERHOUSECOOPERS LLP

AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

FOR FISCAL YEAR 2009

The firm of PricewaterhouseCoopers LLP has been retained as the Company’s independent registered public accounting firm to audit the consolidated financial statements of the Company for the 2009 fiscal year and to audit the Company’s internal control over financial reporting as of December 31, 2009.

Although the Company’s bylaws do not require that the Company’s shareholders ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm, the Board of Directors is submitting the appointment of PricewaterhouseCoopers LLP to the Company’s shareholders for ratification as a matter of good corporate governance.

Representatives of PricewaterhouseCoopers LLP will be present at the Annual Meeting and will be afforded the opportunity to make a statement if they desire to do so and to respond to appropriate questions.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSAL NO. 4

Fees Paid to PricewaterhouseCoopers LLP

The following information presents the fees for services rendered by PricewaterhouseCoopers LLP for the years ended December 31, 2008 and 2007. The Audit Committee approved all of the services related to the fees set forth below.

Audit Fees

The aggregate fees billed by PricewaterhouseCoopers LLP for professional services rendered for each of the years ended December 31, 2008 and 2007 for the audits of the consolidated financial statements of the Company, audits of the Company’s internal control over financial reporting as of December 31, 2008 and 2007, review of interim financial statements included in the Company’s Quarterly Reports on Form 10-Q and for services that are normally provided by the independent registered public accounting firm in connection with statutory and regulatory filings or engagements for each of the referenced years were $2,621,962 and $2,404,922, respectively.

Audit-Related Fees

The aggregate fees billed by PricewaterhouseCoopers LLP for each of the years ended December 31, 2008 and 2007, for assurance and related services that are reasonably related to the performance of the audit or review of the Company’s financial statements and are not included in the audit fees listed above were $59,000 and $1,432,818, respectively. These fees were primarily related to employee benefit plan audits and related services associated with the 2007 separate audits of the Company’s former pharmacy division in connection with the KPS Spin-off.

Tax Fees

There were no fees billed by PricewaterhouseCoopers LLP for each of the years ended December 31, 2008 and 2007 for tax compliance, tax advice or tax planning services.

All Other Fees

PricewaterhouseCoopers LLP billed the Company $1,500 in each of the years ended December 31, 2008 and 2007 for the license of research software used by the Company. Such fees are not otherwise included in the sections captioned “Audit Fees,” “Audit-Related Fees,” or “Tax Fees” set forth above.

The Audit Committee has considered whether the provision of non-audit services is compatible with maintaining the registered public accounting firm’s independence.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of the Independent Registered Public Accounting Firm

The Audit Committee is responsible for appointing, evaluating and replacing the independent registered public accounting firm, setting compensation and overseeing the services rendered by the independent registered public accounting firm. The Audit Committee has established a policy requiring pre-approval of all audit engagement fees and terms and all permissible non-audit engagements with the independent registered public accounting firm. Such services may be approved at a meeting of the Audit Committee or the Audit Committee may delegate to one or more of its members the pre-approval of audit engagements and permissible non-audit services provided that any pre-approval by such member or members shall be presented to the Audit Committee at each of its scheduled meetings. All of the services described in the sections captioned “Audit Fees,” “Audit-Related Fees,” “Tax Fees,” and “All Other Fees” were approved by the Audit Committee in accordance with this policy.

SHAREHOLDER PROPOSALS AND DIRECTOR NOMINATIONS

The Company must receive any shareholder proposal intended to be presented at the Company’s 2010 Annual Meeting of shareholders by December 2, 2009 in order to be considered for inclusion in the Company’s proxy materials for such meeting.

In connection with the annual meeting of shareholders of the Company to be held in 2010, if the proponent of a shareholder proposal fails to notify the Company of such proposal, in conformity with the requirements of the Company’s bylaws, before 60 days, but no earlier than 90 days before the anniversary of the annual meeting date for the preceding year, then management proxies will be allowed to use their discretionary voting authority on the proposal if raised at the annual meeting even if there is no discussion of the proposal in the proxy statement.

SHAREHOLDER AND OTHER COMMUNICATIONS

The Company welcomes communications to the Board of Directors and/or individual directors including the Company’s lead independent director. Shareholders or other interested parties who wish to communicate with the Board of Directors or an individual director, including the Company’s lead independent director, should send their communications to the Board of Directors or an individual director, care of the Corporate Secretary, at the Company’s principal office. All such communications will be forwarded to the Board of Directors or the individual director as appropriate.

OTHER MATTERS

The only matters to be considered at the Annual Meeting or any adjournment thereof, so far as known to the Board of Directors, are those set forth in the Notice of Meeting and routine matters incident to the conduct of the Annual Meeting. However, if any other matters should properly come before the Annual Meeting or any adjournment thereof, it is the intention of the persons named in the accompanying form of proxy, or their substitutes, to vote the proxy in accordance with their judgment in such matters.

ADDITIONAL INFORMATION

Copies of the exhibits to the Company’s Annual Report on Form 10-K will be provided to any requesting shareholder, provided that such shareholder agrees to reimburse the Company for reasonable fees related to providing such exhibits.

By Order of the Board of Directors

Paul J. Diaz

President and Chief Executive Officer

APPENDIX A

AMENDED AND RESTATED KINDRED HEALTHCARE, INC.

SHORT-TERM INCENTIVE PLAN

1. PURPOSE OF THE PLAN.

This Amended and Restated Kindred Healthcare, Inc. Short-Term Incentive Plan is intended to promote the interests of the Company and its shareholders by providing key employees of the Company and its Affiliates, who are largely responsible for the management, growth and/or success of the Company and its Affiliates, with incentives and rewards based on defined company operating and individual management goals.

2. DEFINITIONS.

As used in the Plan, the following definitions apply to the terms indicated below:

(a) “Affiliates” shall mean with respect to any person, any other person that, directly or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with the first person.

(b) “Award Period” shall mean each consecutive calendar-year period commencing on January 1, 2002 and each January 1 thereafter while this Plan is in effect.

(c) “Award Range” shall mean the range of awards that may be awarded to Participants based on their positions or employment levels within the Company or its Affiliates, expressed as percentages of such Participants’ Base Salary, pursuant to Section 4(a)(i) hereof.

(d) “Base Salary” shall mean, with respect to each Participant, such Participant’s annual base compensation, exclusive of any bonuses (whether under this Plan or otherwise), stock option benefits, or other compensatory or fringe benefits. If the Participant’s annual base compensation shall fluctuate during an Award Period as a result of a promotion or demotion, the Base Salary shall be the weighted average of the annual base compensation for such period. If the Participant’s annual base compensation shall fluctuate during an Award Period for any other reason, the Base Salary shall be the annual base compensation on February 1 of the relevant Award Period.

(e) “Board” shall mean the Board of Directors of the Company.

(f) “Change in Control” shall mean any one of the following events:

(i) any Person (as this term is used in Sections 3(a)(9) and 13(d)(3) of the Securities Exchange Act of 1934, as amended, but excluding any person described in and satisfying the conditions of Rule 13d-1(b)(1)(i) thereunder) (an “Acquiring Person”) becomes the “beneficial owner” (as such term is defined in Rule 13d-3 promulgated under the Exchange Act (a “Beneficial Owner”), directly or indirectly, of securities of the Company representing 50% or more of the combined voting power of the Company’s then outstanding securities, other than beneficial ownership by a Participant, the Company, any employee benefit plan of the Company or any Person organized, appointed or established pursuant to the terms of any such benefit plan;

(ii) the Company’s stockholders approve an agreement to merge or consolidate the Company with another corporation, or an agreement providing for the sale of substantially all of the assets of the Company to one or more Persons, in any case other than with or to an entity 50% or more of which is controlled by, or is under common control with, the Company;

(iii) during any two-year period, individuals who at the date on which the period commences constitute a majority of the Board of Directors (the “Incumbent Directors”) cease to constitute a majority thereof for any reason; provided, however, that a director who was not an Incumbent Director shall be deemed to be an Incumbent Director if such director was elected by, or on the recommendation of, at least two-thirds of the Incumbent Directors (either actually or by prior operation of this provision), other than any director who is so approved in connection with any actual or threatened contest for election to positions on the Board of Directors; or

(iv) the Company is merged, combined, consolidated, recapitalized or otherwise organized with one or more other entities that are not affiliates of the Company, as a result of which less than 50% of the outstanding voting securities of the surviving or resulting entity immediately after the reorganization are, or will be, owned, directly or indirectly, by shareholders of the Company, determined on the basis of record ownership as of the date of determination of holders entitled to vote on the transaction (or in the absence of a vote, the day immediately prior to the event).

(g) “Code” shall mean the Internal Revenue Code of 1986, as amended.

(h) “Committee” shall mean the committee designated by the Board to administer the Plan pursuant to Section 3, which shall be comprised solely of two or more “outside” directors within the meaning of Treasury Regulation section 1.162-27(e)(3) promulgated under Section 162(m) of the Code.

(i) “Company” shall mean Kindred Healthcare, Inc.

(j) “Covered Participant” shall mean, with respect to an Award Period, a Participant who the Committee determines is or may be a “covered employee” within the meaning of Treasury Regulation § 1.162-27(c)(2) promulgated under Section 162(m) of the Code.

(k) “Participant” shall mean an employee of the Company whose position is approved by the Committee to participate in this Plan for an Award Period, and upon his death, his successors, heirs, executors and administrators, as the case may be.

(l) “Performance Award” shall mean an opportunity to receive a cash bonus awarded pursuant to the Plan, based on the achievement of Performance Goals, calculated pursuant to Section 4(b) hereof.

(m) “Performance Goals” shall mean the Performance Goals established in writing by the Committee pursuant to Section 4(a)(ii) hereof.

(n) “Plan” shall mean this Amended and Restated Kindred Healthcare, Inc. Short-Term Incentive Plan.

3. ADMINISTRATION OF THE PLAN.

The Plan shall be administered by the Committee. The Committee shall have full authority to administer the Plan, including authority to interpret and construe any provision of the Plan and to adopt such rules and regulations for administering the Plan as it may deem necessary and to determine the Performance Award with respect to each Participant for an Award Period. Decisions of the Committee shall be final and binding on all parties. Neither the Committee nor any member of the Committee shall be liable to any Participant for any action, omission, or determination relating to the Plan. Whether an authorized leave of absence, or absence in military or government service, shall constitute termination of employment shall be determined by the Committee in its absolute discretion.

Notwithstanding the foregoing, and without otherwise limiting the discretion of the Committee, the Committee shall not have the authority to increase any Performance Award payable to a Covered Participant beyond the Performance Award calculated pursuant to Section 4(b) hereof.

Performance Awards to Covered Participants are subject to shareholder approval of the Plan.

4. DETERMINATION AND PAYMENT OF AWARD AMOUNTS.

(a) No later than 90 days after the start of each Award Period, the Committee shall (i) designate Participants for such Award Period; (ii) determine the Award Ranges applicable to Participants in the Plan according to their position or employment level; and (iii) establish, in writing, Performance Goals for such Award Period.

(i) Award Ranges for each position or level within the Company shall be expressed as a minimum level, a target level, and a maximum level, which levels shall correspond with minimum, target and maximum levels of achievement of Performance Goals respectively.

(ii) Performance Goals may be expressed in terms of (i) earnings per share of the Company’s common stock, (ii) share price of the Company’s common stock, (iii) pre-tax profit, (iv) net earnings, (v) return on equity or assets, (vi) revenues, (vii) account receivable collection days, (viii) earnings, before interest, tax, depreciation, amortization and rent, (ix) individual management or performance objectives, (x) quality objectives, (xi) any combination of the foregoing, or (xii) such other goals as the Committee may determine, and any components of Performance Goals may be based, in whole or in part, on the performance of an Affiliate of the Company. Performance Goals shall be expressed in ranges, with minimum, target and maximum levels of achievement for such goals.

(iii) With respect to both Award Ranges and Performance Goals, the minimum, target and maximum levels represent points in a range of awards and goals, not absolute amounts, such that, e.g., if Performance Goals are achieved to a level that falls between the “target” and “maximum” levels, the corresponding award level will also fall between the “target” and “maximum” levels in the Award Range.

(b) With respect to each Award Period, not later than the date that is two and one-half months following the end of the applicable Award Period, the Committee shall determine whether, and to what extent, the Performance Goals were achieved during such Award Period, basing such decision on all relevant criteria, including the Company’s final audited financial statements as of the end of the Award Period. Based on such determination, the Committee shall determine the dollar amount of each Participant’s Performance Award, if any, by (i) determining the percentage of base salary to be applied to each Participant within the percentages determined in the Award Range and (ii) multiplying such percentage with such Participant’s Base Salary. If the minimum levels of the Performance Goals are not achieved by any Participant or group of Participants in an Award Period, such Participant(s) shall not receive a cash payment under the Plan for such Award Period. No Performance Award payable to a Participant may exceed $1,000,000.

(c) Subject to Section 6 hereof, within the thirty (30) day period immediately following determination of the Performance Awards as provided in Section 4(b) hereof, but in no event later than the date that is two and one-half months following the end of the applicable Award Period, the Company shall pay to each Participant his respective Performance Award for such period in a lump sum in cash.

(d) Notwithstanding anything in this Section 4 to the contrary, payment of a Participant’s Performance Award is contingent on such Participant’s compliance with the Company’s policies and with satisfactory delivery of quality services throughout the period. Departures from such compliance or delivery of services that the Committee determines in its sole discretion to be material to the Company may result in loss of eligibility or forfeiture of the Performance Award.

5. PARTIAL YEAR EMPLOYMENT

(a) The chief executive officer of the Company from time to time (the “CEO”) may, in his sole discretion, designate an individual who commences employment with the Company more than ninety (90) days following the beginning of an Award Period as a Participant for such Award Period, in which case the CEO shall simultaneously determine the Award Range applicable to such Participant based on his position with the Company and, to the extent that Performance Goals for such Award Period incorporate individual management or performance objectives, establish such Participant’s individual Performance Goals. The CEO may further specify that the Performance Award that may become payable to such Participant for such Performance Period shall be prorated to reflect the Participant’s performance of services for less than the entire Performance Period.

(b) Notwithstanding the foregoing, in the event such new Participant is a Covered Participant, all such decisions by the CEO must be ratified in writing by the Committee before 25% of the remaining Award Period has elapsed.

6. EFFECT OF TERMINATION OF EMPLOYMENT OR CHANGE IN CONTROL.

(a) In the event of the termination of the employment of a Participant for any reason prior to the date of payment, the Participant shall not be entitled to any Performance Award with respect to such Award Period unless such provision contradicts with other agreements entered into by the Company or state law.

(b) In the event of a Change in Control, each Participant who is employed with the Company on the date of such Change in Control or whose employment is terminated in contemplation of a Change in Control (as determined by the Committee in effect immediately prior to such Change in Control, in its sole discretion) shall be entitled to receive a Performance Award with respect to the Award Period in which such Change in Control occurs, which shall be calculated as if the Award Period were fully completed and as if Performance Goals were achieved at the target level, without any proration, and which shall be paid within fifteen (15) days after such Change in Control. Notwithstanding Section 6(a) hereof, continued employment on the date of payment of a Performance Award following the Change in Control shall not be required.

7. MISCELLANEOUS.

(a) Certain Adjustments.    In the event of a merger, consolidation or other corporate event involving the Company, or the acquisition or disposition by any entity forming part of the Company, or the occurrence of any other transaction or event which could reasonably be expected to have a substantial impact on the achievement of Performance Goals, the Committee will review the effect of such occurrence on the operation of the Plan and may adjust such Performance Goals with respect to each Award Period as the Committee, in its absolute discretion, determines to be appropriate in light of the circumstances.

(b) Non-Assignability.    The right of a Participant or of any other person to any payment under the Plan shall not be assigned, transferred, pledged or encumbered, and any purported assignment, transfer, pledge or encumbrance shall be null and void.

(c) Applicable Law.    The Plan and all rights under the Plan shall be governed by, and shall be interpreted in accordance with, the laws of the State of New York without reference to its principles of conflicts of law.

(d) Applicable Withholdings.    All payments required to be paid under the Plan shall be subject to any required Federal, state, local and other applicable withholdings or deductions as determined by the Company.

(e) No Contract of Employment.    Nothing contained in the Plan shall confer upon any Participant any right with respect to the continuation of such Participant’s employment by the Company or interfere in any way with the right of the Company at any time to terminate such employment or to increase or decrease the base salary or other compensation of the Participant.

(f) No Right to Participate.    No person shall have any claim or right to participate in the Plan. The selection of an employee to participate in the Plan with respect to any Award Period shall not give such employee any right to participate in the Plan in any subsequent Award Period.

(g) Right to Amend; Suspend or Terminate.    The Committee may amend or suspend the Plan at any time in its absolute discretion. The Committee may terminate the Plan at any time, in whole or in part, with respect to some or all Participants or with respect to the Company or some or all of its Affiliates, in its absolute discretion. Upon termination or partial termination of the Plan, each Participant affected thereby (as determined by the Committee), unless otherwise determined by the Committee, shall be entitled to receive a Performance Award prorated based on the number of full months elapsed between the commencement of such Award Period and the date of such termination. Such prorated Performance Award shall be calculated as if the “target” level in the Award Range were achieved and shall be paid within the ninety (90) day period immediately following such termination, but in no event later than the date that is two and one-half months following the end of the calendar year in which such termination takes place.

(h) Plan Unfunded.    The Plan shall be unfunded. Payments under the Plan shall be made from the general assets of the Company and to the extent any Participants have any right to payments hereunder, such Participants shall be general unsecured creditors of the Company. No Participant shall have any right, title, claim or interest in or with respect to any specific assets of the Company or any of its subsidiaries or affiliates in connection with the Participant’s participation in the Plan.

(i) Gender and Number.    All references herein to the masculine gender shall include the feminine; and all references to the plural shall include the singular and vice versa.

(j) Code Section 409A.    A Performance Award is intended not to be subject to section 409A of the Code by reason of being a short-term deferral and shall be interpreted accordingly. In the event any of the compensation or benefits provided to a Participant pursuant to this Plan would result in a violation of Section 409A of the Code (including any regulations promulgated thereunder), the Company will use its reasonable best efforts to amend the Plan in the least restrictive manner necessary in order, where applicable (i) to ensure that such compensation is not considered “nonqualified deferred compensation” for purposes of Section 409A of the Code, or (ii) to comply with the provisions of Section 409A, in each case, where possible, without any diminution in the value of the compensation or benefits to be paid or provided to the Participant pursuant to this Agreement; provided, that nothing in this Agreement shall require the Company to provide any gross-up or other tax reimbursement to a Participant in connection with any violation of Section 409A or otherwise.

APPENDIX B

AMENDED AND RESTATED

KINDRED HEALTHCARE, INC. LONG-TERM INCENTIVE PLAN

1. PURPOSE OF THE PLAN

The purpose of the Kindred Healthcare, Inc. 2000 Long-Term Incentive Plan, dated effective as of January 1, 2009 (the “Plan”), is to promote the success of the Company and the interests of its shareholders by attracting, motivating, retaining and rewarding key employees of the Company for assisting the Company and its Affiliates to emerge from bankruptcy and to provide Participants with incentives to contribute toward the improvement and growth of the Company.

2. DEFINITIONS

As used in this Plan, the following capitalized terms shall have the following meanings:

(a) “Affiliate” shall mean any of Kindred Healthcare, Inc.’s direct or indirect subsidiaries within the meaning of Section 424 of the Code.

(b) “Award” shall mean a cash bonus payable pursuant to the terms and conditions of this Plan.

(c) “Award Percentage” shall mean, with respect to each Performance Period, a percentage corresponding to the achievement of the Performance Targets for such Performance Period. The Award Percentage shall represent the portion of the Maximum Award that each Participant is entitled to receive with respect to each Performance Period.

(d) “Base Salary” shall mean, with respect to each Participant, such Participant’s annual base compensation, exclusive of any bonuses (whether under this Plan or otherwise), stock option benefits, or other compensatory or fringe benefits.

(e) “Beneficiary” shall mean the Participant’s estate.

(f) “Board” shall mean the Board of Directors of Kindred Healthcare, Inc.

(g) “Cause”, when used in connection with the termination of a Participant’s employment with the Company, shall mean (i) dishonesty; (ii) deliberate and continual refusal to perform employment duties on substantially a full-time basis; (iii) failure to act in accordance with any specific lawful instructions given to the Participant in connection with the performance of his duties for the Company or any of its subsidiaries or affiliates, unless the Participant has an existing permanent Disability; (iv) deliberate misconduct that is reasonably likely to be materially damaging to the Company without a reasonable good faith belief by the Participant that such conduct was in the best interests of the Company; or (v) conviction of or plea of nolo contendere to a crime involving moral turpitude.

(h) “Change of Control” shall mean any one of the following events:

(i) any Person (as this term is used in Sections 3(a)(9) and 13(d)(3) of the Exchange Act, but excluding any person described in and satisfying the conditions of Rule 13d-1)b)(i) thereunder) (an “Acquiring Person”) becomes the “beneficial owner” (as such term is defined in Rule 13d-3 promulgated under the Exchange Act (a “Beneficial Owner”), directly or indirectly, of securities of Kindred Healthcare, Inc. representing 50% or more of the combined voting power of Kindred Healthcare, Inc.’s then outstanding securities, other than beneficial ownership by a Participant, the Company, any employee benefit plan of the Company or any Person organized, appointed or established pursuant to the terms of any such benefit plan;

(ii) Kindred Healthcare, Inc.’s stockholders approve an agreement to merge or consolidate Kindred Healthcare, Inc. with another corporation, or an agreement providing for the sale of substantially all of the assets of Kindred Healthcare, Inc. to one or more Persons, in any case other than with or to an entity 50% or more of which is controlled by, or is under common control with, Kindred Healthcare, Inc.;

(iii) during any two-year period, commencing after the Effective Date, individuals who at the date on which the period commences constitute a majority of the Board of Directors (the “Incumbent Directors”) cease to constitute a majority thereof for any reason; provided, however, that a director who was not an Incumbent Director shall be deemed to be an Incumbent Director if such director was elected by, or on the recommendation of, at least two-thirds of the Incumbent Directors (either actually or by prior operation of this provision), other than any director who is so approved in connection with any actual or threatened contest for election to positions on the Board of Directors; or

(iv) the Company is merged, combined, consolidated, recapitalized or otherwise organized with one or more other entities that are not Affiliates, as a result of which less than 50% of the outstanding voting securities of the surviving or resulting entity immediately after the reorganization are, or will be, owned, directly or indirectly, by shareholders of the Company, determined on the basis of record ownership as of the date of determination of holders entitled to vote on the transaction (or in the absence of a vote, the day immediately prior to the event).

(i) “Code” shall mean the Internal Revenue Code of 1986, as amended and the regulations promulgated thereunder.

(j) “Committee” shall mean the Compensation Committee of the Board or such other committee as the Board may designate from time to time.

(k) “Common Stock” shall mean the common stock of Kindred Healthcare, Inc., par value $ 0.25 per share.

(l) “Company” shall mean Kindred Healthcare, Inc. and its Affiliates.

(m) “Disability” shall mean (i) a Participant’s inability to engage in any substantial gainful activity or (ii) a Participant’s receiving income replacement benefits for a period of not less than three months under an accident and health plan of the Company, in each case by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than twelve months, in each case as evidenced by documentation submitted pursuant to the Company’s long-term disability plan or documentation from the Social Security Administration.

(n) “Effective Date” shall mean the date on which the Company’s bankruptcy plan is confirmed by the United States Bankruptcy Court for the District of Columbia.

(o) “Maximum Award” shall mean the highest amount that may be awarded to Participants in certain positions or employment levels of the Company, expressed as percentages of such Participants’ Base Salary, as follows:

Position/Level:	Percentage of Base Salary:
Chief Executive Officer	100%
Members of Executive Committee	90%
Senior Vice Presidents	60%
Vice Presidents	40%
Senior Corporate Managers	25%
Other Key Employees	15%

(p) “Participant” shall mean an officer or key employee of the Company who is in a position to contribute materially to the success of the Company, as selected for participation in the Plan by the Committee in its sole discretion.

(q) “Performance Period” shall mean any period of one or more years during which the Company’s performance against the Performance Targets is measured for the purpose of determining whether and at what level Awards under this Plan shall be granted.

(r) “Performance Targets” shall mean the performance targets for the Company that the Committee shall establish in its discretion for each Performance Period to be used in determining Participants’ Awards.

(s) “Person” shall mean an individual, partnership, corporation, limited liability company, unincorporated organization, trust or joint venture, or a governmental agency or political subdivision thereof.

(t) “Plan” shall mean this Kindred Healthcare, Inc. 2000 Long-Term Cash Incentive Compensation Plan.

(u) “Qualified Change of Control” shall mean a Change of Control that qualifies as either a change in the (i) ownership of the Company, (ii) effective control of the Company, or (iii) ownership of a substantial portion of the assets of the Company, under Section 409A of the Code.

(v) “Retirement” shall mean the termination of the employment of a Participant on or after the Participant’s attainment of fifty-five (55) years of age.

3. ADMINISTRATION

This Plan shall be administered by the Committee. The Committee shall have full authority to interpret and construe any provision of the Plan, to adopt such rules and regulations and make any decisions necessary for the administration of the Plan, and to determine the eligibility of Participants under the Plan. Determinations of the Committee shall be conclusively binding and final upon all parties. The Committee shall not be liable to any Participant or other person for any action, omission or determination relating to the Plan.

4. ELIGIBILITY

The Committee may, in its sole discretion, select to participate in the Plan those officers and other key employees of the Company who are in a position to contribute materially to the success of the Company.

5. DETERMINATION OF AWARDS

The Award payable to each Participant for each Performance Period shall be determined as follows:

(a) Not later than ninety (90) days after the commencement of each Performance Period, the Committee shall identify (i) the Participants in the Plan for such Performance Period, (ii) the Maximum Award for each such Participant (based on positions or employment levels in the Company) as provided in Section 2(o) hereof, and (iii) the Award Percentages applicable to the Performance Targets established for such Performance Period.

(b) Not later than ninety (90) days after the commencement of each Performance Period, the Committee shall establish Performance Targets for such Performance Period. The Performance Targets shall be expressed in terms of (i) earnings per share of the Company’s common stock, (ii) share price of the Company’s common stock, (iii) pre-tax profit, (iv) net earnings, (v) return on equity or assets, (vi) revenues, (vii) account receivable collection days, (viii) earnings, before interest, tax, depreciation, amortization and rent, (ix) individual management or performance objectives, (x) quality objectives, (xi) any combination of the foregoing, or (xii) such other goals as the Committee may determine, and any components of the Performance Targets may be based, in whole or in part, on the performance of an Affiliate of the Company. Performance Targets shall be expressed in ranges, with minimum, target and maximum levels of achievement for such targets.

(c) As soon as practicable, but not later than ninety (90) days, following the end of each Performance Period, the Committee shall (i) determine the level at which the Performance Targets for such Performance Period were reached, if at all and (ii) calculate the amount of the Award payable to each Participant with respect to such Performance Period, which shall be the product of (A) the Participant’s Maximum Award for such Performance Period, (B) the Award Percentage for such Performance Period, and (C) such Participant’s Base Salary in effect on the last day of the applicable Performance Period, but which shall not exceed $1.5 million per year in such Performance Period.

6. PAYMENT OF AWARDS

Except as otherwise provided herein, the Award, as calculated pursuant to Section 5(c) hereof, shall be payable to each Participant with respect to any Performance Period, in a lump sum in cash as follows: one-third (1/3) shall be payable in the calendar year in which each of the first, second and third anniversaries of the termination of the applicable Performance Period occurs.

7. EFFECT OF TERMINATION OF EMPLOYMENT

(a) In the event of the termination of the employment of a Participant by the Company for Cause or by the Participant for any reason prior to the payment to him of any portion of the Award related to any Performance Period, the Participant shall not be entitled to such unpaid portion.

(b) In the event of the termination of the employment of a Participant as a result of the Participant’s Retirement, or by the Company other than for Cause, during a Performance Period, the Participant shall be eligible to receive a prorated Award for such Performance Period based on the number of full months elapsed in such Performance Period before the date of such termination of employment. Such prorated Award shall be calculated based on actual achievement of performance results in accordance with Section 5 hereof and paid following the end of such Performance Period at the time and in the manner specified in Section 6 hereof; provided, however, that such Awards which total $5,000 or less shall be paid in full to the Participant in a lump sum in cash as soon as reasonably practicable following the applicable Performance Period but no later than the date that is two and one-half months following the end of the applicable Performance Period. In addition, in the event of the termination of the employment of a Participant as a result of the Participant’s Retirement, or by the Company other than for Cause, following the termination of a Performance Period and prior to the payment to the Participant of any portion of the Award with respect to such Performance Period, such unpaid portion shall continue to be paid at the time and in the manner specified in Section 6 hereof.

(c) In the event of a Participant’s death or Disability during a Performance Period, the Participant (or in the event of his death, his Beneficiary) shall be entitled to receive a prorated Award for such Performance Period equal to the Award that would be payable to him if the Award Percentage would have been fifty percent (50%) based on the number of days elapsed in such Performance Period before the date of the Participant’s death or Disability. Such Award shall be paid as soon as administratively feasible (but in no event later than thirty (30) days) after the date of the Participant’s death or Disability, in a lump sum in cash. In addition, in the event of a Participant’s death or Disability following the termination of a Performance Period and prior to the payment to the Participant of any portion of the Award with respect to such Performance Period, such unpaid portion shall be paid as soon as administratively feasible (but in no event later than thirty (30) days) after the date of the Participant’s death or Disability, in a lump sum in cash. In the event of Participant’s death, the Company will pay all unpaid awards in accordance with this Agreement and applicable state and federal laws and regulations.

(d) The provisions of this Section 7 shall be subject to the terms of any separate written employment or similar agreement between the Company and a Participant in effect at the time of his termination of employment.

(e) Notwithstanding anything herein to the contrary, if at the time of the Participant’s separation from service the Participant is a “specified employee” as defined in Section 409A of the Code and the deferral of the payment of any Award payable pursuant to this Section 7 is necessary in order to prevent any accelerated or additional tax under Section 409A of the Code, then the payment to which the Participant would otherwise be entitled during the first six months following his separation from service shall be deferred and accumulated (without any reduction in such payment ultimately paid to the Participant) for a period of six months from the date of separation from service and paid in a lump sum on the first day of the seventh month following such separation from service (or, if earlier, the date of the Participant’s death), together with simple interest during such period at a rate computed by adding 2.00% to the Prime Rate as published in the Money Rates section of the Wall Street Journal, or other equivalent publication if the Wall Street Journal no longer publishes such information, on the first publication date of the Wall Street Journal or equivalent publication after the date of the Participant’s separation from service (provided that if more than one such Prime Rate is published on any given day, the highest of such published rates shall be used).

8. CERTAIN ADJUSTMENTS

(a) In the event of the merger or consolidation of the Company, or the acquisition or disposition by the Company of any substantial business unit, or the occurrence of any other transaction or event, which could reasonably be expected to have a substantial impact on the Performance Targets, the Committee will review, in good faith, the effect of such occurrence on the operation of this Plan and will adjust the Performance Targets and Award Percentages for such Performance Period as the Committee, in its absolute discretion, exercised in good faith, determines to be appropriate in light of the circumstances. The Committee shall consult with management of the Company concerning the magnitude of any such adjustment prior to coming to a final decision with respect thereto.

(b) The Chief Executive Officer of the Company (the “Chief Executive Officer”) may, in his sole discretion, designate an individual who commences employment with the Company following the beginning of a Performance Period as a Participant for such Performance Period, in which case the Chief Executive Officer shall simultaneously determine the Maximum Award for such Participant for such Performance Period in accordance with Section 2(o), and the Chief Executive Officer may specify that the Award otherwise payable to such Participant for such Performance Period shall be prorated to reflect the Participant’s performance of services for less than the entire Performance Period. In the event that a Participant is a promoted or demoted during a Performance Period, the Committee may, in its absolute discretion, adjust the Maximum Award for such Participant for such Performance Period to reflect such change.

9. CHANGE OF CONTROL

(a) No later than fifteen (15) days after a Qualified Change of Control, the Company shall pay, in a lump sum in cash, to each Participant an amount equal to the sum of (i) the unpaid portion of any Award relating to a Performance Period that ends prior to the occurrence of such Qualified Change of Control and (ii) the amount of the Maximum Award for such Participant for the Performance Period during which such Qualified Change of Control occurs (determined, for purposes of clarity, without proration and as if the highest applicable Performance Target had been reached).

(b) Notwithstanding anything in Section 7 to the contrary, in the event of a Change of Control that does not constitute a Qualified Change of Control, each Participant shall be entitled to the payment of any Award outstanding as of the date of such Change of Control in accordance with the terms and conditions of Section 5 and Section 6 hereof.

10. AMENDMENT, MODIFICATION AND TERMINATION

The Company reserves the right to amend, modify or terminate the Plan at any time; provided that no such amendment, modification or termination shall affect the determination or payment of Awards for any Performance Period that commences prior to such amendment, modification or termination, except that the Committee may at any time determine to accelerate the payment of Awards provided such acceleration is permissible under, and complies with, Section 409A of the Code.

11. MISCELLANEOUS

(a) Awards shall not be assigned, transferred, pledged or encumbered, and any purported assignment, transfer, pledge or encumbrance shall be null and void.

(b) This Plan and all rights under the Plan shall be governed by and construed and enforced in accordance with the laws of the State of Delaware without regard to the provisions governing conflict of laws.

(c) All payments required to be paid hereunder shall be subject to any required governmental withholdings or deductions as determined by the Company.

(d) Nothing contained in the Plan shall confer upon any Participant any right with respect to the continuation of such Participant’s employment by the Company or prohibit the Company at any time from terminating such employment or increasing or decreasing the base salary or other compensation of any Participant.

(e) This Plan shall be unfunded. Awards shall be paid from the general assets of the Company and Participants in this Plan shall be general unsecured creditors of the Company. No Participant shall have any right, title, claim or interest in or with respect to any specific assets of the Company in connection with his participation in this Plan.

(f) In addition to the remedies of the Company elsewhere provided for herein, if a Participant is terminated for Cause, the Committee may cancel and cause the Participant to forfeit any Award to which such Participant would have otherwise been entitled, in whole or in part.

(g) Headings and captions are given to the sections of this Plan solely as a convenience to facilitate reference, and shall not be deemed in any way material or relevant to the construction or interpretation of this Plan or any provision thereof. All references herein to the masculine gender shall include the feminine.

(h) The Company intends that the Plan and each Award granted hereunder shall, to the extent applicable, comply with Section 409A of the Code and any regulations promulgated thereunder and that the Plan shall be interpreted, operated and administered accordingly. In the event any of the compensation or benefits provided to a Participant pursuant to this Plan would result in a violation of Section 409A of the Code (including any regulations promulgated thereunder), the Company will use its reasonable efforts to amend the Plan in the least restrictive manner necessary in order, where applicable (i) to ensure that such compensation is not considered “nonqualified deferred compensation” for purposes of Section 409A of the Code, or (ii) to comply with the provisions of Section 409A, in each case, where possible, without any diminution in the value of the compensation or benefits to be paid or provided to the Participant pursuant to this Agreement; provided, that nothing in herein shall require the Company to provide any gross-up or other tax reimbursement to the Participant in connection with any violation of Section 409A or otherwise.

KINDRED HEALTHCARE, INC. 680 SOUTH FOURTH STREET LOUISVILLE, KY 40202

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Kindred Healthcare, Inc., c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

ELECTRONIC DELIVERY OF FUTURE SHAREHOLDER COMMUNICATIONS

If you would like to reduce the costs incurred by Kindred Healthcare, Inc. in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access shareholder communications electronically in future years.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	M11898	KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

KINDRED HEALTHCARE, INC.			For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
The Board of Directors recommends a vote “FOR” the following Proposals.
			☐	☐	☐
Vote On Directors
1.	Election of Directors
Nominees:
	01) Edward L. Kuntz	06) Paul J. Diaz
	02) Joel Ackerman	07) Isaac Kaufman
	03) Ann C. Berzin	08) Frederick J. Kleisner
	04) Jonathan D. Blum	09) Eddy J. Rogers, Jr.
05) Thomas P. Cooper, M.D.
Vote On Proposals								For	Against	Abstain
2.	PROPOSAL TO APPROVE THE COMPANY’S SHORT-TERM INCENTIVE PLAN.							☐	☐	☐
3.	PROPOSAL TO APPROVE THE COMPANY’S LONG-TERM INCENTIVE PLAN.							☐	☐	☐
4.	PROPOSAL TO RATIFY THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL YEAR 2009.							☐	☐	☐

Please sign exactly as your name appears. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by the President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Signature [PLEASE SIGN WITHIN BOX]		Date				Signature (Joint Owners)	Date

KINDRED HEALTHCARE, INC.

680 SOUTH FOURTH STREET

LOUISVILLE, KENTUCKY 40202

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON MAY 20, 2009

The Annual Meeting of Shareholders of Kindred Healthcare, Inc. (“Kindred”) will be held at 10:00 a.m. (EDT) on Wednesday, May 20, 2009, at Kindred’s principal office at 680 South Fourth Street, Louisville, Kentucky 40202.

IT IS IMPORTANT THAT YOU VOTE THESE SHARES. WHETHER YOU PLAN TO ATTEND THE MEETING OR NOT, PLEASE SUBMIT YOUR VOTING INSTRUCTIONS AS SOON AS POSSIBLE IN ORDER TO AVOID ADDITIONAL SOLICITING EXPENSES TO KINDRED. THE PROXY IS REVOCABLE AND WILL NOT AFFECT YOUR RIGHT TO VOTE IN PERSON IN THE EVENT YOU FIND IT CONVENIENT TO ATTEND THE MEETING.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice and Proxy Statement, Proxy Card, Annual Report and Form 10-K are available at www.proxyvote.com.

M11899

PROXY

KINDRED HEALTHCARE, INC.

680 SOUTH FOURTH STREET, LOUISVILLE, KENTUCKY 40202

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

FOR THE ANNUAL MEETING OF SHAREHOLDERS ON MAY 20, 2009

The undersigned hereby appoints Richard A. Lechleiter, Executive Vice President and Chief Financial Officer, and Richard E. Chapman, Executive Vice President and Chief Administrative and Information Officer, or either of them, with full power of substitution, as the true and lawful attorneys and proxies to vote, as indicated on the reverse hereof, all shares of Common Stock of Kindred Healthcare, Inc., a Delaware corporation (the “Company”), which the undersigned is entitled to vote at the annual meeting of shareholders to be held at the Company’s offices, 680 South Fourth Street, Louisville, Kentucky 40202, on Wednesday, May 20, 2009 at 10:00 a.m., local time, or at any adjournments thereof, with all the powers the undersigned would possess if then and there personally present, upon the matters described in the notice of annual meeting of shareholders and proxy statement, dated April 1, 2009, receipt of which is hereby acknowledged, and upon any other business that may come before the meeting or any such adjournment. The proposals set forth on the reverse hereof are proposed by the Company.

PLEASE MARK, SIGN AND DATE ON REVERSE SIDE AND RETURN IN THE ACCOMPANYING ENVELOPE.

SEE REVERSE SIDE.

Kindred Healthcare, Inc.

680 South Fourth Street

Louisville, Kentucky 40202-2412

Telephone: (502) 596-7300

Fax: (502) 596-4858

April 1, 2009

VIA EDGAR

Securities and Exchange Commission

100 F Street, NE

Washington, DC 20549

RE:	Kindred Healthcare, Inc.

File No. 001-14057

Definitive Proxy Statement

Ladies and Gentlemen:

On behalf of Kindred Healthcare, Inc. (the “Company”), please be advised that the Company’s Proxy Statement, form of proxy and Annual Meeting notice are currently being transmitted via EDGAR for filing pursuant to Rule 101 of Regulation S-T. Pursuant to Rule 14a-16, a Notice of Internet Availability of Proxy Materials will be mailed, and the Company’s Proxy Statement, form of proxy and Annual Meeting notice will be made available on the Internet, on or about April 8, 2009 to shareholders of record of the Company as of March 24, 2009.

Please contact the undersigned if you have comments or questions regarding this transmission.

Sincerely,

/s/ Joseph L. Landenwich
Joseph L. Landenwich
Senior Vice President of Corporate Legal Affairs and Corporate Secretary

Enclosures